    As filed with the Securities and Exchange Commission on October 30, 2000



                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

 Pennsylvania                        7359                        23-2679963

(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)       Identification No.)
incorporation or
organization)


                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
              (Address of principal executive offices and zip code)

                              George R. Jensen, Jr.
                             Chief Executive Officer
                             USA Technologies, Inc.
                                200 Plant Avenue
                            Wayne, Pennsylvania 19087
                                 (610) 989-0340
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            Douglas M. Lurio, Esquire
                            Lurio & Associates, P. C.
                               One Commerce Square
                         2005 Market Street, Suite 2340
                           Philadelphia, PA 19103-7015
                                 (215) 665-9300
                      -----------------------------------
         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.


         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

============================================================================================
                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------
Title of each
class of                                  Proposed           Proposed
Securities            Amount              Maximum            Maximum            Amount of
to be                 to be               Offering Price     Aggregate          Registration
Registered            Registered          Per Unit(22)       Offering Price     Fee
----------            ----------          ---------------    --------------     ------------
Common Stock,
no par value           139,000 shares(1)    $4.00              $   556,000      $   161.94
                        15,000 shares(2)    $4.50              $    67,500      $    19.57
                       510,000 shares(3)    $5.00              $ 2,550,000      $   879.32
                       520,000 shares(4)    $5.00              $ 2,600,000      $   896.55
                       197,400 shares(5)    $4.00              $   789,600      $   272.28
                       375,000 shares(6)    $3.90              $ 1,462,500      $   482.62
                       420,830 shares(7)    $5.50              $ 2,335,840      $   770.81
                       893,600 shares(8)    $1.72              $ 1,536,992      $   405.77
                        50,000 shares(9)    $2.00              $   100,000      $    27.80
                        50,000 shares(10)   $3.00              $   150,000      $    41.70
                       150,000 shares(11)   $2.50              $   375,000      $   104.25
                     1,892,200 shares(12)   $2.88              $ 5,449,536      $ 1,493.17
                       631,167 shares(13)   $2.88              $ 1,817,761      $   498.07
                     3,560,000 shares(14)   $2.88              $10,252,800      $ 2,809.27
                     3,560,000 shares(15)   $2.88              $10,252,800      $ 2,809.27
                         9,400 shares(16)   $2.88              $    27,072      $     7.42
                     1,200,000 shares(17)   $2.25              $ 2,700,000      $   712.80
                        18,400 shares(18)   $2.25              $    41,400      $    11.34
                     1,150,000 shares(19)   $1.31              $ 1,506,500      $   397.72
                     1,150,000 shares(20)   $1.31              $ 1,506,500      $   397.72
                       200,000 shares(21)   $1.50              $   300,000      $    82.20
                                                               -----------      ----------

Total...............16,691,997 shares...........................46,377,801      $13,281.59(23)
                                                                ==========      ==========

(1) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 139,000 shares of common stock underlying the 1998-B warrants. A filing fee of $161.94 was paid in connection with the filing of the previous registration statement.

(2) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-66927 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 15,000 shares of common stock underlying certain management options. A filing fee of $19.57 was paid in connection with the filing of the previous registration statement.

(3) This registration statement amends our registration statement on amendment No. 8 to Form SB-2, Commission File No. 333-98808 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 510,000 shares of common stock underlying the 1995 warrants. A filing fee of $879.32 was paid in connection with the filing of the previous registration statement.

(4) This registration statement amends our registration statement on amendment No. 4 to Form SB-2, Commission File No. 333-09465 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 520,000 shares of common stock underlying the 1996 warrants. A filing fee of $896.55 was paid in connection with the filing of the previous registration statement.

(5) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-30853 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 197,400 shares of common stock underlying the 1997 warrants and 1996-B warrants. A filing fee of $272.28 was paid in connection with the filing of the previous registration statement.

(6) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-48731 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 375,000 shares of common stock underlying the 1998-A warrants. A filing fee of $482.62 was paid in connection with the filing of the previous registration statement.

(7) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-38593 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 420,830 shares of common stock underlying certain management options. A filing fee of $770.81 was paid in connection with the filing of the previous registration statement.

(8) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-81591 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 893,600 shares of common stock underlying the 1999-A warrants. A filing fee of $405.77 was paid in connection with the filing of the previous registration statement.

(9) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of common stock underlying certain consultant warrants. A filing fee of $27.80 was paid in connection with the filing of the previous registration statement.

(10) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 50,000 shares of common stock underlying certain consultant warrants. A filing fee of $41.70 was paid in connection with the filing of the previous registration statement.

(11) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-84513 and pursuant to Rule 429 of the Securities Act of 1933, as amended, carries forward 150,000 shares of common stock underlying certain consultant warrants. A filing fee of $104.25 was paid in connection with the filing of the previous registration statement.

(12) This has been calculated by using the closing bid price of the common stock on January 11, 2000 which was higher than the conversion price of the senior notes. Includes 25,000 shares issued to Harmonic Research, Inc., a broker-dealer in connection with the senior note offering.

(13) This has been calculated by using the closing bid price of the common stock on January 11, 2000 which was higher than the exercise price of the management options. Such management options have not previously been covered by a registration statement.

(14) This has been calculated by using the closing bid price of the common stock on January 11, 2000 which was higher than the exercise price of the 1999-B warrants.

(15) This has been calculated by using the closing bid price of the common stock on January 11, 2000 which was higher than the purchase price of the restricted common stock.

(16) Covers shares underlying 9,400 1999-A warrants issued to Harmonic Research, Inc., a broker-dealer in connection with the senior note offering.

(17) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-35070 and pursuant to Rule 429 of the 1933 Act carries forward 1,200,000 shares of 2000-A restricted common stock issued pursuant to a private placement in February, March and April 2000. A filing fee of $712.80 was paid in connection with the filing of the previous registration statement.

(18) This registration statement amends our registration statement on Form SB-2, Commission File No. 333-35070 and pursuant to Rule 429 of the 1933 Act carries forward 18,400 shares of common stock issued to Harmonic Research, Inc. in June 1999. A filing fee of $11.34 was paid in connection with the filing of the previous registration statement.

(19) This has been calculated by using the closing bid price of our common stock on October 25, 2000 which was higher than the purchase price of the 2000-B restricted common stock issued in September 2000.

(20) This has been calculated by using the closing bid price of our common stock on October 25, 2000 which was higher than the exercise price of the 2000-B common stock purchase warrants issued in September 2000.

(21) This has been calculated by using the exercise price of the options which is higher than the closing bid price of the common stock.

(22) Pursuant to Rule 457(g), the registration fee has been calculated at the higher of the exercise price of the warrants relating to the above common stock or the average of the bid and asked price within 5 business days prior to the date of the initial filing of the registration statement.

(23) A filing fee of $12,403.95 was paid in connection with the filing of the previous registration statements. The balance of $877.64 has been paid in connection with the filing of this registration statement.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS


                             USA TECHNOLOGIES, INC.

                        16,691,997 shares of Common Stock


                                  THE OFFERING

         The resale of up to 16,691,997 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

         We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the sale of shares issuable upon the exercise of warrants or options by the selling shareholders. Because the selling shareholders will offer and sell the shares at various times, we have not included in this prospectus information about the price to the public of the shares or the proceeds to the selling shareholders.

         Our common stock is included for quotation on the over-the-counter bulletin board under the symbol "USTT." The closing bid price for the common stock on October 25, 2000 was $1.31 per share.


           THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
             PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
                Please refer to Risk Factors beginning on Page 4.


         Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                The date of this prospectus is October 30, 2000.

         No person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of USA since the date hereof or that the information contained herein is current as of any time subsequent to its date.



                                TABLE OF CONTENTS


Prospectus Summary .......................................................    1

Risk Factors .............................................................    4

Use of Proceeds ..........................................................   12

Managements Discussion And Analysis of
  Financial Condition And Results
  of Operations ..........................................................   13

Business .................................................................   19

Management ...............................................................   29

Principal Shareholders ...................................................   37

Certain Transactions .....................................................   41

Selling Shareholder ......................................................   43

Market for Common Stock ..................................................   86

Description of Securities ................................................   88

Plan of Distribution .....................................................  106

Legal Matters ............................................................  107

Experts ..................................................................  107

Financial Statements .....................................................  F-1

                               PROSPECTUS SUMMARY

OUR COMPANY

         USA Technologies, Inc. was incorporated in Pennsylvania in 1992. We are an owner and licensor of automated, credit card activated control systems for use in connection with copying machines, debit card purchase/revalue stations, facsimile machines, personal computers, and computer printers. Our customers are hotels, university libraries, public libraries and retail locations. We generate revenues primarily from the sale of equipment utilizing our control systems, from retaining a percentage of the revenues generated from all credit card transactions conducted through our control systems, and from monthly administrative fees paid by various locations utilizing our control systems.

OUR PRODUCT

         The control systems we have developed which are used in a variety of products operate as follows:

         o The consumer swipes a valid credit card through the control system.
         o The control system transmits the request to the credit card processor.
         o The credit card processor verifies that the credit card is valid and authorizes the transaction.
         o The control system activates the equipment for use by the consumer.
         o Once the consumer finishes using the equipment, the control system transmits a record of the transaction to the credit card processor.
         o The credit card processor electronically transfers the proceeds derived from the transaction, less the credit card processor's charge, to us.
         o Finally, we forward a check to each location representing its share of the proceeds.

         As of June 30, 2000, we have 1,379 control systems installed in the field as follows:

         o 1,134 Business Express(R) or MBE Business Express(R) control systems;
         o    112 Business Express(R) Limited Service control systems;
         o    36 Copy Express(TM) control systems;
         o    27 Debit Express(TM) control systems;
         o    11 Fax/Printer Express(TM) control systems;
         o    40 Public PC(TM) control systems; and
         o    19 TransAct(TM) control systems.

         In addition, we are developing a new terminal known as "e-Port(TM)." In addition to the functions of our other control systems, it would also offer public access electronic commerce and advertising using the Internet.

         Our executive offices are located at 200 Plant Avenue, Wayne, Pennsylvania 19087. Our telephone number is (610) 989-0340. Our website is located at http://www.usatech.com.

KEY FACTS

Shares being offered for resale
  to the public:                                        16,691,997

Total shares of common stock outstanding prior
  to the offering, as of June 30, 2000:                 13,375,291 (includes a
                                                        portion of shares being
                                                        offered for resale)

Total shares of common stock outstanding after
  the offering and exercise of all options/warrants:    23,169,856 (includes
                                                        shares issuable
                                                        pursuant to the 2000-B
                                                        offering but does not
                                                        include any shares
                                                        issuable to Swartz
                                                        Private Equity, LLC)

Price per share to the public                           Market price at time
                                                        of resale

Total proceeds raised by offering                       None, however, proceeds
                                                        may be received from the
                                                        selling shareholders
                                                        from the exercise of the
                                                        warrants and options

ABOUT OUR SELLING SHAREHOLDERS

         The selling shareholders are either holders of our common stock or hold options or warrants to buy our common stock. The selling shareholders will either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors.

                                  RISK FACTORS

         An investment in our common stock is very risky. You should be aware that you could lose the entire amount of your investment. Prior to making an investment decision, you should carefully consider the following risk factors and the other information contained in this prospectus.

         1. We have a history of losses and our existence may be dependent on our ability to raise capital and generate sufficient revenue from operations.

         We have experienced losses since inception. We expect to incur losses as we expend substantial resources on sales, marketing, and research and development of our products. From our inception over eight years ago through June 30, 2000, we have incurred operating losses of $25 million. For our fiscal years ended June 30, 2000 and 1999, we have incurred operating losses of $8,404,481 and $3,651,624, respectively.

         There is currently no basis upon which to assume that our business will prove financially profitable or generate more than nominal revenues. From inception, we have generated funds primarily through the sale of securities. There can be no assurances that we will be able to continue to sell additional securities. If we fail to generate increased revenues or fail to sell additional securities you may lose all or a substantial portion of your investment.

         Our auditors, Ernst and Young, LLP, have included an explanatory paragraph in their report on our June 30, 2000 consolidated financial statements indicating that as of June 30, 2000, there is substantial doubt about our ability to continue as a going concern. We believe we have strengthened our financial position since that time by receiving signed subscription agreements for $1,150,000 in a private placement of securities in September 2000 and by entering into the investment agreement with Swartz. However, it is possible that in the future our capital expenditures and operating losses will limit our ability to pay our liabilities in the normal course of business and that we may not be able to continue as a going concern.

         2.   We depend on our key personnel.

         We are dependent on key management personnel, particularly the Chairman and Chief Executive Officer, George R. Jensen, Jr. The loss of services of Mr. Jensen or other executive officers would dramatically affect our business prospects. Certain of our employees are particularly valuable to us because:

         o    they have specialized knowledge about our company and operations;
         o    they have specialized skills that are important to our operations;
              or
         o    they would be particularly difficult to replace.

         We have entered into an employment agreement with Mr. Jensen that expires in June 2002. We have also entered into employment agreements with other executive officers, each of which contain non-compete agreements. We have obtained a key man life insurance policy in the amount of $2,000,000 on Mr. Jensen, and a key man life insurance policy in the amount of $1,000,000 on our Vice-President-Research and Development, Haven Brock Kolls, Jr.

         We do not have and do not intend to obtain key man life insurance coverage on any of our other executive officers. As a result, we are exposed to the costs associated with the death of these key employees.

         3.   The commercial viability of our products has not been tested.

         While a number of products or services such as gasoline and public telephones are currently provided through unattended, credit card activated terminals, the commercial viability of any of our products has not been established. Although commercial production and installation of our products has commenced on a very limited basis, there can be no assurance that:

         o    our products will be successful or become profitable;
         o the demand for our products will be sufficient to enable us to become profitable; or
         o even if our products become commercially viable, they can evolve or be improved to meet the future needs of the market place.

         In any such event, investors may lose all or substantially all of their investment in USA.


         4. USA's dependence on proprietary technology and limited ability to protect our intellectual property may adversely affect our ability to compete.

         A successful challenge to our ownership of our technology could materially damage our business prospects. Our technology may infringe upon the proprietary rights of others. Our success is dependent in part on our ability to obtain patent protection for our proprietary products, maintain trade secret protection and operate without infringing the proprietary rights of others.

         To date, we have pending patent applications, and intend to file applications for additional patents covering our future products, although there can be no assurance that we will do so. In addition, there can be no assurance that we will maintain or prosecute these applications. The United States Government granted us nine patents as of September 19, 2000. See "Business - Patents, Trademarks and Proprietary Information." There can be no assurance that:

         o    any of the remaining patent applications will be granted to us;

         o we will develop additional products that are patentable or do not infringe the patents of others;

         o any patents issued to us will provide us with any competitive advantages or adequate protection for our products;

         o any patents issued to us will not be challenged, invalidated or circumvented by others; or

         o    any of our products would not infringe the patents of others.

         If any of the products are found to have infringed any patent, there can be no assurance that we will be able to obtain licenses to continue to manufacture and license such product or that we will not have to pay damages as a result of such infringement. Even if a patent application is granted for any of our products, there can be no assurance that the patented technology will be a commercial success or result in any profits to us.

         5. Competition from others with greater resources could prevent USA from increasing revenue and achieving profitability.

         Competition from other companies which are well established and have substantially greater resources may reduce our profitability. Many of our competitors have established reputations for success in the development, sale and service of high quality products. We face competition from the following groups:

         o companies offering automated, credit card activated control systems in connection with facsimile machines, personal computers, debit card purchase/revalue stations, and use of the Internet and e-mail which directly compete with our products. See "Business-Competition";

         o companies which have developed unattended, credit card activated control systems currently used in connection with public telephones, prepaid telephone cards, gasoline dispensing machines, or vending machines and are capable of developing control systems in direct competition with USA; and

         o businesses which provide access to the Internet and personal computers to hotel guests. Although these services are not credit card activated, such services would compete with USA's Business Express(R).

         Competition may result in lower profit margins on our products or may reduce potential profits or result in a loss of some or all of our customer base. To the extent that our competitors are able to offer more attractive technology, our ability to compete could be adversely affected.

         6. The termination of any of our relationships with third parties upon whom we rely for supplies that are critical to our products could adversely affect our business.

         We depend on arrangements with third parties for a variety of component parts used in our products. We have contracted with RadiSys Corporation to assist us to develop and manufacture our proposed e-Port(TM) product. For other components, we do not have supply contracts with any of our third-party suppliers and we purchase components as needed from time to time. See "Business-Procurement". If these business relationships are terminated, the implementation of our business plan may be delayed until an alternative supplier can be retained. If we are unable to find another source or one that is comparable, the content and quality of our products could suffer and our business, operating results and financial condition could be harmed.

         7.   We do not expect to pay cash dividends in the foreseeable future.

         The holders of our common stock and series A preferred stock are entitled to receive dividends when, and if, declared by our board of directors. Our board of directors does not intend to pay cash dividends in the foreseeable future, but instead intends to retain any and all earnings to finance the growth of the business. To date, we have not paid any cash dividends on the common stock or series A preferred stock. Although we issued a special stock dividend in August 1995 consisting of one-third of a share of common stock for each share of outstanding series A preferred stock, there can be no assurance that cash dividends will ever be paid on the common stock.

         In addition, our articles of incorporation prohibit the declaration of any dividends on the common stock unless and until all unpaid and accumulated dividends on the series A preferred stock have been declared and paid. Through June 30, 2000, the unpaid and cumulative dividends on the series A preferred stock equal $3,871,639. The unpaid and cumulative dividends on the series A preferred stock are convertible into shares of common stock at the rate of $10.00 per share. Through June 30, 2000, $2,166,183 of unpaid and cumulative dividends on the Series A preferred stock were converted into 246,695 shares of common stock. See "Description of Securities-Series A Convertible Preferred Stock."

         8.   We may fail to gain market acceptance of our products.

         On June 30, 2000, we have installed 1,379 control devices at commercial locations and revenues, although growing, have been limited. There can be no assurance that demand for our products will be sufficient to enable us to become profitable. Likewise, no assurance can be given that we will be able to install the credit card activated control systems at enough locations or sell equipment utilizing our control systems to enough locations to achieve significant revenues or that our operations can be conducted profitably. Alternatively, the locations which would utilize the control systems may not be successful locations and our revenues would be adversely affected. We may in the future lose locations utilizing our products to competitors, or may not be able to install our products at competitor's locations. Even if our current products would prove to be commercially viable, there can be no assurance that they can evolve or be improved to meet the future needs of the market place.

         9. The lack of an established trading market may make it difficult to transfer our stock.

         Our common stock is traded on the OTC Bulletin Board. Although there is limited trading in the common stock, there is no established trading market. Until there is an established trading market, holders of the common stock may find it difficult to dispose of, or to obtain accurate quotations for the price of the common stock. See "Description of Securities - Shares Eligible For Future Sale" and "Market For Common Stock."

         10. There are rules governing low-priced stocks that may affect your ability to resell your shares.

         Our common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to certain investors.

         Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to:

         o make a suitability determination prior to selling penny stock to the purchaser;
         o    receive the purchaser's written consent to the transaction; and
         o    provide certain written disclosures to the purchaser.

         These rules may affect the ability of broker-dealers to make a market in or trade our shares. This, in turn, may affect your ability to resell those shares in the public market.


         11. We are unable to predict the effect that future sales may have on the market price of our common stock.

         We are unable to predict the effect that sales may have on the market price of our common stock prevailing at the time of such sales. See "Description of Securities--Shares Eligible for Future Sale" and "Market for Securities".

Number of Shares Issued and Outstanding
as of June 30, 2000                                  Transferability
---------------------------------------              ---------------

13,375,291 shares of common stock                    11,912,117 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA);

                                                     1,463,174 are restricted
                                                     securities and under
                                                     certain circumstances may
                                                     be sold without
                                                     registration; and

566,444 shares of preferred stock                    all 566,444 are freely
                                                     transferable without
                                                     restriction or further
                                                     registration (other than
                                                     shares held by affiliates
                                                     of USA).

As of June 30, 2000, there were:

         o 67,300 shares of common stock issuable to the holders of the 1995 warrants;
         o 86,800 shares of common stock issuable to the holders of the 1996 warrants;
         o 4,000 shares of common stock issuable to the holders of the 1996-B warrants;
         o 1,500 shares of common stock issuable to the holders of the 1997 warrants;
         o 4,000 shares of common stock issuable to the holders of the 1998-A warrants;
         o 984,767 shares of common stock issuable to the holders of the management options;
         o 100,000 shares of common stock issuable upon the exercise of the GEM warrants;
         o    1,629,200 shares issuable upon conversion of the senior notes;
         o    125,400 shares issuable upon exercise of the consultant warrants;
         o    3,307,250 shares issuable upon exercise of the 1999-B warrants;
         o 5,000 shares of common stock issuable to the holders of the 1998-B warrants;
         o 14,000 shares of common stock issuable to the holders of the 1999-A warrants; and
         o 11,740 shares of common stock issuable to the holders of the purchase rights.

The common stock, if issued, will be freely tradeable under the Act. See "Description of Securities".

         12. We are obligated to make substantial principal and interest payments to the holders of the senior notes.

         As of June 30, 2000, $4,073,000 of unsecured senior notes which accrue interest at the rate of twelve percent (12%) per year are payable on December 31, 2001. Currently, we are required to make quarterly interest payments totaling $122,190, or $488,760 each year.

         In an effort to reduce the debt payments, we authorized the voluntary conversion of the senior notes into shares of common stock at the rate of $2.50 per share, at any time until December 31, 2001. If all of the remaining $4,073,000 principal amount of the senior notes are converted, we will issue 1,629,200 shares of common stock. We have agreed to use our best efforts to register for resale under the Act the shares of common stock into which the senior notes are convertible. During fiscal year 2000, a total of $545,000 of our senior notes were converted into 218,000 shares of common stock.

         In the event that no additional senior notes are converted, on December 31, 2001, we are obligated to repay the $4,073,000 remaining principal amount of senior notes. Until the senior notes have been paid by us, they will be reflected as a liability on our financial statements, net of related discount.

         Our ability to satisfy the debt obligations is dependent on our future performance, the success of our product lines and on our ability to raise capital. Our performance is also subject to financial, business and market factors affecting our business and operations.

         We anticipate that the senior notes will be paid from cash from operations, as well as proceeds from securities offerings including the purchase by Swartz of our common stock. However, there can be no assurance that we will meet our obligations to pay quarterly interest on or the principal amount of the senior notes at maturity.

         The senior notes are unsecured and thus, in effect, will rank junior to any senior indebtedness. See "Description of Securities - 12% senior notes." The payment of the senior notes is subordinated to the prior payment in full of all existing and future senior indebtedness. In the event of our liquidation, dissolution, reorganization or similar proceedings, our assets will be available to pay obligations on the senior notes only after all of the senior indebtedness has been paid in full, and there can be no assurance that sufficient assets to pay amounts due on the senior notes will remain.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sales of our common stock by the selling shareholders. The list of the selling shareholders entitled to receive the net proceeds from any sales of our common stock appears on page 43 of this prospectus. We will, however, receive proceeds from the exercise of any options or warrants by the selling shareholders.

                     MANAGEMENTS DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

         This prospectus contains certain forward looking statements regarding, among other things, our anticipated financial and operating results. Forward looking statements are statements that are not of historical fact and include, but are not limited to, those preceded by or that include the words, "believes," "expects," "anticipates," or similar expressions. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward looking information is based on various factors and was derived using numerous assumptions. Important factors that could cause our actual results to differ materially from those projected, include, for example:

         o our ability to generate sufficient sales to generate operating profits, or to sell products at a profit;
         o our ability to raise funds in the future through sales of securities;
         o whether we are able to enter into binding agreements with third parties to assist in product or network development;
         o our ability to commercialize our developmental products, or if actually commercialized, to obtain commercial acceptance thereof;
         o    our ability to compete and obtain market share; or
         o our ability to obtain sufficient funds through operations or otherwise to repay our debt obligations.

         Although we believe that the forward looking statements contained in this prospectus are reasonable, we can give no assurance that our expectations will be met.

Introduction

         We have incurred operating losses during the years ended June 30, 2000 and 1999 of $8,404,481 and $3,651,624, respectively, and anticipate incurring operating losses through at least fiscal 2001.

Results of Operations

Fiscal year ended June 30, 2000:

         For the fiscal year ended June 30, 2000, we had a net loss of $8,404,481. The loss applicable to common shares of $9,334,559 or $.92 loss per common share (basic and diluted) was derived by adding the $8,404,481 net loss and the $930,078 of cumulative preferred dividends and dividing by the weighted average shares outstanding of 10,135,905.

         Revenues for the fiscal year ended June 30, 2000 were $2,054,341, a decrease of $1,836,175 or 47% under the prior year, reflecting the large Prime Hospitality rollout of the MBE Business Express(R) in fiscal year 1999.

         Operating expenses for the fiscal year ended June 30, 2000 were $8,874,342, representing a $1,578,714 or 22% increase over the prior year. The primary contributors to this increase were general and administrative expenses and compensation expense offset by a reduction in cost of equipment sales, as detailed below.

         Cost of sales decreased by $1,704,128 from the prior year, primarily reflecting the decrease in the Business Express(R) and MBE Business Express(R) centers sold. General and administrative expenses of $5,001,832 increased by $2,314,088 or 86%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to approximately $1,600,000 an increase of $1,000,000 over the prior year. All but approximately $150,000 of these expenses were non-cash as the legal counsel was paid for services by the issuance of our common stock. Other general and administrative expenses increased by approximately $1,300,000. Components of this increase include an increase in research and development costs of $356,280, increases in outside marketing and operational services of $654,381, increased charges for consulting and professional fees of $300,436 primarily to fund promotional programs in the investor relations area, increases in costs related to the rental and maintenance of the Company's corporate office of $98,496 and a one time expense of $55,418 for relocation of personnel. Offsetting these increases was a decrease in trade show costs of $26,630, or 37%.

         Compensation expense was $2,503,165, an increase of $949,976 or 61% from the previous year. The increase was due to the non-cash expense of $293,700 relating to the compensation charge recorded for bonuses to employees for work performed in fiscal year 2000, and increases in salaries of $656,276, or 42%, which is due to increased personnel activities in all areas of USA. Other expenses increased by $1,337,968. Of this increase, $976,380 was non-cash, due to amortization of debt discount relating to the outstanding senior notes. Cash interest expense accounted for an increase of $493,462 offset by an increase in interest income of $82,707.

         Depreciation expense of $110,551 increased by $18,778, which is directly attributable to the increased depreciable asset base.

Fiscal year ended June 30, 1999:

         For the fiscal year ended June 30, 1999, the we had a net loss of $3,651,624. The overall loss applicable to common shares of $4,654,077 or $1.07 per common share (basic and diluted) was derived by adding the $3,651,624 net loss and the $1,002,453 of cumulative preferred and other adjustments and dividing by the weighted average shares outstanding of 4,348,866. Revenues for the fiscal year ended June 30, 1999 were $3,890,516, an increase of $2,065,287 or 113% over the prior year, reflecting the continued penetration of the Business Express(R) and the MBE Business Express(TM) into the marketplace.

         Operating expenses for the fiscal year ended June 30, 1999 were $7,295,628, representing a $1,793,978 or 33% increase over the prior year. The primary contributors to this increase were cost of equipment sales and general and administrative expenses, as detailed below.


         Cost of sales increased by $1,701,193 from the prior year, primarily reflecting the increase in MBE(TM) Business Express(R) business. General and administrative expenses of $2,687,744 increased by $473,760 or 21%. This increase is primarily due to legal expenses associated with the pending MBE litigation, which amounted to over $600,000. Without these legal expenses, general and administrative expenses would have declined by over $100,000.
In addition, outside services increased by $141,135 or 199% primarily to fund promotional programs in the marketing and investor relations areas. Offsetting these increases were decreases in travel and entertainment expenses of $147,097, or 42%; decreases in product development of $45,760 or 46%; and decreases in advertising by $103,270 or 49%.

         Compensation expense was $1,553,189, a decrease of $356,493 or 19% from the previous year. The decrease was primarily due to the non-cash expense of $554,630 last year which reflected the compensation charge recorded for the repricing of the common stock options below fair market value during April 1998. Offsetting this decrease were increases in salaries of $237,260, or 21%, which is due to increased personnel requirements in the operations and sales areas. Depreciation expense of $91,773 decreased by $24,382 or 21%, due to a lower depreciable asset base.

Plan of Operations

         On June 30, 2000, we had 1,379 credit card activated control systems installed in the field as follows:


         o    1,134 Business Express(R) or MBE Business Express(R);
         o    112 Business Express(R) Limited Service;
         o    36 Copy Express(TM);
         o    27 Debit Express(TM);
         o    40 Public PC(R);
         o    11 Fax/Printer Express(TM); and
         o    19 TransAct(TM).

         Through June 30, 2000 total license and transaction fees earned by the us from these systems were $640,341, an increase of $192,022 or 43% over the prior year.

         During the past year we have focused on developing a new terminal known as "e-Port(TM)". It contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. RadiSys, a contract manufacturer, is working with us to provide value added design, development, fulfillment and product warranty services for the e-Port(TM). Our goal is to reduce the time to market with a lower total cost of goods. We anticipate that the re-engineered, mass producible, Internet ready e-Port(TM) will be delivered by the end of the calendar year, and ready for mass production by March 31, 2001. As a complement to the re-engineering of e-Port(TM), IBM is helping us to design an enhanced version of the network which will underlie all transaction processing for e-Port(TM), including advertising and e-commerce.

         Additional plans for the coming fiscal year include further activity in the advertising and media arenas, cultivation of customers in the vending industry, and development of strategic partnering relationships.

Liquidity and Capital Resources

         During the fiscal year ended June 30, 2000, we completed several financing transactions. Net proceeds of $5,641,295 were realized from private placement offerings of common stock and $1,044,800 was realized from common stock transactions, principally the exercise of common stock purchase warrants and options. As of June 30, 2000, we had working capital of $2,018,994, which included cash and cash equivalents of $1,859,360 and inventory of $992,980.

         During the fiscal year ended June 30, 2000, net cash of $5,738,782 was used by operating activities, primarily due to the net loss of $8,404,481, offset by $1,696,846 of common stock and warrants issued for services in lieu of cash payments, and $1,011,874 of non cash amortization of the equity component of the senior notes. The net cash provided by financing activities of $6,255,962 was attributable primarily to net proceeds generated from the issuance of common stock through private placements and the exercise of common stock purchase warrants and options described in the prior paragraph, as well as the repayment of $621,289 toward the line of credit from IBM Global Financing (see below).

         From July 1, 2000 through October 27, 2000, shareholders have exercised an aggregate of 1,178,350 warrants for gross proceeds of $1,177,350.


         On September 15, 2000, we signed an investment agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of our common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement. We believe that this agreement should provide timely financing and a reduction in financing costs incurred in connection with repeated, separate, private placements. To date, Swartz has not purchased any of our common stock.

         On September 15, 2000, we accepted subscription agreements from twelve accredited investors to purchase 1,150,000 shares of restricted common stock at $1.00 per share. For each share purchased, the investor also received a warrant to purchase one share of common stock at $1.00 at any time through January 31, 2001.

         We have incurred losses of $8.4 million and $3.7 million during each of the fiscal years ending June 30, 2000 and 1999, respectively, and cumulative losses from our inception through June 30, 2000 of approximately $25 million. We anticipate that for the year ending June 30, 2001 there will be a negative cash flow from operations in excess of $3.0 million. Further, we have a stockholders' deficit of $155,000 at June 30, 2000. These factors raise substantial doubt about our ability to continue as a going concern. Our independent auditors have included an explanatory paragraph in their report on our June 30, 2000 consolidated financial statements. We believe that the following inflows of capital will allow us to continue as a going concern:

         o funds available at June 30, 2000 combined with events anticipated to occur, including the anticipated revenues to be generated during fiscal year 2001;
         o the potential capital to be raised from the exercise of the common stock purchase warrants;
         o the anticipated receipt of $1,150,000 on account of the subscription agreements signed on September 15, 2000; and
         o the funds anticipated to be received under the private equity line from Swartz.

         We also believe that, if necessary, we have the ability to reduce anticipated expenditures.

Commitments

         We lease approximately 10,000 square feet in Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease expires on June 30, 2002.

         We have acquired inventory financing using IBM Global Financing. The debt to IBM is secured primarily by the inventory being financed and bears an annual interest rate of 10%, subject to adjustment if the outstanding balance is outstanding greater than 180 days. As of June 30, 2000, $183,196 is outstanding under this arrangement.

                                    BUSINESS

         USA Technologies, Inc., was incorporated in Pennsylvania in 1992. We are a leading provider and licensor of automated, credit card activated control systems for the copying, debit card and personal computer industries. Our devices make available credit card payment technology in connection with the sale of a variety of products and services. We generate our revenues from:

         o    the direct sale of control systems;
         o    the resale of configured office products;
         o monthly administrative fees paid by locations utilizing our control systems; and
         o retaining a portion of the monies generated from all credit card transactions conducted through our control systems.

         We have developed an automated, credit card activated control system to be utilized with photocopying machines, facsimile machines, computer printers, and debit card purchase/revalue stations. The control systems allow consumers to use credit cards to pay for purchases.

         We have also developed the Public PC(R), which is an automated credit card activated control system to be used in connection with a personal computer, including on-line services, such as the Internet. This product enables locations to offer the use of personal computers to the public on an "as needed" basis utilizing credit cards as a method of payment. In addition, we have introduced to the university library market our Automated Print Payment System(TM) (APPS). This system enables libraries to charge users via credit/debit cards for the printed output from computer networks, thus providing a new source of revenue to cover their increasing costs of operations.

         During fiscal year 1997, we introduced the Business Express(R), which is being marketed to the hospitality industry as an amenity to the business traveler. The Business Express(R) combines our existing applications for computers, copiers, and facsimiles into a kiosk type configuration. All services provided are credit card activated. The Business Express(R) continues our move toward the sale of the our proprietary equipment to operators rather than the revenue sharing arrangements employed in past years. We still retain all rights to software and proprietary technology which we license to location operators for their exclusive use. As of June 30, 2000, 378 Business Express(R) or MBE Business Express(R) units are installed.

         During the latter part of fiscal year 1999, we introduced a product line extension to our flagship Business Express(R) product, called the Business Express(R) Limited Service Series (LSS). The LSS has copier and fax capabilities plus laptop printing, dataport capabilities and credit card activated phone. The LSS is targeted to the heart of the hospitality industry, which includes mid-market, limited service and economy properties. As of June 30, 2000, 69 LSS units are included in the total of 378 Business Express(R) or MBE Business Express(R) units installed.

         We have entered into a joint marketing agreement with Minolta Corporation, and have been designated as an authorized equipment reseller by International Business Machines Corporation and Hewlett-Packard Company. We benefit from the association of our control systems with the well-known brands of business equipment manufactured by these companies.

         On September 24, 1997, we entered into a Joint Venture Agreement with Mail Boxes Etc., in order to sell and market automated, credit card activated business centers under the name MBE(TM) Business Express(R) to the hospitality industry. The MBE(TM) Business Express(R) bundles together the same components as the Business Express(R), but under the MBE brand name. In addition, the MBE(TM) Business Express(R) includes a dial-through service to a nearby MBE store making available the products and services of the store. We terminated the agreement in May 1999 and are currently involved in legal proceedings with MBE. We continue to service all field installations.

         In 1998, Prime Hospitality Corp. entered into an agreement with the MBE Joint Venture, pursuant to which Prime would purchase a minimum of 100 MBE(TM) Business Express(R) units for installation at Prime's owned and managed hotels (primarily the AmeriSuites brand). As of June 30, 2000, all installations have been completed, generating total revenues of approximately $1.9 million, almost all of which occurred in the fiscal year ended June 30, 1999.

         During the past fiscal year we have focused on developing a new terminal, trademarked "e-Port(TM)". It contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With the development of e-Port(TM), USA Technologies hopes to position itself to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. As of June 30, 2000 there is underway a pilot test of a version of the e-Port(TM) with a Fortune 50 beverage company in two separate geographic vending markets in the United States.

         In May 1999, we signed an agreement with International Business Machines Corporation whereby IBM agreed to be the executional partner for certain aspects of the our business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. This agreement expanded an earlier agreement from 1,000 to 5,000 locations, and expanded the array of USA products which are eligible for IBM installation. IBM has also signed a letter of intent to help USA design an enhanced version of the network which will underlie all transaction processing for e-port(TM), including advertising and e-commerce.

         We entered into a corporate agreement on May 14, 1999 with Choice Hotels International (which includes the Comfort, Clarion, Quality, Sleep, Econo Lodge, Rodeway and Mainstay brands) which establishes USA as the only endorsed vendor of business center products for its over 3,000 properties. Since then, Choice has promoted our business center products internally to its own hotels. We have also entered into a corporate agreement with Promus Hotel Corporation (Embassy Suites, Hampton, and Doubletree brands) which establishes us as a preferred supplier of business center products for those brands. In addition, our Business Express(R) has been approved and recommended as a solution for business center needs by Marriott for its hotels.

         In March 2000, USA and MeriStar H&R Operating Company, L.P., an affiliate of MeriStar Hospitality Corporation, entered into a Business Center Solutions Supply Agreement. MeriStar is the largest independent hotel management company in the United States, operating 225 hotels and resorts under such known brand names as Hilton, Holiday Inn and Wyndham. The agreement provides that we will supply our business center products to MeriStar managed and MeriStar owned hotels. We will be listed as the only business center provider in all purchasing guidebooks and purchasing web sites of MeriStar. We will be the exclusive provider of business center solutions to the 116 properties owned by MeriStar. MeriStar will recommend USA as the preferred provider of business center products for the remaining 109 hotels which are managed but not owned by MeriStar. The agreement expires in February 2002, and may be terminated by either party prior thereto upon 60-days prior notice. As of June 30, 2000, four business centers have been installed at MeriStar locations.

         In March 2000, we were invited to join the Salutation Consortium, a non-profit group of global information technology companies which includes IBM, Xerox, Hewlett Packard, Hitachi and America Online. The Consortium focuses on providing technologies that improve information exchange among multiple and different pervasive computing devices. By joining the Consortium, we expect to ensure compatibility of e-Port(TM) with emerging communications protocols and be in a position to pursue partnerships and alliances.

         In April 2000, we signed an agreement with Wayport, Inc. of Austin, Texas, a leading high speed Internet solutions provider. The agreement could benefit us in three ways: broadening our business center offerings to include providing hotels with in-room high speed Internet access; providing faster response times for our current Business Express(R) product; and giving us a strategic partner to co-market our Business Express(R) product.

         In April 2000, we announced we will sell our TransAct(TM)credit card device and payment system as a standalone offering to the world's leading office equipment manufacturers and distributors. We established a TransAct(TM) Authorized Reseller Program to sign up various independent and national dealers and distributors. As of June 30, 2000, four dealers have signed onto the program.

         In May 2000, we announced at the @d:tech Internet Conference our intention to enter the interactive media market space through use of our e-Port(TM) technology. The e-Port(TM) would function as an interactive touchscreen Internet appliance which could allow advertisers the opportunity to target consumers in high traffic locations such as vending and retail point of sale. On June 30, 2000, in furtherance of this strategic initiative, we purchased a worldwide license from DoubleClick to use its AdServer software on the e-Port(TM). We anticipate that this software would manage any advertising and media campaigns on terminals throughout the world.

         On June 24, 2000 we entered into a Development and Manufacturing Agreement with RadiSys Corporation, a leading global designer and manufacturer of building blocks enabling next generation Internet and communications systems. Pursuant thereto, RadiSys will develop a reengineered version of the e-Port(TM) for the Company. RadiSys will then exclusively manufacture the revised e-Port(TM) product for USA. The agreement can be terminated by either party upon thirty days notice. We believe that we would also benefit from RadiSys's purchasing, order fulfillment and product warranty services. RadiSys has significant design and manufacturing expertise in the embedded chip market and is partially owned by Intel.

         On June 28, 2000 USA and Xerox Corporation entered into a Strategic Alliance Teaming Agreement pursuant to which Xerox would act as a non-exclusive reseller and distribution entity for our Transact(TM) terminals in the United States. Under the agreement, Xerox would be able to specify Transact(TM) as another value added facet of its managed business center solution, and in addition, would be able to sell Transact(TM) units through its manufacturer representative sales team and through its dealer network. The agreement is a non-exclusive arrangement for both parties and is terminable by either party upon sixty days prior notice.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement. To date, Swartz has not purchased any of our common stock.

         For the years ended June 30, 2000 and 1999, we have spent approximately $554,000 and $198,000, respectively for the development of our proprietary technology. These amounts include the expense of outside consultants and contractors as well as compensation paid to certain of our employees and are reflected in compensation and general and administrative expense in the accompanying consolidated financial statements.

         As of June 30, 2000, we had 1,134 Business Express(R) or MBE Business Express(R) control systems, 112 Business Express(R) Limited Service control systems, 36 Copy Express(TM) control systems, 27 Debit Express(TM) control systems, 11 Fax/Printer Express(TM) control systems, 40 Public PC(R) control systems and 19 TransActs(TM) located at various hotels and libraries throughout the United States and Canada. Through June 30, 2000 total license and transaction fee revenues received by us from these systems, although growing, has not been sufficient to cover operating expenses.

         We have been certified by PNC Merchant Services (a subsidiary of First Data Corporation), a leading credit card processor in the United States. PNC Merchant Services has extended us a fixed rate percentage processing charge in connection with the credit card transactions conducted through our control systems. This charge is payable by us (not the locations) out of our share of the gross proceeds.

Industry Trends

         With trends over the last twenty years indicating an ever increasing customer reliance on the use of credit cards as a method of payment, we believe the future of purchasing retail products and services is in credit cards rather than cash. Consumers are constantly searching for ways to purchase quality products and services in the most convenient manner. Examples of this trend include the increasing use of unattended Automated Teller Machines (ATM's) in banking transactions and the use of unattended, self-service gasoline pumps with credit and debit card payment capabilities. Consumers are becoming more accustomed to using credit cards in an ever increasing number of retail and service settings. They increasingly use mail order, telephone and the Internet to order goods and services and use credit cards to pay for them. There are over a billion credit cards in the United States. Our products reflect this overall trend and feature automated credit card control systems. To date, we have focused our efforts towards the personal computer, copier, and debit card industries. However, with introduction of e-Port(TM), the following trends in the space of electronic commerce and pervasive computing become encouraging signs:

o By the year 2003, 500 million Internet users will be conducting $1.3 trillion in commerce over the net (versus 160 million users conducting $50 billion in 1998). This increased use would amount to two new users per second.

o By the year 2001, consumer used pervasive computing devices/network appliances will outship desktop PC shipments to homes - nearly 20 million per year by 2001.


Credit Card Processing

         Our credit card activated control devices record and transmit all transaction data to the credit card processor. After receiving transaction information, the credit card processor electronically transfers the funds (less the credit card processor's charge) to us. We then forward to the location its share of the funds.

         We have agreed on a percentage split of the gross proceeds from our devices with each location. The credit card processor's fees and costs to forward the location's share of the gross proceeds are all paid for out of our portion of the gross revenue.

         We currently retain a portion of the gross revenues from each device. If we have sold the equipment to the location, the portion retained is generally 5% of the gross revenues. In cases where we continue to own the equipment, the portion retained can be as high as 90% of gross revenues. In addition we charge a fixed monthly management fee which is generally $20-$25 per control device.

Product Lines

The Business Express(R)

         The hotel/motel hospitality industry continues to expand, but has become more competitive as chains increase their efforts to attract the most dominant and profitable customer: the business traveler. Business travelers and conference attendees account for the majority of hotel occupancy, stay longer and spend more per visit than the leisure traveler. For these reasons, hotels have become very sensitive and responsive to the needs and preferences of the business traveler. The Business Express(R) enables a hotel to address these needs in a comprehensive and cost effective manner, while simultaneously generating incremental revenue.

         The Business Express(R) utilizes our existing applications for computers, copiers, and facsimile equipment, and combines them into a branded product. The Business Express(R) bundles the Public PC(R) unit, the Copy Express(TM) unit, and the Fax Express(TM) unit, into a functional kiosk type work station. All devices are credit card activated, therefore eliminating the need for an attendant normally required to provide such services.

The MBE(TM) Business Express(R)

         The MBE(TM) Business Express(R) bundles together the same components as the Business Express(R): Public PC(R), Copy Express(TM), and Fax Express(TM), but under the MBE brand name. In addition, the MBE(TM) Business Express(R) includes a dial-through service to a nearby MBE store making available the products and services of the store. The Company terminated the joint venture agreement in May 1999.

The Copy Express(TM)

         Traditionally, customers wishing to use a photocopying machine have either used a prepaid, stored value card or cash. In most instances, this places a burden on employees of the facility to provide a number of services unrelated to their primary jobs, such as providing change and collecting/counting/ reloading coins. With the Copy Express(TM), the attendant no longer needs to interact with the customers for these purposes.

         The Copy Express(TM) provides a cashless method to pay for the use of photocopying machines. The device is attached to the photocopying machine, computer printer, or microfilm/fiche printer in a similar manner as attaching a standard coin acceptor. The device can be attached to either existing or new equipment. The control system enables customers to photocopy documents with the use of a credit card.

The Debit Express(TM)

         Many "closed" environments such as universities or hospitals utilize a private card known as a debit or "stored value" card, to store cash value. The system works by encouraging customers (by discounting the price of the products or services) to transfer lump sum cash values onto a magnetic stripe or imbedded chip card that can be used to activate equipment within the closed environment. As the cardholder uses the card to purchase products or services the cash value is deducted from the total value on the card. Typically, the cards are purchased from attendants or from machines which accept coins or dollar bills.

         Our Debit Express(TM) enables customers to purchase or revalue their debit cards with the swipe of a credit card and eliminates the need for cash or for an attendant to handle cash or provide change. The Debit Express(TM) eliminates any reliance on cash by allowing customers to use a valid credit card to purchase or place additional value on a debit card.

The Public PC(R)

         We believe that the growing dependence on personal computers has created an environment where there is a need for access to personal computers by the general public on an "as needed" basis. To meet this need, we have developed the Public PC(R). The device enables the public to utilize personal computers and/or the services they offer on an "as-needed" basis. The system is designed so that the computer cannot be used until a valid credit card is swiped through the control system. Once the user is authorized to proceed, the system has the ability to charge for time in use, printed output, and any modem activity.

         The personal computer is becoming an integral part of how people access and utilize the information available to them. The majority of libraries do not currently offer general use personal computers to their patrons. Potential customers include print shops, cyber cafes, hotels, airports, convention and conference centers, and various retail outlets.

The e-Port(TM)

         e-Port(TM) contains all the functionality of the current TransAct(TM) terminal for credit card processing, control and data management, and in addition would offer capability for public access electronic commerce and advertising using the Internet. With e-Port(TM), we will position ourselves to claim a piece of two important market spaces within the new "Internet" economy - electronic commerce and pervasive computing. e-Port(TM) would enable e-commerce to be transacted away from the computer and will offer Internet merchants an extension of their business without brick and mortar outlays. It could be considered a low cost "physical" location for "virtual" merchants.

         e-Port(TM) will possibly give consumers the opportunity to engage in interactive advertising and e-commerce while making routine purchases at millions of points of sale - including our Business Express(R) locations, vending machines, and convenience stores. The US markets for this device are estimated as follows: vending - 6 million locations; retail points of sale - 7.5 million devices with expected shipments of 2 million devices in year 2000; and our credit card activated business equipment.

TransAct(TM) as a Stand Alone Product

         USA produced and patented TransAct(TM), a cashless transaction terminal that enables 24 hour, secure, low cost credit transactions to take place. As the nerve center for USA's Business Express(R) product line, TransAct(TM) currently enables over 400 automated business center locations, that benefit from TransAct's ability to provide voice and display instructions for users. The installed locations of Business Express(R) indicates that TransAct(TM) transforms various office components into automated, credit card-operated, revenue centers.

         To effectively penetrate the "pay as you go" business service markets within the retail, university, transportation and apartment communities, three standardized TransAct(TM) packages have been developed, priced and launched to office component dealers who already service these markets. We anticipate that the development of a dealer channel to sell TransAct(TM) units will increase licensing and usage revenue streams.

Marketing

         As of June 30, 2000, we are marketing our products with a full-time sales staff of four salespeople. They market our products to hotel and retail locations and to office component dealers. Our agreements with Marriott, Choice Hotels International, Promus Hotel Corporation and MeriStar are an important component of our effort to market the Business Express(R) to the hospitality industry because they provide instant brand name recognition.

Procurement

         Our control system devices consist of a card reader, printer, amplifier, circuit board and micro chip in a specially designed housing. Our devices are currently being re-engineered to be internet capable and easily mass producible, by an independent contract manufacturer, RadiSys. As of October 16, 2000, we have not yet placed any orders with RadiSys.

         We anticipate obtaining the other components of our business center (other than the control system) through CompuCom, a distributor of IBM products, Hewlett Packard, and copier and fax manufacturers. Orders are regularly placed for quantities required for expected orders several months in advance.

Competition

         There are currently other businesses offering or announcing unattended, credit card activated control systems for use in connection with copiers, printers, personal computers, facsimile machines, Internet and e-mail access, vending, retail point of sale, and debit card purchase/revalue stations. In addition, the businesses which have developed unattended, credit card activated control systems currently in use in connection with gasoline dispensing, public telephones, prepaid telephone cards, ticket dispensing machines, vending machines, or facsimile machines, are capable of developing products or utilizing their existing products in direct competition with USA. Many of these businesses are well established, have substantially greater resources than us and have established reputations for success in the development, sale and service of high quality products. We are aware of businesses which have developed an unattended, credit card activated control system to be used in connection with vending machines. Any such increased competition may result in reduced sales and/or lower percentages of gross revenues being retained by us in connection with our licensing arrangements, or otherwise may reduce potential profits or result in a loss of some or all of our customer base. We are also aware of several businesses which make available use of the Internet and personal computers to hotel guests. Such services might compete with ours Business Express(R), and the locations may not order the Business Express(R), or if ordered, the hotel guest may not use it. We are aware that credit card activated personal computer kiosks have been developed and are in the marketplace.


Patents, Trademarks and Proprietary Information

         We received federal registration approval of our trademarks Business Express(R), C3X(R), and Public PC(R), and have applied for federal registration of Copy Express(TM), e-Port(TM), and TransAct(TM).

         The technology we have developed is subject to trade secret protection. To reduce the risk of loss of trade secret protection through disclosure, we have entered into confidentiality agreements with our key employees. There can be no assurance that we will be successful in maintaining such trade secret protection, that they will be recognized as trade secrets by a court of law, or that others will not capitalize on our technology.

         As of June 30, 2000, we have thirty-four pending patent applications as well as fourteen pending foreign patents. Through September 19, 2000, nine United States patents have been issued to us:

         o U.S. Patent No. 5,619,024 entitled "Credit Card and Bank Issued Debit Card Operating System and Method for Controlling and Monitoring Access of Computer and Copy Equipment";
         o U.S. Patent No. 5,637,845 entitled "Credit and Bank Issued Debit Card Operating System and Method for Controlling a Prepaid Card Encoding/Dispensing Machine";
         o    U.S. Patent No. D423,474 entitled "Dataport";
         o    U.S. Patent No. D415,742 entitled "Laptop Dataport Enclosure";
         o    U.S. Patent No. D418,878 entitled "Sign Holder";
         o U.S.Patent No. 6,056,194 entitled "System and Method for Networking and Controlling Vending Machines";
         o U.S. Patent No. D428,047 entitled "Electronic Commerce Terminal Enclosure";
         o U.S. Patent No. D428,444 entitled "Electronic Commerce Terminal Enclosure for a Vending Machine"; and
         o U.S. Patent No. 6,119,934 entitled "Credit Card, Smart Card and Bank Issued Debit Card Operated System and Method for Processing Electronic Transactions".

         In addition, one foreign patent, Canadian Patent No. D87998 entitled "Sign Holder" has been issued to USA. We have also received a notice of allowance from the United States government of a patent "Credit and Bank Issued Debit Card Operated System and Method for Controlling a Vending Machine."

Employees

         On June 30, 2000, we had twenty-nine full-time employees.

Properties

         We lease our principal executive offices, consisting of approximately 10,000 square feet, at 200 Plant Avenue, Wayne, Pennsylvania for a monthly rental of $11,500 plus utilities and operating expenses. The lease expires on June 30, 2002.

Legal Proceedings

         USA and MBE are parties to litigation in the United States District Court for the Southern District of California. These proceedings commenced in September 1998. The litigation is in the discovery stage and we anticipate that a jury trial will commence in June 2001.

         We have alleged various claims against MBE, including that MBE breached the Joint Venture Agreement by among other things, utilizing a competitor of ours in connection with MBE's in-store computer workstation project ("ICW Project"), for which project we believe MBE was obligated to purchase our terminals, that MBE breached a separate agreement pursuant to which it had agreed to purchase our terminals for use in the ICW Project, that by attempting to revoke or cancel its written purchase orders with us for in excess of 700 terminals, MBE breached its obligations under these purchase orders, and that MBE misrepresented to us that MBE's franchisees would be capable of selling the joint venture's products. We seek recovery from MBE of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         MBE has alleged various claims against us, including that the terminals purchased from us were defective, that we failed to develop for MBE a working ICW Project as promised, that we owe MBE monies under the Joint Venture Agreement, that we breached the Joint Venture Agreement, and that our technology was not viable and "public proof" as promised. MBE seeks recovery from us of an unspecified amount of money damages in excess of $10 million dollars as well as punitive damages.

         We believe that the claims of MBE are without merit and that we will prevail in this matter. Accordingly, there has been no provision recorded for this action in the accompanying consolidated financial statements.

Where to get more information

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Office of the SEC: 7 World Trade Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates.

         Our filings may also be accessed through the SEC's web site (http://www.sec.gov). We will provide a copy of any or all documents incorporated by reference herein (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to USA Technologies, Inc., 200 Plant Avenue, Wayne, Pennsylvania 19087, Attn: George R. Jensen, Jr., Chief Executive Officer (telephone (610) 989-0340).

         We will furnish record holders of our securities with annual reports containing financial statements audited and reported upon by our independent auditors, quarterly reports containing unaudited interim financial information, and such other periodic reports as we may determine to be appropriate or as may be required by law.

                                   MANAGEMENT

Directors and Executive Officers

         Our Directors and executive officers, on June 30, 2000, together with their ages and business backgrounds were as follows.

         Name                      Age          Position(s) Held
         ----                      ---          ----------------
George R. Jensen, Jr.              51       Chief Executive Officer,
                                            Chairman of the Board of Directors
Stephen P. Herbert                 37       President, Director
Haven Brock Kolls, Jr.             34       Vice President - Research and
                                            Development
Leland P. Maxwell                  53       Senior Vice President, Chief
                                            Financial Officer, Treasurer
Michael K. Lawlor                  39       Vice President - Marketing
                                            and Sales
William W. Sellers (1)(2)          78       Director
Henry B. duPont Smith              38       Director
William L. Van Alen, Jr. (1)(2)    66       Director
Steven Katz (1)                    51       Director
Douglas M. Lurio (2)               43       Director
Edwin R. Boynton                   45       Director

(1)      Member of Compensation Committee
(2)      Member of Audit Committee

         Each Director holds office until the next Annual Meeting of shareholders and until his successor has been elected and qualified.

         George R. Jensen, Jr., has been our Chief Executive Officer and a Director since our inception in January 1992. Mr. Jensen is the founder, and was Chairman, Director, and Chief Executive Officer of American Film Technologies, Inc. ("AFT") from 1985 until 1992. AFT was in the business of creating color imaged versions of black-and-white films. From 1979 to 1985, Mr. Jensen was Chief Executive Officer and President of International Film Productions, Inc. Mr. Jensen was the Executive Producer of the twelve hour miniseries, "A.D.", a $35 million dollar production filmed in Tunisia. Procter and Gamble, Inc., the primary source of funds, co-produced and sponsored the epic, which aired in March 1985 for five consecutive nights on the NBC network. Mr. Jensen was also the Executive Producer for the 1983 special for public television, "A Tribute to Princess Grace". From 1971 to 1978, Mr. Jensen was a securities broker, primarily for the firm of Smith Barney, Harris Upham. Mr. Jensen was chosen 1989 Entrepreneur of the Year in the high technology category for the Philadelphia, Pennsylvania area by Ernst & Young LLP and Inc. Magazine. Mr. Jensen received his Bachelor of Science Degree from the University of Tennessee and is a graduate of the Advanced Management Program at the Wharton School of the University of Pennsylvania.

         Stephen P. Herbert was elected a Director in April 1996, and joined USA on a full-time basis on May 6, 1996. Prior to joining us and since 1986, Mr. Herbert had been employed by Pepsi-Cola,the beverage division of PepsiCo, Inc. From 1994 to April 1996, Mr. Herbert was a Manager of Market Strategy. In such position he was responsible for directing development of market strategy for the vending channel and subsequently the supermarket channel for Pepsi-Cola in North America. Prior thereto, Mr. Herbert held various sales and management positions with Pepsi-Cola. Mr. Herbert graduated with a Bachelor of Science degree from Louisiana State University.

         Haven Brock Kolls, Jr., joined USA on a full-time basis in May 1994 and was elected an executive officer in August 1994. From January 1992 to April 1994, Mr. Kolls was Director of Engineering for International Trade Agency, Inc., an engineering firm specializing in the development of control systems and management software packages for use in the vending machine industry. Mr. Kolls was an electrical engineer for Plateau Inc. from 1988 to December 1992. His responsibilities included mechanical and electrical computer-aided engineering, digital electronic hardware design, circuit board design and layout, fabrication of system prototypes and software development. Mr. Kolls is a graduate of the University of Tennessee with a Bachelor of Science Degree in Engineering.

         Leland P. Maxwell joined USA on a full-time basis on February 24, 1997 as Chief Financial Officer, Senior Vice President and Treasurer. Prior to joining us, Mr. Maxwell was the corporate controller for Klearfold, Inc., a privately-held manufacturer of specialty consumer packaging. From 1992 to 1996, Mr. Maxwell was the regional controller for Jefferson Smurfit/Container Corporation of America, a plastic packaging manufacturer, and from 1986 to 1992 was the divisional accounting manager. Prior thereto, he held financial positions with Safeguard Business Systems and Smithkline-Beecham. Mr. Maxwell received a Bachelor of Arts degree in History from Williams College and a Master of Business Administration-Finance from The Wharton School of the University of Pennsylvania. Mr. Maxwell is a Certified Public Accountant.

         Michael K. Lawlor joined USA on a full-time basis in 1997 and was promoted to Senior Vice President, Sales and Marketing in September 1999. Prior to joining us, Mr. Lawlor worked with Aladdin Industries, a leading manufacturer of promotional drinkware, as Director of Restaurant Sales. From 1986 to 1995, Mr. Lawlor was employed in various sales capacities by Pepsi-Cola and was National Accounts Sales Manager when he departed in 1995. Mr Lawlor received an undergraduate degree in Marketing from the University of Texas.

         William W. Sellers joined the Board of Directors of USA in May 1993. Mr. Sellers founded The Sellers Company in 1949 which has been nationally recognized as the leader in the design and manufacture of state-of-the-art equipment for the paving industry. Mr. Sellers has been awarded five United States patents and several Canadian patents pertaining to this equipment. The Sellers Company was sold to Mechtron International in 1985. Mr. Sellers is Chairman of the Board of Sellers Process Equipment Company which sells products and systems to the food and other industries. Mr. Sellers is actively involved in his community. Mr. Sellers received his undergraduate degree from the University of Pennsylvania.

         Henry B. duPont Smith joined the Board of Directors of USA in May 1994. Since January 1992, Mr. Smith has been a Vice President of The Rittenhouse Trust Company and since September 1991 has been a Vice President of Rittenhouse Financial Services, Inc. From September 1991 to December 1992, he was a registered representative of Rittenhouse Financial Securities, Inc. Mr. Smith was an Assistant Vice President of Mellon Bank, N.A. from March 1988 to July 1991, and an investment officer of Provident National Bank from March 1985 to March 1988. Mr. Smith received a Bachelor of Arts degree in Accounting in 1984 from Franklin & Marshall College.

         William L. Van Alen, Jr., joined the Board of Directors of USA in May 1993. Mr. Van Alen is President of Cornerstone Entertainment, Inc., an organization engaged in the production of feature films of which he was a founder in 1985. Since 1996, Mr. Van Alen has been President and a Director of The Noah Fund, a publicly traded mutual fund. Prior to 1985, Mr. Van Alen practiced law in Pennsylvania for twenty-two years. Mr. Van Alen received his undergraduate degree in Economics from the University of Pennsylvania and his law degree from Villanova Law School.

         Steven Katz joined the Board of Directors in May 1999. He is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development for technology and service-based companies in the health care, environmental, telecommunications and Internet markets. Mr. Katz's prior experience includes five years with Price Waterhouse & Co. in audit, tax and management advisory services; two years of corporate planning with Revlon, Inc.; five years with National Patent Development Corporation (NPDC) in strategic planning, merger and acquisition, technology in-licensing and out-licensing, and corporate turnaround experience as President of three NPDC subsidiaries; and two years as a Vice President and General Manager of a non-banking division of Citicorp, N.A.

         Douglas M. Lurio joined the Board of Directors of USA in June 1999. Mr. Lurio is President of Lurio & Associates, P.C., attorneys-at-law, which he founded in 1991. He specializes in the practice of corporate and securities law. Prior thereto, he was a partner with Dilworth, Paxson LLP. Mr. Lurio received a Bachelor of Arts Degree in Government from Franklin & Marshall College, a Juris Doctor Degree from Villanova Law School, and a Masters in Law (Taxation) from Temple Law School.

         Edwin R. Boynton joined the Board of Directors in July 1999. He is a partner of Stradley Ronon Stevens & Young LLP, and is a member of and currently the chair of the firm's estates department. Mr. Boynton received his bachelor of arts degree from Harvard University in 1976 and his Juris Doctor degree from Duke University in 1979.

Executive Compensation

         The following table sets forth certain information with respect to compensation paid or accrued by USA during the fiscal years ended June 30, 1998, June 30, 1999 and June 30, 2000 to each of our executive officers named below. Except as set forth below, no individual who was serving as an executive officer of USA at the end of the fiscal years ended June 30, 1998, June 30, 1999 or June 30, 2000 received salary and bonus in excess of $100,000 in any such fiscal year.

                           Summary Compensation Table

                               Fiscal
Name and Principal Position    Year       Annual Compensation                             Long Term Compensation
---------------------------    ------     ---------------------------------     ----------------------------------------
                                                                                                            Securities
                                                                                   Restricted Stock         Underlying
                                                      Bonus     Other Anuual           Awards                 Options
                                          Salary       (1)      Compensation             ($)                    (#)
                                          ------      -----     -------------   ----------------------    --------------

George R. Jensen, Jr.,         2000       $117,500     $0           --             $80,000 (2)                  --
Chief Executive Officer        1999       $100,000     $0           --                  --                   180,000
                               1998       $100,000     $0           --                  --                      --
------------------------------------------------------------------------------------------------------------------------------------
Stephen P. Herbert,            2000       $107,500     $94,000      --             $80,000 (2)                45,000
President
------------------------------------------------------------------------------------------------------------------------------------
Leland P. Maxwell, Chief       2000       $99,000      $29,000      --                  --                    15,000
Financial Officer, Treasurer
------------------------------------------------------------------------------------------------------------------------------------
H. Brock Kolls, Senior Vice    2000       $105,000     $44,000      --             $80,000 (2)                30,000
President, Research &
Development
------------------------------------------------------------------------------------------------------------------------------------
Michael K. Lawlor, Senior      2000       $83,200      $35,500     $43,000 (3)          --                    20,000
Vice President, Sales and
Marketing
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents shares of common stock issued to the executive officers during the fiscal year valued at $2.00 per share, the closing bid price on the date of issuance. For Mr. Lawlor, the bonus also includes a $5,500 sales commission.

(2) Represents shares of common stock to be issued to such executive officers if employed by USA on June 30, 2002. The shares have been valued at $2.00 per share, the closing bid price on the date of grant.

(3)   Represents payment by USA of relocation expenses.

         The following table sets forth information regarding stock options granted to certain executive officers during the fiscal year 2000:

             OPTION GRANTS DURING FISCAL YEAR ENDED JUNE 30, 2000

Name                Number of    Percent of    Exercise   Expiration
                    Securities   Total Options Price      Date
                    Underlying   Granted to    Per
                    Options      Employees in  Share
                    Granted      Fiscal Year
--------------------------------------------------------------------------------
Stephen P. Herbert    45,000       37.5%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
Leland P. Maxwell     15,000       12.5%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
H. Brock Kolls        30,000       25.0%       $2.00       November 23, 2004
--------------------------------------------------------------------------------
Michael K. Lawlor     20,000       16.7%       $2.00       August 5, 2004
--------------------------------------------------------------------------------

Executive Employment Agreements

         We have entered into an employment agreement with Mr. Jensen which expires June 30, 2002. The agreement is automatically renewed from year to year unless canceled by Mr. Jensen or USA. The agreement provides for an annual base salary of $135,000 effective March 1, 2000. Mr. Jensen is entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The agreement requires Mr. Jensen to devote his full-time attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Jensen is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         The agreement also grants to Mr. Jensen in the event a "USA Transaction" (as defined below) occurs after the date thereof that number of shares of common stock as shall when issued to him equal eight percent of all the then issued and outstanding shares of common stock (the "Rights"). Mr. Jensen is not required to pay any additional consideration for such shares. At the time of any USA Transaction, all of the shares of common stock underlying the Rights are automatically deemed to be issued and outstanding immediately prior to any USA Transaction, and are entitled to be treated as any other issued and outstanding shares of common stock in connection with such USA Transaction.

         The term USA Transaction is defined as (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of Directors of USA by any person, entity or group, or
(ii) the approval by the shareholders of USA of a reorganization, merger, consolidation, liquidation, or dissolution of USA, or the sale, transfer, lease or other disposition of all or substantially all of the assets of USA.

         The Rights are irrevocable and fully vested, have no expiration date, and will not be affected by the termination of Mr. Jensen's employment with USA for any reason whatsoever. If a USA Transaction shall occur at a time when there is not a sufficient number of authorized but unissued shares of common stock, then we shall as a condition of such USA Transaction promptly take any and all appropriate action to make available a sufficient number of shares of common stock. In the alternative, we may structure the USA Transactions so that Mr. Jensen would receive the same amount and type of consideration in connection with the USA Transaction as any other holder of common stock.

         On January 21, 1999, Mr. Jensen purchased ten (10) units of the recently completed private debt placement offering for $100,000. In full payment for such Units, Mr. Jensen has agreed to forego any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period of time as may be required based upon his monthly net base salary after all applicable withholding taxes and other deductions. At June 30, 2000, $12,199 was outstanding. Subsequent to year end, the $12,199 has been received by us.

         We have entered into an employment agreement with Mr. Herbert which expires on April 30, 2002. The agreement is automatically renewed from year to year thereafter unless canceled by Mr. Herbert or USA. The agreement provides for an annual base salary of $125,000 per year effective March 1, 2000. Mr. Herbert is entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Herbert to devote his full time and attention to the business and affairs of USA and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter. The agreement provides that if Mr. Herbert is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         Mr. Kolls has entered into an employment agreement with USA which expires on April 30, 2002, and is automatically renewed from year to year thereafter unless canceled by Mr. Kolls or USA. The agreement provides for an annual base salary of $120,000 per year effective March 1, 2000. Mr. Kolls is also entitled to receive such bonus or bonuses as may be awarded to him by the Board of Directors. The agreement requires Mr. Kolls to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of his agreement and for a period of one year thereafter. The agreement provides that if Mr. Kolls is employed by USA on June 30, 2002, we will issue to him 40,000 shares of common stock.

         Mr. Maxwell has entered into an employment agreement with USA which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless cancelled by Mr. Maxwell or USA. The agreement provides for an annual base salary of $108,000 per year effective March 1, 2000. Mr. Maxwell is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Maxwell to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter.

         Mr. Lawlor has entered into an employment agreement with USA which expires on June 30, 2001, and is automatically renewed from year to year thereafter unless cancelled by Mr. Lawlor or USA. The agreement provides for an annual base salary of $100,000 per year effective March 1, 2000. Mr. Lawlor is also entitled to receive such bonus or bonuses as the Board of Directors may award to him. The agreement requires Mr. Lawlor to devote his full time and attention to the business and affairs of USA, and obligates him not to engage in any investments or activities which would compete with USA during the term of the agreement and for a period of one year thereafter.



Director Compensation and Stock Options

         Members of the Board of Directors do not currently receive any cash compensation for serving on the Board of Directors or any Committee thereof.

         In July 1993, we issued to each of Messrs. Sellers and Van Alen fully vested options to purchase 10,000 shares of common stock at an exercise price of $2.50 per share. In April 1998, the exercise price was reduced from $2.50 to $1.50.

         In March 1995, we issued to Mr. Smith fully vested options to purchase 10,000 shares of common stock, to Mr. Sellers fully vested options to purchase 5,500 shares of common stock, and to Mr. Van Alen fully vested options to purchase 2,500 shares of common stock. The exercise price of these options was $2.50 per share and in April 1998, the exercise price of these options was reduced from $2.50 to $1.50.

         During June and July 1999, we granted 10,000 options to each of the Directors who were not executive officers of USA. Each option is exercisable at $2.00 per share at any time for five years following the vesting thereof.

         All of the common stock underlying the options held by all Directors was registered by USA under the Act, for resale by the holder thereof. The registration was at our cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. Other than the repricing of the options by us in April 1998, the exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the common stock issuable upon the exercise of the options. In connection with the April 1998 repricing of stock options, the exercise prices of all these fully vested options were below the fair market value on the date or repricing, therefore, we recorded a charge to compensation expense during fiscal year 1998.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan. The options do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in Section 423 thereunder.

Executive Stock Options

         In June 1999, we granted an aggregate of 450,000 options to the executive officers as follows: Mr. Jensen - 180,000 options; Mr. Herbert -110,000; Mr. Kolls - 100,000 options; Mr. Maxwell - 40,000 options; and Mr. Lawlor - 20,000 options. All of Mr. Jensen's options became vested immediately. All of the other executive officers' options would vest as follows: one-third immediately; one-third on June 17, 2000, and one-third on June 17, 2001. Each option is exercisable at $2.00 per share at any time for five years following vesting thereof.

         In August 1999, we issued to Michael Lawlor fully vested options to acquire up to 20,000 shares of common stock at $2.00 per share. The options are exercisable at any time within five years following issuance. We issued the options pursuant to the exemption from registration set forth in Section 4(2) of the Act. We registered for resale under the Act the common stock underlying the options.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share at any time within five years following issuance.

         In October 2000, we granted to Mr. Jensen fully vested options to purchase up to 200,000 shares of common stock at $1.50 per share. The options are exercisable at any time within two years following issuance.

         All of the above common stock underlying the options held by the executive officers was registered by USA under the Act for resale by the holder thereof. The registration was at our cost and expense.

         The Board of Directors is responsible for awarding stock options. Such awards are made in the subjective discretion of the Board. The exercise price of all the above options represents on the date of issuance of such options an amount equal to or in excess of the market value of the common stock issuable upon the exercise of the options.

         All of the foregoing options are non-qualified stock options and not part of a qualified stock option plan. The options do not constitute incentive stock options as such term is defined under Section 422 of the Internal Revenue Code, as amended, and are not part of an employee stock purchase plan as described in Section 423 thereunder.


                             PRINCIPAL SHAREHOLDERS

Common Stock

         The following table sets forth, as of June 30, 2000, the beneficial ownership of the common stock of our directors and executive officers, both individualy and as a group. Except as set forth below, we are not aware of any beneficial owner of more than five percent of the common stock as of June 30, 2000. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                         Number of Shares
       Name and Address                  of Common Stock           Percent
       of Beneficial Owner               Beneficially Owned(1)    of Class(2)
       -------------------               ---------------------     --------


George R. Jensen, Jr.                     660,000 shares(3)          3.21%
16 Marlborough Road
Newtown Square, Pennsylvania 19073

Stephen P. Herbert                        222,384 shares(4)          1.08%
536 West Beach Tree Lane
Strafford, Pennsylvania 19087

Haven Brock Kolls, Jr.                    190,517 shares(5)            *
1573 Potter Drive
Pottstown, PA  19464

Leland P. Maxwell                          84,217 shares(6)            *
401 Dartmouth Road
Bryn Mawr, Pennsylvania 19010

Michael K. Lawlor                          58,384 shares(7)            *
131 Lisa Drive
Paoli, PA 19301

Edwin R. Boynton                          120,500 shares(8)            *
104 Leighton Drive
Bryn Mawr, Pennsylvania 19010

Steven Katz                                10,000 shares(9)            *
20 Rebel Run Drive
East Brunswick, New Jersey 08816

Douglas M. Lurio                           63,213 shares(10)           *
2005 Market Street, Suite 2340
Philadelphia, Pennsylvania 19103

William W. Sellers                        454,075 shares(11)         2.2%
394 East Church Road
King of Prussia, Pennsylvania 19406

Henry B. duPont Smith                      50,000 shares(12)           *
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010

William L. Van Alen, Jr.                   52,500 shares(13)           *
Cornerstone Entertainment, Inc.
P.O. Box 727
Edgemont, Pennsylvania 19028

All Directors and Executive Officers
As a Group (11 persons)                 1,965,790 shares(14)         9.55%

---------
*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the SEC and derives from either voting or investment power with respect to securities. Shares of common stock issuable upon conversion of the preferred stock, or shares of common stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of June 30, 2000, are deemed to be beneficially owned for purposes hereof.

(2) On June 30, 2000 there were 13,375,291 shares of common stock and 566,444 shares of series A preferred stock issued and outstanding. For purposes of computing the percentages under this table, it is assumed that all shares of issued and outstanding preferred stock have been converted into 566,444 shares of common stock, that all of the options or purchase rights to acquire common stock which have been issued and are fully vested as of June 30, 2000 (or within 60-days of June 30, 2000) have been converted into 906,509 shares of common stock. Of the 996,507 options or purchase rights to acquire common stock issued as of June 30, 2000, 906,509 are vested (or become vested within 60-days), and are included in this table. For purposes of computing such percentages it has also been assumed that all of the remaining 1995 warrants have been exercised for 67,300 shares of common stock, all of the remaining 1996 warrants have been exercised for 86,800 shares of common stock, that all of the 1996-B warrants have been exercised for 4,000 shares of common stock, that all of the 1997 warrants have been exercised for 1,500 shares of common stock, that all of the warrants issued to affiliates and/or consultants to GEM Advisors, Inc. have been exercised for 100,000 shares of common stock, that all of the 1998-A warrants have been exercised for 4,000 shares of common stock; that all of the 1998-B warrants have been exercised for 5,000 shares of common stock; that all of the consultant warrants have been exercised for 125,400 shares of common stock; that all of the 1999-A warrants have been exercised for 14,000 shares of common stock; that all of the 1999-B warrants have been exercised for 3,307,250 shares of common stock; that all of the senior notes have been converted into 1,629,200 shares of common stock; and that all of the accrued and unpaid dividends on the preferred stock as of June 30, 2000 have been converted, into 387,164 shares of common stock. Therefore, for purposes of computing the percentages under this table, there are 20,579,858 shares of common stock issued and outstanding.

(3) Includes 200,000 shares of common stock held by Mr. Jensen with his children as joint tenants with right of survivorship, 180,000 shares of common stock issuable upon the exercise of options, 80,000 shares issuable upon conversion of senior notes, and 200,000 shares of common stock issuable upon the exercise of the 1999-B warrants. Does not include the right granted to Mr. Jensen under his employment agreement to receive eight percent (8%) of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined herein). See "Executive Employment Agreements".

(4) Includes 173,334 shares of common stock issuable to Mr. Herbert upon the exercise of options, and 2,000 shares of common stock beneficially owned by his child.

(5) Includes 136,667 shares of common stock issuable to Mr. Kolls upon the exercise of options, 12,000 shares of common stock owned by his spouse, and 12,000 shares issuable to his spouse upon conversion of her senior note.

(6) Includes 56,667 shares of common stock issuable to Mr. Maxwell upon the exercise of options.

(7) Includes 43,334 shares of common stock issuable to Mr. Lawlor upon exercise of options.

(8) Includes 5,500 shares of common stock issuable upon conversion of the 5,500 shares of series A preferred stock. Includes 10,000 vested shares of common stock issuable upon exercise of options, 20,000 shares issuable upon conversion of his senior note, and 10,000 shares of common stock issuable upon exercise of the 1999-B warrants. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends in the series A preferred stock.

(9) Includes 10,000 shares of common stock issuable upon exercise of options.

(10) Includes 31,213 shares of common stock held jointly with Mr. Lurio's spouse, 10,000 shares of common stock issuable upon exercise of options, 12,000 shares issuable upon conversion of senior notes, and 10,000 shares issuable upon exercise of 1999-B warrants.

(11) Includes 17,245 shares of common stock owned by the Sellers Pension Plan of which Mr. Sellers is a trustee, 4,651 shares of common stock owned by Sellers Process Equipment Company of which he is a Director, and 9,929 shares of common stock owned by Mr. Seller's wife. Includes 25,500 shares of common stock issuable upon exercise of options, 28,000 shares issuable upon conversion of senior notes, and 130,000 shares issuable upon exercise of 1999-B warrants.

(12) Includes 12,000 shares of common stock issuable upon conversion of the 12,000 shares of preferred stock beneficially owned by Mr. Smith. Includes 20,000 shares of common stock issuable upon exercise of options. Includes 8,000 shares of common stock issuable upon conversion of the 1996 warrants held by trusts for the benefit of Mr. Smith's children of which he is a trustee. Does not include any shares of common stock issuable upon conversion of any accrued and unpaid dividends on the series A preferred stock.

(13) Includes 22,500 shares of common stock issuable to Mr. Van Alen upon exercise of options and 10,000 shares issuable upon conversion of 1999-B warrants.

(14) Includes all shares of common stock described in footnotes (2) through (13) above.

Preferred Stock

         The following table sets forth, as of June 30, 2000 the beneficial ownership of the preferred stock by our directors and executive officers, both individiually and as a group. Except as set forth below, we are not aware of any beneficial owner of more than five percent of the preferred stock as of June 30, 2000. Except as otherwise indicated, we believe that the beneficial owners of the preferred stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                      Number of Shares
Name and Address of                   of Preferred Stock          Percent
Beneficial Owner                      Beneficially Owned         of Class(l)
-------------------                   ------------------         ---------
Edwin R. Boynton
104 Leighton Avenue
Bryn Mawr, Pennsylvania 19010               5,500                     *

Henry B. duPont Smith
350 Mill Bank Road
Bryn Mawr, Pennsylvania 19010              12,000(2)                2.0%

All Directors and
Executive Officers
As a Group (11 persons)                    17,500                   3.1%

--------------
*Less than one percent (1%)

(1) There were 566,444 shares of preferred stock issued and outstanding as of June 30, 2000.

(2) Includes 2,000 shares of preferred stock held by trusts for the benefit of Mr. Smith's children of which he is a trustee.

                              CERTAIN TRANSACTIONS

         On January 21, 1999, Mr. Jensen purchased ten units pursuant to the our private placement offering of senior notes for $100,000. In full payment, Mr. Jensen has agreed to forgo any base salary otherwise payable to him under his employment agreement during the period of time commencing on April 1, 1999 and ending on June 30, 2000, or such longer period as required. At June 30, 2000, $12,199 was outstanding. Subsequent to year end, the $12,199 has been received by us.

         In June and July 1999, we issued options to purchase an aggregate of 470,000 shares of common stock to our executive officers and an aggregate of 70,000 shares of common stock to our directors who were not executive officers. Each option is exercisable at $2.00 per share of common stock. See "Management - Director Compensation and Stock Options" and "Executive Stock Options".

         In July 1999, we extended the expiration dates until June 30, 2001 of the options to acquire common stock held by the following directors, officers, and employees: Adele Hepburn - 77,000 options; H. Brock Kolls - 20,000 options; Henry duPont Smith - 10,000 options; William Sellers - 15,500 options; Peter Kapourelos - 17,000 otions; and William Van Alen - 12,500 options. All of the foregoing options would have expired in the first two calendar quarters of the year 2000 or the first calendar quarter of year 2001.

         During the fiscal years ended June 30, 1999 and June 30, 2000, we paid Lurio & Associates, P.C., of which Mr. Lurio is President, professional fees of approximately $155,000 and $196,000, respectively, for legal services rendered to us by the law firm.

         In August 1999, we issued to Stephen P. Herbert, President of USA, an aggregate of 25,000 shares of common stock. Such common stock was issued in exchange for services rendered or to be rendered to USA by Mr. Herbert. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, we agreed to issue to Leland P. Maxwell, Chief Financial Officer of USA, an aggregate of 10,500 shares of common stock. The common stock was issued in exchange for services rendered or to be rendered to USA by Mr. Maxwell. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, the Board of Directors authorized us to issue to Michael Lawlor, Vice President of USA, an aggregate of up to 25,000 shares of common stock. Such common stock was issued in exchange for services rendered and to be rendered to USA by Mr. Lawlor. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In August 1999, we also issued to Mr. Lawlor fully vested options to acquire up to 20,000 shares of common stock at $2.00 per share. The options are exercisable at any time within five years following issuance. We have registered under the Act the common stock underlying the options for resale by Mr. Lawlor.

         In August 1999, we issued to Joseph Donahue, a former Vice President, an aggregate of 15,000 shares of common stock. Such common stock will be issued in exchange for services to be rendered to USA by Mr. Donahue. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have agreed to register these shares under the Act.

         In August 1999, we issued to each of Stephen Herbert, President, Leland Maxwell, Chief Financial Officer, and Haven Brock Kolls, Vice President Research and Development, 2,000 shares of common stock. Such common stock was issued in exchange for services rendered or to be rendered to USA. The shares of common stock were valued at $2.00 per share, the closing bid price on the date of the grant. We have registered these shares under the Act.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercised at $2.00 per share of common stock at any time within five years following issuance. We have agreed to register the common stock underlying these options for resale under the Act.

         During February 2000, we issued an aggregate of 87,500 shares of common stock to five executive officers: George Jensen - 25,000 shares; Stephen Herbert
- 20,000 shares; Haven Brock Kolls - 20,000 shares; Leland Maxwell - 12,500 shares; and Michael Lawlor - 10,000 shares. Such shares were issued as a bonus for services rendered and to be rendered for the calendar year 2000. The shares were valued at $2.00 per share, the closing bid price on the date of issuance. We have registered these shares under the Act.

         In February 2000, in connection with his relocation to the Philadelphia, Pennsylvania area, we agreed to pay the costs of relocation for Michael Lawlor, Vice President of USA. As of June 30, 2000, a total of approximately $43,000 has been paid for this purpose.

                              SELLING SHAREHOLDERS

         Each of the selling shareholders listed below is, as of June 30, 2000, the holder of our common stock or has the right to acquire the number of shares of common stock set forth opposite such selling shareholder's name. All of these securities were issued by USA to the selling shareholders pursuant to a transaction exempt from the registration requirements of the Act and various state securities laws.

         We have agreed, at our expense, to register all of the common stock for resale by the selling shareholders under the Act. We expect to incur expenses of approximately $40,000 in connection with the registration statement of which this prospectus is a part.

         The number of shares that may be actually sold by the selling shareholder will be determined by the selling shareholder. Because the selling shareholder may sell all, some or none of the shares of common stock that the selling shareholder holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the selling shareholder upon termination of the offering.

         The following tables set forth information with respect to each selling shareholder and the respective amounts of common stock that may be offered pursuant to this prospectus. None of the selling shareholders has, or within the past three years has had, any position, office or other material relationship with us, except as noted below. Except as specifically set forth below, following the offering, and assuming all of the common stock offered hereby has been sold, none of the selling shareholders will beneficially own one percent (1%) or more of the common stock.

                         1999-B RESTRICTED COMMON STOCK

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby           After Offering
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Gunter Beyer                                                     5,000
Deborah L. Witte, custodian for Corey Witte                      1,000
Robert G. Padrick & Robert Balic                                20,000
Steven N. Hollaway                                              10,000
Donald R. Jones Jr                                               5,000
Julie Carlson                                                   15,000
Gary R. Bourassa                                                10,000
Lois H. & David F. Zeyher                                       10,000
Daniel Laitner                                                  10,000
Joseph J. Bolitsky                                              20,000
Henry J. Fieldman(1)                                            30,000                      95,333        *
Anthony B. Ullman(1)                                            20,000                      85,333        *
John J. Hay(1)                                                  20,000                      85,333        *
Frances Young(2)                                               150,000                     600,000       2.91%
Richard S. Schonwald                                            50,000
William Robert Johnston                                         20,000
G. Ellard Mccarthy & Joan R. Bennett                             5,000
Adele H. Hepburn(3)                                             80,000                     319,455       1.55%
Austin B. Hepburn(3)                                             5,000                     319,455       1.55%
Shelley & James Leroux                                           5,000
George Jensen & Andrew David Jensen (JTWOS) (4)                 50,000                     460,000       2.24%
George Jensen & Burton Jensen (JTWOS)(4)                        50,000                     460,000       2.24%
George Jensen & Ron Jensen (JTWOS)(4)                           50,000                     460,000       2.24%
George Jensen & Julie E. Johnston (JTWOS)(4)                    50,000                     460,000       2.24%
Clifton B Currin, Trust                                          5,000
Earl D & Nancy A. Besch                                         10,000
August B Castle, Jr.                                            30,000
Al Migliaccio, Custodian for Ashlee Migliaccio, Under UGMA      10,000
Sheri-Lynn Demaris                                              50,000
Marthe Burlingame                                                4,000
Douglas Lurio & Margaret Sherry Lurio (JTWOS)(5)                10,000                      53,213        *
Brooke Ann Adamson                                              10,000
Betty A. Harris                                                 20,000
Charles C. Kelleher                                             10,000
James E. Hamilton                                               10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Karl C. & Natalie C. Mynyk                                60,000
Randall C. Rolfe                                           1,000
Noma Ann Roberts                                          10,000
Gina & John C. Nostrant                                   10,000
Edwin R. Boynton(6)                                       20,000                   100,500        *
Nancy Krook                                               50,000
Kathleen J. Mason                                         50,000
John R. Green                                             10,000
Richard F. Murphy                                         10,000
Maureen C. Costello                                       10,000
John E. & Sandra J. Krafton                               10,000
Sheila & Thomas Garbellotto                               10,000
Barbara K. Kluver & Ronald D Lawler                        1,000
Jonathan A. Desouza                                          500
David S. D'Angelo                                         10,000
Karl F. Rugart                                            10,000
Barbara J Murray & Emerson E Kolesnikoff                  10,000
Susan A Rodeheaver                                         5,000
Jackson L Anderson                                        15,000
Pamela Ann Townsend                                       10,000
Richard G & Laura J Parker                                10,000
Kathy N & Douglas A. Parker                               10,000
Hrubala Associates, a Partnership David R Molumphy,
 Partner                                                  10,000
Francis J Guzzetta                                        10,000
Howard H Wolfe                                             2,000
Claudine W Wolfe                                           2,000
Leon M Kruger                                             10,000
Barbara J Osborne                                          2,000
Howard K & Elizabeth L Penn                               10,000
Sarah B & Paul A. Salois                                  50,000
Donald W Mackenzie                                        10,000
Janet K Catino                                            10,000
John A Chistolini                                         10,000
Richard D & Mary R.B. Roderick                            20,000
Ann Elizabeth Shaheen                                     30,000
George H & June Y Kilmarx                                 10,000
Charles F Glomb                                           10,000
Nancy E Ranson                                             1,000
Frances N Luppino                                         10,000
Israel & Nesia Lichtenstein                               10,000
Solomon & Toby Lichtenstein                               10,000
James R Boynton Md Pc Pen Tr                              10,000
Richard Bleaman                                            2,500
Trinity Associates                                        80,000
Mary Ann Sentner                                             750

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Leo J Dolan                                                 5,000
Robert A Kilgore                                           20,000
James F Merriman                                            5,000
Rachel & Israel Lichtenstein                               10,000
Shirley K Knerr                                            50,000
Alexander R Beard                                           1,000
F Stanton Moyer                                            50,000
John B & Solveig W Stetson IV                              10,000
Patricia H Jacobs                                           4,000
Harry Renner IV                                            10,000
Arthur L Wheeler                                           20,000
James M Holmwood                                           20,000
Margaret R Geddis                                           2,500
Christine F Hughes                                          2,500
Homer N Stewart                                             1,000
William F Harrity, Jr                                      20,000
Donald J Zelenka                                           25,000
Judy B & John R Hargett                                     2,500
Cliff G Frisby                                              2,500
Derrick J Luppino                                          10,000
Elizabeth L. Nelson                                        10,000
Louis J & Janet L Shaheen                                   5,000
Ralph H Knode                                               3,000
Wayne A Anderson                                           10,000
Marc A. Cohen                                              10,000
Terri G Mills                                               2,100
Brook & Harley Miller                                       5,000
Linda Moran Evans                                           5,000
Joseph Singer                                              10,000
Martha L. Demedio                                           1,000
Timothy H Pelter                                              500
David M. Demedio(7)                                         3,000                   18,824          *
John D Wright                                               5,000
Priscilla A. Stitt                                         10,000
Eileen B Lang                                                 500
Lee R & Lisa Roper                                         10,000
Nancy M & William T Baycroft                               10,000
Dr. James E. Meeks                                         12,500
Gideon Trading Ltd                                        275,000
Yeshiva Shearith Hapleta                                   20,000
Thomas F & Lisa H Horgan                                   10,000
Andrea Havens                                               5,000
Charles S Greth & Ronnie M Neff                            10,000
Elizabeth & Steve Illes                                   100,000                  575,000        2.79%
Alan Alpert                                                10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Robert G Giddens                                           10,000
Harold N Gray                                              10,000
Donald R & Joan F Jones Sr                                  5,000
Dr. William  P Burks                                        5,000
Salvatore Marino                                           10,000
Michael Hyman                                              10,000
Solomon Ellner                                             10,000
Cong. Kolel Mateh Efraim                                   20,000
Robert A. Hamilton Fbo IRA(11)                             20,000                    33,684         *
William W. Sellers(8)                                     130,000                   324,075        1.57%
Virginia W Harrity                                         10,000
Harriet & Cary Glickstein                                  10,000
Robert Gueriera, Jr.                                       10,000
Scott Schotter                                              5,000
Anthony & Joan M Popoff                                     1,000
Peter B Pakradooni                                         10,000
William Recktenwald                                        10,000
L David & Jill H Spealler                                  10,000
Barry C Arndt                                               1,000
Julia B Holloway                                            3,000
William K & Linda S Curtis                                 30,000
A. Kenneth & William K Curtis                              20,000
William L. Van Alen, Jr.(9)                                10,000                    42,500         *
Vincent J Calvarese                                        10,000
Joanne C Calvarese                                         10,000
John W Ponton, Jr.                                          5,000
Wayne A. Frye                                               2,500
Steve J Niewinski                                          10,000
Phillip S Krombolz                                         20,000
Leroy M Lewis, Jr.                                         10,000
Pearl & Edwin J Coggeshall                                  2,000
Clark D & Caroline S Stull, Jr.                             5,000
Patrick Lopez                                              15,000
Barbara D Hauptfuhrer                                      10,000
Robert P Hauptfuhrer Family Partnership                     5,000
Leland P. Maxwell(10)                                      10,000                    74,217         *
Paul J Rafferty                                            10,000
Marion Douglas & Teddie Earline Belin                      20,000
Jane Hanscom                                                1,000
Carolyn Wojcik                                              5,000
Castor Group Ltd.                                         200,000
Jack M Heald                                               10,000
Barbara H. Miller                                           5,000
Patricia Jill Smith                                        73,500
James Dailey                                               10,000
Stephen M. Luce(12)                                         2,000                     7,882         *
Michael Wusinich                                            5,000
Julie Herbert, custodian for Lucas H. Herbert               1,000
Deborah L. Witte, custodian for Clare Witte                 1,000
Wanda S. Moffitt                                            5,000
George W. Yocum                                            10,000
Nisha Mehta Investments Ltd.                               60,000
Deborah & Gene Witte                                        1,500
Larry D. Tate                                              12,500

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Nancy H Hansen                                               30,000
Robert B & Mary Lou Jacoby                                   10,000
Kenneth J Wallace, Jr.                                        4,000
Robert F Jones & Deborah L Jones (Jtwros)                    30,000
Judy Ann Ciesielski                                          10,000
John P Ayers                                                 20,000
Jerrold Carl & Susan E Cohen                                 50,000
T Sean Brooks Ttee, T Sean Brooks Rev. Trust
 Dated 7/27/99                                               20,000
Worden Family Partnership                                    10,000
Geoffrey F Worden                                            25,000
Andrew B Hebenstreit                                         10,000
Julie E Johnston                                             50,650
Gary Papa                                                    10,000
Daniel P Quinn                                               20,000
Jean W Eason                                                  2,000
Jason Bradley Harris                                         20,000
Michael A. Parker                                             5,000
                                                          ---------

Total                                                     3,560,000
                                                          =========

_____________
*   Less than one percent (1%).
(1) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.

(2) Ms. Young is a former employee of USA.

(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.

(4) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."

(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(6)  Mr. Boynton is a Director of USA.

(7)  Mr. DeMedio is an employee of USA.

(8)  Mr. Sellers is a Director of USA.

(9)  Mr. Van Alen is a Director of USA.

(10) Mr. Maxwell is the Chief Financial Officer of USA.

(11) Mr. Hamilton is an employee of USA.

(12) Mr. Luce is an employee of USA.

                      1999-B COMMON STOCK PURCHASE WARRANTS

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Gunter Beyer                                               5,000
Deborah L. Witte, custodian for Corey Witte                1,000
Robert G. Padrick & Robert Balic                          20,000
Steven N. Hollaway                                        10,000
Donald R. Jones Jr                                         5,000
Julie Carlson                                             15,000
Gary R. Bourassa                                          10,000
Lois H. & David F. Zeyher                                 10,000
Daniel Laitner                                            10,000
Joseph J. Bolitsky                                        20,000
Henry J. Fieldman(1)                                      30,000                  95,333         *
Anthony B. Ullman(1)                                      20,000                  85,333         *
John J. Hay(1)                                            20,000                  85,333         *
Frances Young(2)                                         150,000                 600,000       2.91%
Richard S. Schonwald                                      50,000

                                                                                     Beneficial Ownership
Selling Shareholder                               Common Stock Offered Hereby           After Offering
-------------------                               ---------------------------        --------------------
                                                                                     Number       Percent
                                                                                     ------       -------
William Robert Johnston                                      20,000
G. Ellard Mccarthy & Joan R. Bennett                          5,000
Adele H. Hepburn(3)                                          80,000                  319,455       1.55%
Austin B. Hepburn(3)                                          5,000                  319,455       1.55%
Shelley & James Leroux                                        5,000
George Jensen & Andrew David Jensen (JTWOS) (4)              50,000                  460,000       2.24%
George Jensen & Burton Jensen (JTWOS)(4)                     50,000                  460,000       2.24%
George Jensen & Ron Jensen (JTWOS)(4)                        50,000                  460,000       2.24%
George Jensen & Julie E. Johnston (JTWOS)(4)                 50,000                  460,000       2.24%
Clifton B Currin, Trust                                       5,000
Earl D & Nancy a Besch                                       10,000
August B Castle, Jr                                          30,000
Al Migliaccio, Custodian for Ashlee Migliaccio, Under UGMA   10,000
Sheri-Lynn Demaris                                           50,000
Marthe Burlingame                                             4,000
Douglas Lurio & Margaret Sherry Lurio (JTWOS)(5)             10,000                   53,213        *
Brooke Ann Adamson                                           10,000
Betty A Harris                                               20,000
Charles C Kelleher                                           10,000
James E Hamilton                                             10,000
Karl C & Natalie C Mynyk                                     60,000
Randall C Rolfe                                               1,000
Noma Ann Roberts                                             10,000
Gina & John C Nostrant                                       10,000
Edwin R. Boynton(6)                                          20,000                  100,500        *
Nancy Krook                                                  50,000
Kathleen J Mason                                             50,000
John R Green                                                 10,000
Richard F Murphy                                             10,000
Maureen C Costello                                           10,000
John E & Sandra J Krafton                                    10,000
Sheila & Thomas Garbellotto                                  10,000
Barbara K Kluver & Ronald D Lawler                            1,000
Jonathan A Desouza                                              500
David S D'Angelo                                             10,000
Karl F Rugart                                                10,000
Barbara J Murray & Emerson E Kolesnikoff                     10,000
Susan A Rodeheaver                                            5,000
Jackson L Anderson                                           15,000
Pamela Ann Townsend                                          10,000
Richard G & Laura J Parker                                   10,000
Kathy N & Douglas A Parker                                   10,000
Hrubala Associates, a Partnership David R Molumphy,
 Partner                                                     10,000
Francis J Guzzetta                                           10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Howard H Wolfe                                              2,000
Claudine W Wolfe                                            2,000
Leon M Kruger                                              10,000
Barbara J Osborne                                           2,000
Howard K & Elizabeth L Penn                                10,000
Sarah B & Paul a Salois                                    50,000
Donald W Mackenzie                                         10,000
Janet K Catino                                             10,000
John A Chistolini                                          10,000
Richard D & Mary R.b. Roderick                             20,000
Ann Elizabeth Shaheen                                      30,000
George H & June Y Kilmarx                                  10,000
Charles F Glomb                                            10,000
Nancy E Ranson                                              1,000
Frances N Luppino                                          10,000
Israel & Nesia Lichtenstein                                10,000
Solomon & Toby Lichtenstein                                10,000
James R Boynton Md Pc Pen Tr                               10,000
Richard Bleaman                                             2,500
Trinity Associates                                         80,000
Mary Ann Sentner                                              750
Leo J Dolan                                                 5,000
Robert A Kilgore                                           20,000
James F Merriman                                            5,000
Rachel & Israel Lichtenstein                               10,000
Shirley K Knerr                                            50,000
Alexander R Beard                                           1,000
F Stanton Moyer                                            50,000
John B & Solveig W Stetson IV                              10,000
Patricia H Jacobs                                           4,000
Harry Renner IV                                            10,000
Arthur L Wheeler                                           20,000
James M Holmwood                                           20,000
Margaret R Geddis                                           2,500
Christine F Hughes                                          2,500
Homer N Stewart                                             1,000
William F Harrity, Jr.                                     20,000
Donald J Zelenka                                           25,000
Judy B & John R Hargett                                     2,500
Cliff G Frisby                                              2,500
Derrick J Luppino                                          10,000
Elizabeth L. Nelson                                        10,000
Louis J & Janet L Shaheen                                   5,000
Ralph H Knode                                               3,000
Wayne A Anderson                                           10,000
Marc A Cohen                                               10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
Terri G Mills                                             2,100
NyBrook & Harley Miller                                   5,000
Linda Moran Evans                                         5,000
Joseph Singer                                            10,000
Martha L Demedio                                          1,000
Timothy H Pelter                                            500
David M Demedio(7)                                        3,000                      15,824        *
John D Wright                                             5,000
Priscilla A Stitt                                        10,000
Eileen B Lang                                               500
Lee R & Lisa Roper                                       10,000
Nancy M & William T Baycroft                             10,000
Dr. James E. Meeks                                       12,500
Gideon Trading Ltd                                      275,000
Yeshiva Shearith Hapleta                                 20,000
Thomas F & Lisa H Horgan                                 10,000
Andrea Havens                                             5,000
Charles S Greth & Ronnie M Neff                          10,000
Elizabeth & Steve Illes                                 100,000
Alan Alpert                                              10,000
Robert G Giddens                                         10,000
Harold N Gray                                            10,000
Donald R & Joan F Jones Sr                                5,000
Dr. William  P Burks                                      5,000
Salvatore Marino                                         10,000
Michael Hyman                                            10,000
Solomon Ellner                                           10,000
Cong. Kolel Mateh Efraim                                 20,000
Robert A. Hamilton Fbo IRA(11)                           20,000                      33,684        *
William W Sellers(8)                                    130,000                     324,075      1.57%
Virginia W Harrity                                       10,000
Harriet & Cary Glickstein                                10,000
Robert Gueriera Jr                                       10,000
Scott Schotter                                            5,000
Anthony & Joan M Popoff                                   1,000
Peter B Pakradooni                                       10,000
William Recktenwald                                      10,000
L David & Jill H Spealler                                10,000
Barry C Arndt                                             1,000
Julia B Holloway                                          3,000
William K & Linda S Curtis                               30,000
A. Kenneth & William K Curtis                            20,000
William L Van Alen, Jr(9)                                10,000                      42,500        *
Vincent J Calvarese                                      10,000
Joanne C Calvarese                                       10,000

                                                                                   Beneficial Ownership
Selling Shareholder                             Common Stock Offered Hereby           After Offering
-------------------                             ---------------------------        --------------------
                                                                                   Number       Percent
                                                                                   ------       -------
John W Ponton Jr                                              5,000
Wayne A. Frye                                                 2,500
Steve J Niewinski                                            10,000
Phillip S Krombolz                                           20,000
Leroy M Lewis Jr                                             10,000
Pearl & Edwin J Coggeshall                                    2,000
Clark D & Caroline S Stull Jr                                 5,000
Patrick Lopez                                                15,000
Barbara D Hauptfurer                                         10,000
Robert P Hauptfuhrer Family Partnership                       5,000
Leland P. Maxwell(10)                                        10,000                74,217          *
Paul J Rafferty                                              10,000
Marion Douglas & Teddie Earline Belin                        20,000
Jane Hanscom                                                  1,000
Carolyn Wojcik                                                5,000
Castor Group Ltd                                            200,000
Jack M Heald                                                 10,000
Barbara H Miller                                              5,000
Patricia Jill Smith                                          73,500
James Dailey                                                 10,000
Stephen M. Luce(12)                                           2,000                 7,882          *
Michael Wusinich                                              5,000
Julie Herbert, custodian for Lucas H. Herbert                 1,000
Deborah L. Witte, custodian for Clare Witte                   1,000
Wanda S. Moffitt                                              5,000
George W. Yocum                                              10,000
Nisha Mehta Investments Ltd.                                 60,000
Deborah & Gene Witte                                          1,500
Larry D. Tate                                                12,500
Nancy H Hansen                                               30,000
Robert B & Mary Lou Jacoby                                   10,000
Kenneth J Wallace Jr                                          4,000
Robert F Jones & Deborah L Jones (Jtwros)                    30,000
Judy Ann Ciesielski                                          10,000
John P Ayers                                                 20,000
Jerrold Carl & Susan E Cohen                                 50,000
T Sean Brooks Ttee, T Sean Brooks Rev. Trust
 Dated 7/27/99                                               20,000
Worden Family Partnership                                    10,000
Geoffrey F Worden                                            25,000
Andrew B Hebenstreit                                         10,000
Julie E Johnston                                             50,650
Gary Papa                                                    10,000
Daniel P Quinn                                               20,000
Jean W Eason                                                  2,000
Jason Bradley Harris                                         20,000
Michael A. Parker                                             5,000
                                                          ---------

Total                                                     3,560,000
                                                          =========

____________
*   Less than one percent (1%).
(1) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.

(2)  Ms. Young is a former employee of USA.

(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.

(4) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurence of a USA Transaction (as defined therein). See "Management -- Executive Employment Agreements."

(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(6)  Mr. Boynton is a Director of USA.

(7)  Mr. DeMedio is an employee of USA.

(8)  Mr. Sellers is a Director of USA.

(9)  Mr. Van Alen is a Director of USA.

(10) Mr. Maxwell is the Chief Financial Officer of USA.

(11) Mr. Hamilton is an employee of USA.

(12) Mr. Luce is an employee of USA.

                      COMMON STOCK UNDERLYING SENIOR NOTES

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                   After Offering
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
JOSIAH DAVID ADAMSON                                             800
ANNA KATE ADAMSON                                                800
MICAH PAUL ADAMSON                                               800
BROOKE ANN ADAMSON                                               800
PETER JOHN ADAMSON                                               800
ROBERT M. AGANS                                               28,000
ALAN ALPERT                                                    2,000
WAYNE A. ANDERSON                                              1,000
CHARLES W. APPLE AND KATHERINE K. APPLE                        1,000
BARRY C. ARNDT                                                 2,000
JOHN P. AYERS                                                  1,000
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        8,000
ROBERT E. BECK                                                   800
MARION DOUGLAS BELIN AND TEDDIE EARLINE BELIN                  8,000
NANCY A. BESCH AND EARL D. BESCH                               4,000
ALEXANDRA O. BJORKLUND, TRUSTEE U/A DATED 11-14-88             8,000
LOUISE D. BODINE                                               8,000
JOSEPH BOLITSKY                                               16,000
CHARLES L. BOLLING                                             2,000
GARY BOURASSA                                                  2,000
EDWIN R. BOYNTON (12)                                         20,000                  100,500           *
JAMES R. BOYNTON, PENSION PLAN                                12,000
MARGARET L. BROADWELL (9)                                      4,000                    5,000           *
GORDON L. BRODINE                                              8,000
CAROLINDA BROOKS                                               8,000
WILLIAM P. BURKS, MD                                          12,000
SUSAN L. BUTLER                                                6,000
SMEDLEY D. BUTLER                                              8,000
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   4,000
WILLIAM A. CAMPBELL                                            2,000
HULL OVERSEAS, LTD.                                           80,000
FIRST DOWNING CAPITAL CORPORATION                             20,000
RALPH A. CARABASI                                              2,000
EDWARD J. CARNEY                                               4,000
AUGUS F.B. CASTLE JR.                                          8,000
MICHAEL CHIECO                                                10,000
BARBARA L. CHIMICLES                                           4,000
JUDY A. CIESIELSKI                                             8,000
GORDON S. CLAUSEN AND MARY LOU C. CLAUSEN                      8,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                  16,000
DIANE E. CLOUTIER                                             20,000
MARC A. COHEN                                                  8,000
HELEN A. CRECRAFT                                              4,000
J. DAVID CUNNINGHAM, M.D.                                      4,000
CLIFTON B. CURRIN                                              4,600
CLIFTON B. CURRIN, TRUST                                       6,400
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        8,000
DAVID S. D'ANGELO                                              8,000
BENJAMIN DEACON                                                2,000
RICHARD J. DELLARUSSO                                          4,000
SHERI-LYNN DEMARIS                                            28,000
DAVID M. DEMEDIO (1)                                           2,000                   16,824           *

                                               Common Stock Offered         Beneficial Ownership
Selling Shareholder                                   Hereby                   After Offering
-------------------                            --------------------         --------------------
                                                                             Number     Percent
                                                                            -------     -------
LOUIS E. DI RENZO AND ROSE M. DI RENZO                2,000
LEO J. DOLAN                                          8,000
MITCHELL DRESSLER                                     4,000
WILLIAM P. DUNHAM                                     4,000
JUSTIN G. DURYEA                                      3,000
HAROLD B. ERDMAN                                      2,000
HEALD FAMILY TRUST                                    8,000
HENRY J. FIELDMAN (10)                               12,000                 113,333           *
AVERELL H. FISK                                      20,000
LINDA GARDNER                                         4,000
MARGARET R. GEDDIS                                    1,000
SUSAN J. GERRITY                                      2,000
ROBERT G. GIDDENS                                    20,000
SEP-IRA OF ROBERT G. GIDDENS                          4,000
HARRIET GLICKSTEIN AND CARY GLICKSTEIN                8,000
WILLIAM M. GOLDSTEIN                                  4,000
GREGORY R. GOMES                                     20,000
MIKLOS GOTTLIEB                                       4,000
YESHIVA SHEARITH HAPLETA                              4,000
HAROLD N. GRAY                                       12,000
JOHN R. GREEN                                         8,000
CHARLES S. GRETH AND RONNIE M. NEFF                   2,000
ROBERT GUERIERA JR.                                   4,000
JOHN E. HAMILTON                                      1,200
ROBERT A. HAMILTON (2)                                2,800                  50,884           *
NANCY H. HANSEN                                       8,000
KENNETH R. HARRIS AND BETTY A. HARRIS                 8,000
R. JOHNSTONE HARRITY                                  4,000
WILLIAM F. HARRITY, JR.                               8,000
BARBARA D. HAUPTFUHRER                                6,000

                                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                                    Hereby                    After Offering
-------------------                                              --------------------         --------------------
                                                                                               Number     Percent
                                                                                              -------     -------
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                                 4,000
JOHN HAY (10)                                                           12,000                 93,333          *
ANN HEBENSTREIT REVOCABLE TRUST                                          4,000
MARC A. HEMBROUGH                                                        4,000
AUSTIN B. HEPBURN (3)                                                    6,000                368,455        1.79%
ADELE H. HEPBURN (3)                                                    30,000                368,455        1.79%
JULIE H. HERBERT (11)                                                    4,000                218,384        1.06%
JOYCE HODGES                                                             2,000
JULIA B. HOLLOWAY                                                        4,000
JAMES M. HOLMWOOD                                                        8,000
HRUBALA ASSOCIATES, A PARTNERSHIP                                        4,000
DAVID W. HUBBERT                                                         6,000
WILBUR E. HUDSON                                                         2,000
JAY T. HUFFMAN                                                           2,000
CHRISTINE F. HUGHES                                                      1,000
MICHAEL HYMAN                                                            4,000
F/B/O FRED KARAGOSIAN KEOGH INDEPENDENT TRUST CORP, TRUSTEE              4,000
JANNEY MONTGOMERY SCOTT IRA FOR ROBERT E. WAGNER                         4,000
ROBERT B. JACOBY AND MARY LOU JACOBY                                     4,000
GEORGE R. JENSEN, JR. (4)                                               40,000                580,000        2.82%
GEORGE R. JENSEN, JR., AND RON RAYMOND JENSEN (4)                       40,000                580,000        2.82%
WILLIAM ROBERT JOHNSTON                                                  2,000
GLORIA S. KARN AND FRED S. KARN                                            400
MORRIS KAUFMAN                                                           4,000
MAUDE WOOD KENT AND THOMAS D. KENT JR.                                   4,000
ROBERT A. KILGORE                                                       20,000
KATHLEEN COUGHLIN KILGORE                                                4,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                                   20,000
ANTHONY Y. K. KIM                                                       20,000
HARRIETTE D. KLANN                                                       4,000
SHIRLEY K. KNERR                                                         4,400
CHRISTINE C. KOLLS (5)                                                  12,000                178,517           *
DAVID A. KRA                                                             4,000
PHILLIP S. KROMBOLZ AND ROCHELLE KROMBOLZ                               12,000
NANCY KROOK                                                             28,000
LEON M. KRUGER                                                          16,000
JEFFREY R. LAND                                                          4,000
PAUL G. LANNI                                                            4,000
SHERRILL F. LEBOUTILLIER                                                36,000
JOHN N. LEE TRUST W/D/T 10/5/92                                         12,000
JENNIFER BEIRNES LEENE                                                   4,000
FBO DENNIS L. GILBERT R-IRA LEGG MASON CUSTODIAN ACCT #397-70859         4,000
AARON LEHMANN                                                            4,000
SHELLEY LEROUX                                                           8,000
LEROY M. LEWIS                                                           8,000
ISRAEL AND NESIA LICHTENSTEIN                                            4,000
TOBY AND SOLOMON LICHTENSTEIN                                            2,000
ISRAEL AND RACHEL LICHTENSTEIN                                           2,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                                    8,000
E.H. ROGERS, JR. FAMILY LIMITED PARTNERSHIP                              8,000
BIRTZ REVOCABLE LIVING TRUST (DATED 8-15-94)                             8,000
PATRICK LOPEZ                                                            4,000
DOUGLAS M. LURIO AND MARGARET SHERRY LURIO (6)                          12,000                 51,213           *
JAMES P. MacCAIN                                                         4,000
DONALD W. MACKENZIE                                                      8,000
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                          4,000
SALVATORE MARINO                                                         4,000
DR. IRWIN MARKOWITZ                                                     20,000
CHARLES A. MAYER                                                         4,000
G. ELLARD MCCARTHY AND JOAN R. BENNETT                                   2,000
ROBERT F. McCARTNEY                                                      4,000
JAMES F. MERRIMAN                                                        6,000
HARLEY MILLER                                                            1,200
THOMAS J. MOLUMPHY                                                       2,000
GORDON E. MONTGOMERY                                                     4,000
ROBERT H. MONTGOMERY AND ROSEMARY M. MONTGOMERY                          4,000
MILTON K. MORGAN, JR. AND LOIS T. MORGAN                                 4,000
JOHN J. MORGENTHALER                                                     4,000
MAC G. MORRIS AND JAN DELLE C. MORRIS                                    2,000
RICHARD F. MURPHY                                                        8,000
RONNIE M. NEFF                                                           2,000
ELIZABETH LARRABEE NELSON                                                6,000
JOHN BRADLEY NIX AND CAROL NIX                                             800
BRIAN G. NELSON                                                          4,000
ALEX ORLIK                                                               1,600
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                                    4,000

                                       57

                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                    Hereby                    After Offering
-------------------                              --------------------         --------------------
                                                                               Number     Percent
                                                                              -------     -------
PETER B. PAKRADOONI                                     4,000
GARY PAPA                                               8,000
RICHARD G. PARKER                                       4,000
PANORAMA PARTNERS                                      20,000
WILLIAM R. PERRY AND MATTIE A. PERRY                   14,000
ROY T. PIRHALA                                          8,000
JOHN W. PONTON, JR.                                     4,000
J STEVE POWELL                                          1,200
MOLUMPHY CAPITAL MGMT PROFIT SHARING                    4,000
DANIEL P. QUINN                                         4,000
ROGER RADPOUR                                           4,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                  24,000
ERNEST L. RANSOME III                                   2,000
WILLIAM RECKTENWALD                                     4,000
HARRY RENNER IV                                         4,000
WANDA S. MOFFITT REVOCABLE TRUST                        4,000
NOMA ANN ROBERTS                                       10,000
GARDINER ROGERS                                         1,600
DOYLE ROGERS                                            4,000
MARIE G. ROPER                                          2,000
LEE R. ROPER AND LISA A. ROPER                          8,000
GEORGE PARKE ROUSE, III                                 4,000
PETER S. RUBEN                                          4,000
KARL F. RUGART AND PATRICIA E. RUGART                   4,000
JOHN S. RUPP                                            6,000
VALENTINA SAS AND ALEX ORLIK                              800
WILLIAM F. SCHOENHUT, JR.                              16,000
RICHARD S. SCHONWALD                                   42,000
THOMAS V. SEDLACEK                                      4,000
THOMAS A. SELDERS AND KRISTIN M. SELDERS                2,000
WILLIAM W. SELLERS (7)                                 28,000                  426,075           2.07%
NICHOLAS SELLERS                                        4,000
SCOTT SELTZER                                           2,000
CELIA E. SHEVLIN                                          800
LEONARD H. SICHEL, JR.                                  4,000
JOSEPH SINGER                                           4,000
LESLIE SINGER AND ETHEL SINGER                          4,000
ELINOR M. STEINHILBER                                   4,000
MICHAEL K. STERN                                       40,000
SOLVEIG W. STETSON                                      4,000
ERIC W. STETSON                                         2,000
JOHN B. STETSON, IV                                     8,000
  AND SOLVEIG W. STETSON
HOMER N. STEWART                                        4,000
PRISCILLA STITT                                         8,000
EDWARD B. STOKES                                        8,000
CLARK D. STULL                                          8,000
TERRY L. SWANTON AND MOLLY B. SWANTON                   8,000
STEPHEN S. TURESKY                                      2,000
ANTHONY B. ULLMAN (10)                                 12,000                   93,333             *
JOHN H. VESPER, JR.                                     2,000
SANZONE VINCENT                                         4,000
BORJE WAHLSTROM                                         4,000
JEAN STEEL WAHLSTROM                                    4,000
HENRY W. WESSELLS, III                                  1,000
ARTHUR L. WHEELER                                      20,000
DR. J EDWARD WILLARD                                   20,000
GEOFFREY F. WORDEN                                      8,000
WILLIAM M. WRIGHT                                       4,000
JOHN D. WRIGHT                                          2,000
SAMUEL D. WYMAN, JR.                                    4,000
JONI CARLEY YAMAGUCHI                                   4,000
KEIJI YAMAGUCHI                                         4,000
FRANCES YOUNG (8)                                     180,000                  570,000           2.77%
DONALD J. ZELENKA                                      20,000
RUTH ZWEIGBAUM                                          1,600
HARMONIC RESEARCH, INC. (13)                           25,000                  125,400             *
                                                      -------
    Total                                           1,892,200
                                                    =========

-----------------
*   Less than one percent (1%).
(1) Mr. DeMedio is an employee of USA.
                                       58

(2)  Mr. Hamilton is an employee of USA.
(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(4) George R. Jensen, Jr., is the Chairman and Chief Executive Officer of USA. Excludes the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements."
(5) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
(6) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(7)  William W. Sellers is a Director of USA.
(8)  Ms. Young is a former employee of USA.
(9)  Ms. Broadwell is a former employee of USA.
(10) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.
(11) Julie Herbert is the spouse of Stephen Herbert, the President of USA.
(12) Mr. Boynton is a Director of USA.
(13) Harmonic acted as a broker-dealer in connection with the senior note offering.
                                       59

                            1999-A COMMON STOCK PURCHASE WARRANTS

                                                         Common Stock Offered         Beneficial Ownership
Selling Shareholder                                             Hereby                    After Offering
-------------------                                      --------------------         --------------------
                                                                                       Number     Percent
                                                                                      -------     -------
JOSIAH DAVID ADAMSON                                             400
ANNA KATE ADAMSON                                                400
MICAH PAUL ADAMSON                                               400
BROOKE ANN ADAMSON                                               400
PETER JOHN ADAMSON                                               400
ROBERT M. AGANS                                               14,000
ALAN ALPERT AND NANCY ALPERT                                   1,000
WAYNE A. ANDERSON                                              2,000
CHARLES W. APPLE AND KATHERINE K. APPLE                        2,000
BARRY C. ARNDT                                                 1,000
JOHN P. AYERS                                                  2,000
CHARLES M. BARCLAY AND NANCY P. BARCLAY                        4,000
ROBERT E. BECK                                                   400
MARION DOUGLAS BELIN AND TEDDIE EARLINE BELIN                  4,000
NANCY A. BESCH AND EARL D. BESCH                               2,000
ALEXANDRA O. BJORKLUND, TRUSTEE U/A DATED 11-14-88             4,000
LOUISE D. BODINE                                               4,000
JOSEPH BOLITSKY                                                8,000
CHARLES L. BOLLING                                             1,000
GARY BOURASSA                                                  1,000
EDWIN R. BOYNTON (11)                                         10,000                  110,500           *
JAMES R. BOYNTON, PENSION PLAN                                 6,000
MARGARET L. BROADWELL (8)                                      2,000                    7,000           *
GORDON L. BRODINE                                              4,000
CAROLINDA BROOKS                                               4,000
WILLIAM P. BURKS, MD                                           6,000
SUSAN L. BUTLER                                                3,000
SMEDLEY D. BUTLER                                              4,000
JOANNE C. CALVARESE AND VINCENT J. CALVARESE                   2,000
WILLIAM A. CAMPBELL                                            1,000
HULL OVERSEAS, LTD.                                           40,000
FIRST DOWNING CAPITAL CORPORATION                             10,000
RALPH A. CARABASI                                              1,000
EDWARD J. CARNEY                                               2,000
AUGUS F.B. CASTLE JR.                                          4,000
MICHAEL CHIECO                                                 5,000
BARBARA L. CHIMICLES                                           2,000
JUDY A. CIESIELSKI                                             4,000
GORDON S. CLAUSEN AND MARY LOU C. CLAUSEN                      4,000
JAMES M. CLENDENIN AND JENNIFER S. CLENDENIN                   8,000
DIANE E. CLOUTIER                                             10,000
MARC A. COHEN                                                  4,000
HELEN A. CRECRAFT                                              2,000
J. DAVID CUNNINGHAM, M.D.                                      2,000
CLIFTON B. CURRIN                                              2,600
CLIFTON B. CURRIN, TRUST                                       3,400
A. KENNETH CURTIS AND WILLIAM K. CURTIS                        4,000
DAVID S. D'ANGELO                                              4,000
BENJAMIN DEACON                                                1,000
RICHARD J. DELLARUSSO                                          2,000
SHERI-LYNN DEMARIS                                            14,000
DAVID M. DEMEDIO (1)                                           1,000                   20,824           *

                                               Common Stock Offered         Beneficial Ownership
Selling Shareholder                                   Hereby                  After Offering
-------------------                            --------------------         --------------------
                                                                             Number     Percent
                                                                            -------     -------
LOUIS E. DI RENZO AND ROSE M. DI RENZO                1,000
LEO J. DOLAN                                          4,000
MITCHELL DRESSLER                                     2,000
WILLIAM P. DUNHAM                                     2,000
JUSTIN G. DURYEA                                      1,500
HAROLD B. ERDMAN                                      1,000
HEALD FAMILY TRUST                                    4,000
HENRY J. FIELDMAN (9)                                 6,000                 119,333           *
AVERELL H. FISK                                      10,000
LINDA GARDNER                                         2,000
MARGARET R. GEDDIS                                      500
SUSAN J. GERRITY                                      1,000
ROBERT G. GIDDENS                                    10,000
SEP-IRA OF ROBERT G. GIDDENS                          2,000
HARRIET GLICKSTEIN AND CARY GLICKSTEIN                4,000
WILLIAM M. GOLDSTEIN                                  2,000
GREGORY R. GOMES                                     10,000
MIKLOS GOTTLIEB AND
 YESHIVA SHEARITH HAPLETA                             4,000
HAROLD N. GRAY                                        6,000
JOHN R. GREEN                                         4,000
CHARLES S. GRETH AND RONNIE M. NEFF                   1,000
ROBERT GUERIERA JR.                                   2,000
JOHN E. HAMILTON                                        600
ROBERT A. HAMILTON (2)                                1,400                  52,284           *
NANCY H. HANSEN                                       4,000
KENNETH R. HARRIS AND BETTY A. HARRIS                 4,000
R. JOHNSTONE HARRITY                                  2,000
WILLIAM F. HARRITY, JR.                               4,000
BARBARA D. HAUPTFUHRER                                3,000

                                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                                    Hereby                    After Offering
-------------------                                              --------------------         --------------------
                                                                                               Number     Percent
                                                                                              -------     -------
ROBERT P. HAUPTFUHRER FAMILY PARTNERSHIP                                 2,000
JOHN HAY (9)                                                             6,000                 99,333          *
ANN HEBENSTREIT REVOCABLE TRUST                                          2,000
MARC A. HEMBROUGH                                                        2,000
AUSTIN B. HEPBURN (3)                                                    3,000                386,455        1.87%
ADELE H. HEPBURN (3)                                                    15,000                386,455        1.87%
JULIE H. HERBERT (10)                                                    2,000                220,384        1.07%
JOYCE HODGES                                                             1,000
JULIA B. HOLLOWAY                                                        2,000
JAMES M. HOLMWOOD                                                        4,000
A PARTNERSHIP HRUBALA ASSOCIATES                                         2,000
DAVID W. HUBBERT                                                         3,000
WILBUR E. HUDSON                                                         1,000
JAY T. HUFFMAN                                                           1,000
CHRISTINE F. HUGHES                                                        500
MICHAEL HYMAN                                                            2,000
F/B/O FRED KARAGOSIAN KEOGH INDEPENDENT TRUST CORP, TRUSTEE              2,000
JANNEY MONTGOMERY SCOTT IRA FOR ROBERT E. WAGNER                         2,000
ROBERT B. JACOBY AND MARY LOU JACOBY                                     2,000
WILLIAM ROBERT JOHNSTON                                                  1,000
GLORIA S. KARN AND FRED S. KARN                                            200
MORRIS KAUFMAN                                                           2,000
MAUDE WOOD KENT AND THOMAS D. KENT JR.                                   2,000
ROBERT A. KILGORE                                                       10,000
KATHLEEN COUGHLIN KILGORE                                                2,000
GEORGE H. KILMARX AND JUNE Y. KILMARX                                   10,000
ANTHONY KIM                                                             10,000
HARRIETTE D. KLANN                                                       2,000
SHIRLEY K. KNERR                                                         2,200
CHRISTINE C. KOLLS (4)                                                   6,000                184,577          *
DAVID A. KRA                                                             2,000
PHILLIP S. KROMBOLZ AND ROCHELLE KROMBOLZ                                6,000
NANCY KROOK                                                             14,000
LEON M. KRUGER                                                           8,000
JEFFREY R. LAND                                                          2,000
PAUL G. LANNI                                                            2,000
SHERRILL F. LEBOUTILLIER                                                18,000
JOHN N. LEE                                                              6,000
JENNIFER BEIRNES LEENE                                                   2,000
FBO DENNIS L. GILBERT R-IRA LEGG MASON CUSTODIAN ACCT #397-70859         2,000
AARON LEHMANN                                                            2,000
SHELLEY LEROUX AND JAMES LEROUX, III                                     4,000
LEROY LEWIS                                                              4,000
ISRAEL LICHENSTEIN AND NESIA LICHENSTEIN                                 2,000
TOBY AND SOLOMON LICHTENSTEIN                                            1,000
ISRAEL AND RACHEL LICHTENSTEIN                                           1,000
THE WORDEN FAMILY LIMITED PARTNERSHIP                                    4,000
E.H. ROGERS, JR. FAMILY LIMITED PARTNERSHIP                              4,000
BIRTZ REVOCABLE LIVING TRUST (DATED 8-15-94)                             4,000
PATRICK LOPEZ                                                            2,000
DOUGLAS M. LURIO AND MARGARET SHERRY LURIO (5)                           6,000                 57,213           *
JAMES P. MacCAIN                                                         2,000
DONALD W. MACKENZIE                                                      4,000
ALBERT P. MALISCHEWSKI AND MARY E. MALISCHEWSKI                          2,000
SALVATORE MARINO                                                         2,000
DR. IRWIN MARKOWITZ                                                     10,000
CHARLES A. MAYER                                                         2,000
G. ELLARD MCCARTHY AND JOAN R. BENNETT                                   1,000
ROBERT F. McCARTNEY                                                      2,000
JAMES F. MERRIMAN                                                        3,000
HARLEY MILLER AND BROOK MILLER                                             600
THOMAS J. MOLUMPHY                                                       1,000
GORDON E. MONTGOMERY                                                     2,000
ROBERT H. MONTGOMERY AND ROSEMARY M. MONTGOMERY                          2,000
MILTON K. MORGAN, JR. AND LOIS T. MORGAN                                 2,000
JOHN J. MORGENTHALER                                                     2,000
MAC G. MORRIS AND JANDELLE C. MORRIS                                     1,000
RICHARD F. MURPHY                                                        4,000
RONNIE M. NEFF                                                           1,000
ELIZABETH LARRABEE NELSON                                                3,000
JOHN BRADLEY NIX AND CAROL NIX                                             400
BRIAN G. NELSON                                                          2,000
ALEX ORLIK                                                                 800
ROBERT G. PADRICK, TRUSTEE FBO ROBERT G. PADRICK
  PROFIT SHARING PLAN                                                    2,000

                                                 Common Stock Offered         Beneficial Ownership
Selling Shareholder                                    Hereby                    After Offering
-------------------                              --------------------         --------------------
                                                                               Number     Percent
                                                                              -------     -------
PETER B. PAKRADOONI                                     2,000
GARY PAPA                                               4,000
RICHARD G. PARKER                                       2,000
PANORAMA PARTNERS                                      10,000
WILLIAM R. PERRY AND MATTIE A. PERRY                    7,000
ROY T. PIRHALA                                          4,000
JOHN W. PONTON, JR.                                     2,000
J STEVE POWELL                                            600
MOLUMPHY CAPITAL MGMT PROFIT SHARING                    2,000
DANIEL P. QUINN                                         2,000
ROGER RADPOUR                                           2,000
PAUL J. RAFFERTY AND D. JOAN RAFFERTY                  12,000
ERNEST L. RANSOME III                                   1,000
WILLIAM RECKTENWALD                                     2,000
HARRY RENNER IV                                         2,000
WANDA S. MOFFITT REVOCABLE TRUST                        2,000
NOMA ANN ROBERTS                                        5,000
GARDINER ROGERS                                           800
DOYLE ROGERS                                            2,000
MARIE G. ROPER                                          1,000
LEE R. ROPER AND LISA A. ROPER                          4,000
GEORGE PARKE ROUSE, III                                 2,000
PETER S. RUBEN                                          2,000
KARL F. RUGART AND PATRICIA E. RUGART                   2,000
JOHN S. RUPP                                            3,000
VALENTINA SAS AND ALEX ORLIK                              400
WILLIAM F. SCHOENHUT, JR.                               8,000
RICHARD S. SCHONWALD                                   21,000
THOMAS V. SEDLACEK                                      2,000
THOMAS A. SELDERS AND KRISTIN M. SELDERS                1,000
WILLIAM W. SELLERS (6)                                 14,000                  440,075           2.14%
NICHOLAS SELLERS                                        2,000
SCOTT SELTZER                                           1,000
CELIA E. SHEVLIN                                          400
LEONARD H. SICHEL, JR.                                  2,000
JOSEPH SINGER                                           2,000
LESLIE SINGER AND ETHEL SINGER                          2,000
ELINOR M. STEINHILBER                                   2,000
MICHAEL K. STERN                                       20,000
SOLVEIG W. STETSON                                      2,000
ERIC W. STETSON                                         1,000
JOHN B. STETSON, IV                                     4,000
  AND SOLVEIG W. STETSON
HOMER N. STEWART                                        2,000
PRISCILLA STITT                                         4,000
EDWARD B. STOKES                                        4,000
CLARK D. STULL                                          4,000
TERRY L. SWANTON AND MOLLY B. SWANTON                   4,000
STEPHEN S. TURESKY                                      1,000
ANTHONY B. ULLMAN (9)                                   6,000                   99,333             *
JOHN H. VESPER, JR.                                     1,000
SANZONE VINCENT                                         2,000
BORJE WAHLSTROM                                         2,000
JEAN STEEL WAHLSTROM                                    2,000
HENRY W. WESSELLS, III                                    500
ARTHUR L. WHEELER                                      10,000
DR. J EDWARD WILLARD                                   10,000
GEOFFREY F. WORDEN                                      4,000
WILLIAM M. WRIGHT                                       2,000
JOHN D. WRIGHT                                          1,000
SAMUEL D. WYMAN, JR.                                    2,000
JONI CARLEY YAMAGUCHI                                   2,000
KEIJI YAMAGUCHI                                         2,000
FRANCES YOUNG (7)                                      90,000                  660,000           3.21%
DONALD J. ZELENKA                                      10,000
RUTH ZWEIGBAUM                                            800
HARMONIC RESEARCH, INC. (12)                            9,400                  116,000             *
                                                      -------
    Total                                             903,000
                                                      =======

-----------------
*   Less than one percent (1%).
(1) Mr. DeMedio is an employee of USA.

(2)  Mr. Hamilton is an employee of USA.
(3) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.
(4) Christine Kolls is the spouse of Haven Brock Kolls, Jr., the Senior Vice President of USA.
(5) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.
(6)  William W. Sellers is a Director of USA.
(7)  Ms. Young is a former employee of the Company.
(8)  Ms. Broadwell is a former employee of USA.
(9) Messrs. Fieldman, Hay, and Ullman, are members of the law firm of Fieldman, Hay & Ullman, LLP, which currently represents USA in connection with pending litigation.
(10) Julie Herbert is the spouse of Stephen Herbert, the President of USA.
(11) Mr. Boynton is a Director of USA.
(12) Harmonic Research, Inc. acted as a broker-dealer in connection with the senior note offering.
                                       64

                            1998-B COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                     After Offering
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------

Barclay, Charles and Nancy              5,000

Bird, Benjamin Lee                      1,250

Bjorkland, Trustee, Alexandra O.        5,000

Bolitsky, Joseph J.                    20,000

Bourassa, Kim                          10,000

Burks, William P.                       2,500

Currin, Clifton B.                      1,250

Delta Western Company                   5,000

Geddis, Margaret R.                     1,250

Hepburn, Adele H.                       2,500                    401,955(1)     1.95%

Jones, Robert                           2,500

Klann, Hariette D.                      2,500

Krook, Nancy                           15,000

Moffit, Richard W.                      5,000

Roberts, Noma Ann                       2,500

Rubin, Peter                            2,500

Selders, Thomas A.                      2,500

Seltzer, Helen E.                         250

Sullivan, Robert D.                     2,500

Young, Frances                         50,000                    700,000(2)     3.4%




                                     --------
     Total                            139,000
                                     --------
---------------

(1) Adele Hepburn is the Director of Public Relations of USA.

(2) Former employee of USA.

                      1998-A COMMON STOCK PURCHASE WARRANTS

                                    Common Stock Offered         Beneficial Ownership
Selling Shareholder                     Hereby                     After Offering
-------------------                 --------------------         --------------------
                                                                 Number     Percent
                                                                 -------    -------
Adams, Vanda G.                            5,000
Allen, R. Kendall                         25,000
Andrejak, Frank R.                         2,500
Atkins, Darryl                             5,000
Boynton, Edwin R.                          5,000                115,500(5)     *
Calvarese, Vincent J.                      2,500
Civitella, Peter                           1,665
Civitella, Matthew                         1,665
Civitella, Michael J.                      1,670
Cohen, Neils & Betsy D.                    2,500
Cohen, Marc A.                            15,000
Currin, Trust, Clifton B.                  2,500
De Maris, Sheri-Lynn                       5,000
Di Renzo, Louis & Rose                     5,000
Donahue, Jean                              2,500                 22,717(1)     *
Ernst & Company                           25,000
First Downing Capital Corp.               25,000
Fox, Louise L.                             3,500
Generation Capital Association            15,000
Glickstein, Harriet                        5,000
Gray, Harold N.                            5,000
Harrity Jr., William F.                   10,000
Hauptfuhrer, Barbara                       7,500
Heald Family Trust                         2,500
Harvey, Andrea B.                          2,500
Hepburn, Adele H.                          5,000                396,955(2)   1.93%
Hepburn, Austin B.                         2,500                396,955(2)   1.93%
Kent, Maude Wood                           5,000
Kilmark, George                            5,000
Leroux, Shelley                            5,000
Ludington, Nicholas S.                     5,000
Merriman, James F.                         2,500
Moffitt, Richard W.                        5,000
Pollack, Robert L.                         5,000
Potts, Robert H.                           5,000
Powell, J. Steve                           1,000
Proctor III, Charles W.                      500
Ransome III, Ernest L.                     5,000
Rettew III, John B.                        5,000
Roberts, Noma Ann                          2,500
Rosenthal, G.B.                           80,000
Rubins, Joel                               2,500
Rugart, Karl F.                            2,500
Sedlacek, Thomas V.                        2,500
Selders, Thomas & Kristii                  2,500
Sellers, William W.                        5,000                439,075(3)   2.13%
Schonwald, Richard S.                      5,000
Smith, Jill                                2,500
Stull, Clark D                             2,500
S. W. Ryan & Co.                          10,000
Van Alen, Judith F.                       10,000                 42,500(4)     *
Wagner, Robert E.                          2,500
Wyman Jr., Samuel D.                       5,000
                                        ---------
     Total                               375,000
                                        =========
---------------

(1) Jean Donahue is the wife of Joseph Donahue, a former Vice President of USA.

(2) Adele and Austin Hepburn are husband and wife. Adele Hepburn is the Director of Public Relations of USA.

(3) William W. Sellers is a Director of USA.

(4) Judith F. Van Alen is the wife of William L. Van Alen, a Director of USA.

(5) Mr. Boynton is a Director of USA.

                    1997 COMMON STOCK PURCHASE WARRANTS
                    -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                        After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------

Mr. Charles A. Mayer                                                     800
Ms. Harriette Klann                                                    4,000
Mr. and Mrs. Richard W. Moffitt                                        2,000
Mr. Edwin R. Boynton                                                   4,000                             116,500(2)       *
Ernst & Company FBO Fred Karagosian                                    4,000
Mr. & Mrs. Daniel P. Mannix V                                         16,000
Daniel P. Mannix, as Custodian for Alexandra G. Mannix                 4,000
Ms. Janet J. Hewes                                                     4,000
Delaware Charter Gty. & Trust Co. for Paul M. Russell                  4,000
Ernst & Company FBO Fred Karagosian                                    2,000
John DiSante                                                           2,000
Vot Investments                                                        2,000
Ernst & Company FBO Arthur Rogovin                                     2,000
Robert H. Potts                                                        4,000
Noma Ann Roberts                                                       4,000
Clifton B. Currin, Trustee                                             1,600
Louis E. Direnzo                                                       4,000
Austin B. Hepburn                                                      2,000                             399,455(1)      1.94%
Elinor M. Steinhilber                                                  2,000
Wilbur E. Hudson                                                       1,000
Harvey J. Eliason                                                        600
Susan E. Cohen                                                         4,000
Gail D. Zimmerman                                                      4,000
G. Keith Funk, Jr.                                                     1,000
Susan E. Cohen                                                         2,000
Henry C. Carlson                                                         800
William P. Dunham                                                      4,000
S. W. Ryan & Co. Inc.                                                  3,000
Vanda G. Adams                                                         1,000
Warren Palitz                                                          4,000
Helen E. Seltzer                                                         400
Sonja Pettingill                                                         400
Risky Investment Group                                                 4,000
Ernst & Company FBO D. Henry and Diane Tintorer                        4,000

                                       67

W. F. Harrity                                                          4,000
Mr. John Berukoff                                                      1,000
Joan B. Stuart                                                         1,200
Evalyn Kadish                                                          2,000
Stephen S. Turesky                                                     2,000
Gurumantra S. Khalsa                                                     800
Richard Fradkin                                                        2,000
Roy T. Pirhala                                                         1,000
Peggy Longstreth Bayer                                                   800
Clark D. & Carolyn S. Stull, Jr.                                       2,000
Rosalind Robbins                                                       4,000
Eric Robbins                                                           4,000
William C. Martindale, Jr.                                             2,000
Andrew B. Hebenstreit                                                  4,000
Father R. S. H. Green                                                     80
Nancy Hansen                                                           2,000
Adele H. Hepburn                                                       3,000                           399,455(1)      1.94%
Patricia Jill Smith custodian for Burton Jensen                        1,120
Bullseye Marketing Inc.                                               20,000
Nancy Haun                                                               400
                                                                    ---------
  Total                                                              160,000
                                                                    =========

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) Mr. Boynton is a Director of USA.


                    1996 - B COMMON STOCK PURCHASE WARRANTS
                    ----------------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Ms. Vanda G. Adams                                                     1,000
Mr. William S. Campbell                                                2,000
William R. Crothers                                                    2,000
Mr. Benjamin H. Deacon                                                 2,000
Sheri-Lynn Demaris                                                     2,000
Mr. Robert R. Frey                                                       400
Harold N. Gray                                                         2,000
Ms. Jane C. Macelree                                                   4,000
Lily L. McCartney Trust                                                2,000
Robert F. McCartney Trust                                              2,000
Mr. Eric Pagh                                                          2,000
Ms. Noma Ann Roberts                                                   2,000
Dr. Karl F. Rugart                                                     2,000
Richard S. Schonwald                                                   4,000
Mr. G. Morraw Smith                                                    4,000
Mr. & Mrs. Clark D. Stull                                              4,000
                                                                      ------
        Total                                                         37,400
                                                                      ======

                                       69

                       1996 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Gilbert Abramson                                                       2,000
Vanda Adams                                                            4,000
Ann M. Allegrini                                                       1,200
Eleanor S. Allshouse                                                   2,000
John and Celia Alvanos                                                   400
Costa and Michelle Alvanos                                               400
John P. Ayers                                                          4,000
J. Stone Bagby                                                         4,000
Alan and Judith Ballard                                                8,000
Thomas Basile                                                          2,000
Thomas B. Basile                                                       4,000
William Bauder                                                         4,000
Robert E. Beck                                                         1,200
Stephen A. Bell                                                        4,000
John Berukoff                                                          2,000
Benjamin and Diana Bird                                                4,000
Alexandra O. Bjorkland                                                 4,000
Donald F. Blackburn                                                    4,000
Clyde and Charlotte Blount                                               800
Frederick L. Bowden                                                    1,000
Edwin R. Boynton                                                       2,000                              118,500(3)       *
Edward S. Brockie                                                      4,000
Kathleen D. Buffum                                                       400
William P. and Judith Burks                                            4,000
Paul and Gwen Canavarro                                                2,000
Peter and Lisa Canavarro                                               2,000
Herminio and Maria Canavarro                                           2,000
Candace S. Carey                                                       2,000
Jerrold Carl                                                           4,000
Jeffrey C. Carlson                                                       400
D. Zeke Carlson                                                          400
L.E. Carlson                                                             400
Henry and Jean Carlson                                                 2,800
Charles Abbott Carter III                                              4,000
Marc A. Cohen                                                         16,000
Craig and Deanne Cook                                                  3,200
William R. Crothers                                                    4,000
Gary L. Cunha                                                          4,000
Marie Bradlyn Currin                                                   1,200
Clifton B. Currin, Trustee                                             4,000
Nancy B. Davis                                                         2,000
Jack and Helen Davis                                                   5,000
Benjamin Deacon                                                        2,000
Sheri Lynn DeMaris                                                     8,000
Jill Smith cust. for Ron Jensen                                       13,600
Sheri Demaris cust. for Burt Jensen                                   10,000
Sheri Demaris cust.
      for Andrew David Jensen                                         10,000
Desert Investment Grp.-D Crockett                                      4,000
William P. Dunham                                                        400

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------
Jean W. Eason                                                          6,000
Dr. Mallory Eisenman                                                     400
John Faust                                                             2,000
Richard and Isabel Fradkin                                             4,000
Harriet and Cary Glickstein                                            8,000
E.J. and M.K. Golightly                                                4,000
Harold N. Gray                                                         4,000
Wendel C. and Roma Roy Lynch Green                                     1,000
Loring S. Grove                                                        1,000
Ruth Hall                                                                400
Thomas F. Hall                                                         8,000
S. Hansen and K. Heiuschel                                             4,000
Armason Harrison                                                         800
William F. Harrity, Jr.                                                8,000
Robert Hauptfuhrer Family Partnership                                 10,000
Austin B. Hepburn                                                      8,000                               388,455(1)    1.88%
Adele H. Hepburn                                                       8,000                               388,455(1)    1.88%
A.D. Hodges                                                            4,000
R. Holland, D. Holland and K. Duffy                                    4,000
David W. Hubbert                                                       2,000
Wilbur E. Hudson                                                       2,000
Robert M. Ihrig                                                        2,000
Bernard Millis                                                         4,000
Fred Karagosian                                                        4,000
Harold and Lois Kauffman                                               4,000
George H. Kilmarx                                                      4,000
Rocco and Sandra La Penta                                             16,000
Fred Languth                                                           4,000
Robert E. Leiser                                                       2,000
Peggy Longstreth Bayer                                                 1,200
Nicholas S. Ludington                                                  4,000
Douglas M. Lurio and Margaret Lurio (JTWOS)                            4,000                                59,213(4)     *
Robert M. Madonna                                                      4,000
Alberta and J. Grant McCabe                                              400
Philip S. Meckley                                                      4,000
James F. Merriman                                                      4,000
Richard D. Mierley                                                     4,000
Richard Moffitt                                                        2,000
Robert H. and Rosemary Montgomery                                      4,000
Thomas Motl                                                            4,000
Eunice Carter Nute                                                     2,000
Harry Ohannesian                                                       8,000
Janet and Sudhir Patel                                                 4,000
George M. Pflaumer                                                     8,000
Bernard Pincus                                                         1,000
Genevieve Pondo                                                        1,200
J. Steve and Carol Powell                                              2,000
Ashok and Swaran Rajpal                                                1,000



                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        --------------------
                                                                                                          Number      Percent
                                                                                                          -------     --------


Keith J. Raphael                                                       4,000
John B. Rettew III                                                     4,000
Melissa C. Rike                                                        1,200
Eric J. Robbins                                                        4,000
Noma Ann Roberts                                                       4,000
Dorothy S. Rodgers                                                     4,000
Edmund H. Rogers, Jr. Trust UA 06-21-88                               12,000
Gardiner Rogers                                                          800
Rodney Rohrer                                                          1,200
Joel M. Rubins                                                         4,000
Scott W. Ryan                                                          4,000
Joseph P. Sawka                                                        4,000
Virginia Schaun and Martha Eischen                                     2,000
Richard S. Schonwald                                                   2,000
William W. Sellers                                                    16,000                              426,075(2)    2.07%
Nancy F. Sellers                                                       4,000(2)
Sellers Pension Plan                                                   8,000(2)
Helen E. Seltzer                                                         400
Robert Silverman                                                       2,000
Horace and Elizabeth B. Spackman                                       4,000
Clarence E. Sterling                                                   4,000
Dorothy A. Stone                                                       4,000
Ben Wallace and J.A. Hatcherson                                        8,000
Howard Waxman                                                          4,000
Peter S. Whitney                                                       4,000
Peter S. Whitney SEP/IRA                                               4,000
Wilmington Trust Company, Trustee for
      Allison Eleuthera Smith                                          4,000
Wilmington Trust Company, Trustee
      for Isabelle duPont Smith                                        4,000
Wilmer H. Wood                                                           400
Dr. David W. Wood                                                      4,000
Joni Carley Yamaguchi                                                  8,000
Keiji Yamaguchi                                                        4,000
Thomas J. Zaucha                                                       4,000
V. Scott Zelov                                                         4,000
Peter Zelov                                                            4,000
Un Jin Zimmerman                                                         800
Patricia and Robert Zimmerman                                          2,000
                                                                      -------
                                        Total....................    520,000
                                                                     =======

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(3) Mr. Boynton is a Director of USA.

(4) Mr. Lurio is a Director of USA and his law firm is general counsel to USA. Margaret Lurio is his spouse.


                       1995 COMMON STOCK PURCHASE WARRANTS
                       -----------------------------------

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Vanda G. Adams                                                         1,500
George M. Ahrens                                                       3,000
Mr. and Mrs. James Allen, Jr.                                          3,000
Eleanor S. Allshouse                                                   3,000
Mr. and Mrs. Gordon L. Angell                                          6,000
Charles W.& Katherine K. Apple Trust                                   2,400
Robert S. Appleby                                                      6,000
Richard M. Appleby                                                     6,000
John P. Ayers                                                          2,400
Jody Marjorie Baker                                                    1,500
Judy Ballard, IRA                                                      1,500
Alan A. Ballard                                                        3,000
Judith C. Ballard                                                      3,750
Mr. and Mrs. Charles M. Barclay                                        6,000
Mr. and Mrs. Thomas B. Basile                                          3,000
Robert R. Batt, Jr.                                                      600
William Bauder                                                         3,150
Dr. C. Gottfried Baumann                                               3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Peggy Longstreth Bayer                                                   900
Alexander R. Beard                                                       600
Robert E. Beck                                                           300
Wanda K. Benbow, IRA                                                     900
William E. Benbow, IRA                                                 2,100
Catherine M. Bigoney                                                   3,000
Kathlyne K. Birdsall                                                   3,000
Alexandra O. Bjorklund Trust                                           3,000
Donald F. Blackburn                                                    3,000
Mr. & Mrs. Louis Bodo                                                  6,000
Frederick L. Bowden                                                      750
Edwin R. Boynton                                                       1,500                             119,000(3)      *
Dr. James R. Boynton, M.D., P.C.,
         Pension Trust                                                 6,000
Paul J. Braun                                                          3,000
Dr. Kent D.W. Bream                                                    1,200
Carolyn C. Bream                                                       1,200
Gwen A. Brewster                                                       1,500
Mr. & Mrs. James H. Burdick                                            6,000
Mr. & Mrs. David O. Burdick                                            3,000
Mr. & Mrs. James H. Burdick, Jr.                                       3,000
Dr. James A. Burke                                                       300
Steven Butler                                                          3,000
Natasha A. Canavarro                                                   1,500
Herman Canavarro                                                       3,000
Christian B. Canavarro                                                 1,200
Mr. & Mrs. Peter R. Canavarro                                          1,500
Cindy Cannupp                                                            300
Mr. & Mrs. Henry C. Carlson                                              600
Charles Abbott Carter, III                                            15,000
Edward E. Chandlee, Jr.                                                1,050
Chesapeake Bank - Custodian for
         G. Ebeling, IRA                                               3,000
Mr. & Mrs. Gordon S. Clausen                                             750
Mr. & Mrs. Craig R. Cook                                               1,500
Mr. & Mrs. Frederick Cooper                                            1,800
Mr. & Mrs. Andrew Cooper                                               3,000
Jason Cooper                                                           1,500
Donald W. Cooper                                                       1,500
Mr. & Mrs. Mark A. Costanzo                                              300
Marina Leigh Costanzo                                                    600
Sally S. Costanzo                                                        900
Susan B. Coughlin                                                      4,500
Richard G. Crecraft                                                    1,800
Rick Crecraft                                                          6,600
David Crockett                                                           300
Clifton B. Currin                                                      3,900
John D'Avico                                                             600
W. Corkran Darlington                                                  1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
F. Eugene Dixon, Jr.                                                      3,000
James M. Dorsey                                                           1,500
Mr. & Mrs. Gary G. Dougherty                                                600
William P. Dunham                                                           300
Jean W. Eason                                                               600
Edmund H. Rogers, Jr., Trustee                                            6,000
A. Mary Elder                                                             1,500
Barbara B. Elkin                                                          1,800
D. Diane Fiers                                                            1,500
Mr. & Mrs. Harry S. Finerfrock                                            2,400
Ruth S. Flagg                                                             1,500
Susan C. Forhane                                                          1,500
Mr. Foss                                                                    600
Mr. & Mrs. Richard Fradkin                                                3,000
Robert Ross Frey                                                            600
Ronald V. Futerman                                                        3,000
Margaret R. Geddis                                                          750
Mr. & Mrs. John C. Gelhard                                                  600
Dr. George P. Glauner                                                     1,500
Harriet Glickstein                                                        4,500
Robert P. Gombar                                                            450
Mr. & Mrs. Wenpel C. Green                                                  300
Jacques C. Guequierre                                                     1,500
Joni Southard Guffey                                                        300
Ruth E. Hall                                                                300
Dianna Hall                                                                 300
Thomas E. Hall                                                              750
Nancy S. Hallett                                                          1,500
Zelda S. Hansell                                                            300
Susan J. Hansen                                                             900
Gisela K. Harmelin                                                          300
William F. Harrity, Jr.                                                   6,000
Col. & Mrs. Russell D. Hartz                                              1,500
Robert P. Hauptfuhrer Family Partnership                                  6,000
Jack M. Heald                                                               600
Mr. & Mrs. Clifford J. Heath                                              3,000
Emma K. Heed                                                             22,575
Austin B. Hepburn                                                         3,000                          398,005(1)    1.93%
Adele H. Hepburn                                                          3,450                          398,005(1)    1.93%
Patricia Austin Heppe                                                     3,000
A.D. Hodges                                                               3,000
Michael J. Hodges                                                         3,000
Julia B. Holloway                                                         3,000
David W. Hubbert                                                          1,500
Wilbur E. Hudson                                                          3,000
Christine F. Hughes                                                         750
Robert M. Ihrig                                                           1,500
Janney Montgomery Scott, Inc.
         FBO Judith N. Hemley, IRA                                        1,500

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Janney Montgomery Scott, Inc.
         Custodian FBO R.E. Wagner, IRA                                1,500
John C. Jubin                                                            600
Hugo Kappler, Jr.                                                      3,000
Mr. & Mrs. Harold F. Kauffman                                          1,500
William G. Kay, III                                                      300
Caroline W. Kay                                                          300
Sanford S. Kay                                                           300
Mr. & Mrs. Ralph Kiper                                                 3,000
Harriette D. Klann                                                     3,000
Wayne H. Klapp                                                         1,500
Edward M.K. Klapp                                                      4,500
Carlyle Klise                                                            900
Deborah A. Krull                                                       1,500
Frederick K. Langguth                                                  3,000
Mr. & Mrs. Gary E. Lasher                                              3,000
John N. Lee                                                            3,000
Mr. & Mrs. Michael S. Lehnkering                                       1,500
Lucia E. Lugton                                                          750
Mr. & Mrs. Albert Malischewski                                         3,000
Mr. & Mrs. William B. Malischewski                                     1,500
Alvan Markle                                                           1,500
D. Edward McAllister                                                   3,000
Elaine F. McGlone                                                        150
Mr. & Mrs. Robert G. Meeker                                            6,000
James F. Merriman                                                      3,000
Alfred J. Migliaccio, Custodian for
         Ashlee C. Migliaccio, UGMA
         of Pennsylvania                                               3,000
Harley E. Miller                                                         750
Bernard Millis                                                         3,000
Mr. & Mrs. James F. Mitchell, III                                      3,000
Mr. & Mrs. A. Harry Moffett                                              600
Wanda S. Moffitt                                                       3,000
Donald Moll                                                            1,500
Mr. & Mrs. Robert H. Montgomery                                          900
Gordon E. Montgomery                                                   3,000
Mr. & Mrs. Milton K. Morgan, Jr.                                       3,000
Charles R. Morrow                                                      2,400
Mr. & Mrs. Ronald L. Noll                                                600
Paul Nordin                                                            3,000
David Gregory Nute                                                       300
Kay B. Otterstrom                                                      3,000
Sara Otterstrom                                                        1,500
Lisa Otterstrom                                                        1,500
Victor L. Pack                                                           600
Robert G. Padrick                                                      3,000
Eric Pagh                                                              1,500
Janet P. Patel                                                         3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Walter C. Patterson                                                      300
Mary E. Petro                                                          3,000
George M. Pflaumer                                                     6,000
Robert L. Pollack                                                        750
Genevieve Pondo                                                        1,500
John W. Ponton, Jr.                                                    3,000
J. Steve Powell                                                        1,200
Charles E. Pusey, Jr.                                                    600
Mr. & Mrs. Ashok K. Rajpal                                             1,500
Ernest L. Ransome, III                                                 1,500
Myradean A. Ransome                                                    1,500
McDonald & Co. FBO Rebecca
          A. Osleger, IRA                                              6,000
Stephen D. Reim                                                        3,000
John B. Rettew, III                                                    1,500
Dr. & Mrs. John L. Reynolds                                            3,000
Rosalind Robbins                                                       3,000
Mr. & Mrs. Eric J. Robbins                                             3,000
Dr. Donald Robbins                                                     3,000
Ms. Noma Ann Roberts                                                   1,500
Mr. & Mrs. Gregg F. Robinson                                           3,000
Dorothy S. Rodgers                                                     3,000
Thelma T. Romig                                                        1,500
Mr. & Mrs. John E. Roshelli                                            3,000
Eric S. Rugart                                                         3,000
Robert T. Rugart                                                       1,500
Jacquiline Rugart                                                      1,500
Patricia E. Rugart                                                     3,000
Dr. Karl F. Rugart                                                     1,500
Cedric C. Scarlett                                                     3,000
Eloise R. Schaper                                                      1,500
Peter G. Schaper, Jr.                                                  3,000
Christine M. Schuler                                                   3,000
Candice Scialabbo                                                      1,500
Carissa Scialabbo                                                      1,500
Thomas V. Sedlacek                                                     3,000
Mr. & Mrs. Thomas A. Selders                                           1,500
Mr. & Mrs. Frank R.S. Sellers                                          1,500
Nicholas Sellers                                                         900
Nancy F. Sellers                                                       3,000(2)
William W. Sellers                                                     6,675(2)                            435,400(2)  2.12%
Sellers Pension Plan                                                   6,000(2)
Sellers Process Equipment Company                                      3,000(2)
Helen E. Seltzer                                                         450
Richard A. Shea                                                        3,000
Mr. & Mrs. Horace B. Spackman                                          3,000
Carolyn Stallworth                                                       300
Clarence A. Sterling                                                   3,000

                                                              Common Stock Offered                        Beneficial Ownership
Selling Shareholder                                           Hereby                                      After Offering
-------------------                                           --------------------                        ---------------------
                                                                                                          Number      Percent
                                                                                                          ------      -------
Edward B. Stokes                                                       3,000
Mr. & Mrs. Jack D. Stratton                                            3,000
Mrs. Ruth M. Strock                                                    1,500
Sun Bank N.A. as Trustee for
         Ally, Meuss, Rogers and Lindsay
         PA, Profit Sharing 401(k) FBO
         Doyle Rogers                                                  3,000
Mr. & Mrs. John M. Taylor                                                600
Judith Ann Taylor                                                        450
John M. Taylor                                                         1,050
Ruth L. Troster                                                        1,500
Roland G.E. Ullman, Jr.                                                  300
Varo Technical Services, Inc.-
         Pension Plan                                                  3,000
Ms. Sabine M. Weghtman                                                   600
Mr. & Mrs. Robert M. Whitbread                                         1,500
Darry Withers                                                            600
Un-Jin Zimmerman                                                         600
Patricia P. Zimmerman                                                    600
                                                                   ----------

                  Total..........................................    510,000
                                                                   ==========

---------------
(1) Adele and Austin Hepburn are husband and wife. Adele Hepburn is a Director of Public Relations of USA.

(2) William W. Sellers is a Director of USA. Mr. Sellers is a trustee of the Sellers Pension Plan and a Director of Sellers Process Equipment Company. Nancy F. Sellers is the spouse of William W. Sellers.

(3) Mr. Boynton is a Director of USA.

                               MANAGEMENT OPTIONS
                               ------------------


                                                                                        Beneficial Ownership
                                                                                        After Offering
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number             Percent
-------------------                               ---------------------------           ------           ----------
Rights
Mr. William W. Fiske                                           3,540
Ms. Emma K. Heed                                               1,650
Mr. George N. Nager                                              900
Mr. William Bauder                                               300
Ms. Judith Ballard                                               300
Mr. Wilmer Wood                                                  150
Ms. Wendy Fox                                                    375
Ms. Arcy Marshall                                                225
Mr. Frederick Cooper                                           4,500
Mr. Justin G. Duryea                                             150
Mr. Mark Cresap                                                  150
Mr. James R. Jaeger, II                                        2,440
Mr. Eugene A. Jaeger, Jr.                                        600
Ms. Jeanne G. Romer                                              450
                                                              -------

         Total                                                15,730
                                                              =======
Options

Mr. George R. Jensen, Jr.                                    380,000             480,000(15)                2.33%
Mr. Henry B. duPont Smith                                     20,000              30,000(1)                   *
Mr. Keith L. Sterling                                         45,000                   0(2)                   *
Mr. Stephen P. Herbert                                       210,000              49,050(3)                   *
Mr. Haven Brock Kolls, Jr.                                   170,000              53,850(4)                   *
Mr. William W. Sellers                                        25,500             428,575(5)                 2.08%
Mr. Peter G. Kapourelos                                       27,000               8,013(6)                   *
Mr. William L. Van Alen, Jr.                                  22,500              30,000(7)                   *
Mr. Steven Katz                                               10,000                   0(18)                  *
Mr. Douglas M. Lurio                                          10,000              53,213(16)                  *
Mr. Edwin R. Boynton                                          10,000             110,500(17)                  *
Ms. Adele Hepburn                                             77,000             322,455(8)                 1.57%
Mr. Austin Hepburn                                             5,000             322,455(8)                 1.57%
Mr. Robert Leiser                                              2,000
Mr. Doug Annette                                               2,500
Mr. and Mrs. Alan A. Ballard                                   1,500
Ms. Helen Estes Seltzer                                        1,200
Ms. Peg Longstreth Bayer                                         940
Mr. Clifton B. Currin                                         962.50
Mr. Rick Crecraft                                              2,235
Mr. Edward M.Taylor                                              950
Mr. Joseph Etris, Jr.                                            825
Ms. Emma K. Heed                                                 815
Ms. Mary Farrow Evans                                         512.50
Mr. Jack D. Davis                                             342.50

                                       79




                                                                                        Beneficial Ownership
                                                                                        After Offering
                                                                                        ---------------------------
Selling Shareholder                               Common Stock Offered Hereby           Number            Percent
-------------------                               ---------------------------           ------           ----------
Options


Ms. Joy L. Punchur                                             272.50
Mr. Robert Cryan                                                  250
Mr. Lawrence R. Malcolm                                           225
Ms. Elizabeth E. Logan                                            200
Mr. and Mrs. Ralph Cochran                                        175
Mr. Clark Stull                                                127.50
Ms. Anna Lincoln                                                   60
Ms. Ruth E. Hall                                                   55
Ms. Rosemary Marshall                                              40
Ms. Nancy Victor                                                   20
Mr. Daniel A. Padden                                            17.50
Mr. Jeffrey M. McGarry                                             25
Ms. Susan H. Cortese                                              250
Mrs. Robert Leiser                                              2,000
Mr. Michael Lawlor                                             50,000                15,050 (9)              *
RAM Group                                                      15,000                35,000 (22)
Mr. Philip A. Harvey                                            7,500                 2,650 (10)             *
Mr. Joseph Donahue                                             16,667                 8,550 (11)             *
Mr. Michael Feeney                                              1,500                     0 (12)             *
Mr. Leland P. Maxwell                                          80,000                17,550 (13)             *
Mr. Edward J. Sullivan                                          7,100                     0 (14)             *
Mr. Robert A. Bartlett                                          5,000
Mr. Barry Slawter                                              21,000
Ms. Megan N. Cherney                                            5,000
Ms. Margaret Broadwell                                          5,000                 4,000 (19)             *
Ms. Cecil Ledesma                                               2,000                     0 (20)             *
Ms. Amy Thigpen                                                 2,000                 2,700 (20)             *
Ms. Vivian Stroud                                               1,000                 3,027 (20)             *
Mr. Dave DeMedio                                                1,000                20,824 (20)             *
Mr. James Tierney                                               1,000                 3,432 (21)             *
                                                            ---------

         Total                                              1,251,267
                                                            =========

------------------
*Less than one percent (1%)

(1)  Mr. Smith currently serves as a Director of USA.

(2)  Mr. Sterling is a former officer and Director of USA.

(3) The 210,000 shares underlying the options includes 36,666 shares underlying options which are not vested and do not become vested within 60-days of June 30, 2000. Mr. Herbert currently serves as President and as a Director of USA.

(4) The 170,000 shares underlying the options includes 33,333 shares underlying options which are not vested and do not become vested within 60-days of June 30, 2000. Mr. Kolls currently serves as Vice President - Research and Development.

(5)  Mr. Sellers currently serves as a Director of USA.

(6)  Mr. Kapourelos is a former Director of USA.

(7)  Mr. Van Alen currently serves as a Director of USA.

(8) Adele and Austin Hepburn are husband and wife. Adele Hepburn serves as Director of Public Relations of USA.

(9) The 50,000 shares underlying the options includes 6,666 shares underlying options which are not vested and do not become vested within 60-days of June 30, 2000. Mr. Lawlor is a current employee of USA.

(10) Mr. Harvey is a former employee of USA.

(11) Mr. Donahue is a former employee of USA.

(12) Mr. Feeney is a former employee of USA.

(13) The 80,000 shares underlying the options includes 13,333 shares underlying options which are not vested and do not become vested within 60-days of June 30, 2000. Mr. Maxwell currently serves as Senior Vice President, Chief Financial Officer and Treasurer of USA.

(14) Mr. Sullivan is a former officer of USA.

(15) Mr. Jensen is the Chief Executive Officer and Chairman of USA. Does not reflect the right granted to him under his employment agreement to receive eight percent of the issued and outstanding common stock upon the occurrence of a USA Transaction (as defined therein). See "Management - Executive Employment Agreements." The 380,000 shares underlying the options includes shares underlying the 200,000 options granted to Mr. Jensen in October 2000.

(16) Mr. Lurio is a Director and his law firm, Lurio & Associates, P.C., is general counsel to USA.

(17) Mr. Boynton is a Director of USA.

(18) Mr. Katz is a Director of USA.

(19) Ms. Broadwell is a former employee of USA.

(20) Employee of USA.

(21) Former employee of USA.

(22) Currently serves as our consultant.

                              CONSULTANT WARRANTS

                                                                  Beneficial
                                                               Ownership After
                                                                  Offering
                                                              ------------------
Selling Shareholder       Common Stock Offered Hereby         Number     Percent
-------------------       ---------------------------         ------     -------

I. W. Miller Group, Inc. (1)       100,000                    98,750       *

Harmonic Research, Inc. (2)        150,000                     9,400       *
                                   -------
    Total                          250,000
                                   =======

-----------
* Less than one percent.

(1) Currently serves as our public relations firm.

(2) Performed investment banking services for us through December 1999.

                         2000-A RESTRICTED COMMON STOCK

                                                                                        Beneficial Ownership
Selling Shareholder                                  Common Stock Offered Hereby          After Offering
-------------------                                  ---------------------------        --------------------
                                                                                        Number       Percent
                                                                                        ------       -------
Gary Oakland                                                   100,000
Voyager Securities Limited                                     250,000
George O'Connell                                               100,000
John Mastropolo                                                 12,500
Norman G. Shields                                               12,500
Steve & Elizabeth Illes                                        175,000                600,000         2.92%
Ira W. Miller(1)                                                12,500                180,000           *
Robert Allen Pett                                              100,000                400,000         1.94%
I.W. Miller Group, Inc.(2)                                       6,250                180,000           *
John Vasquez                                                    18,750
Gregg J. Newhuis                                               150,000                250,000         1.21%
Nicholas Walker(3)                                              25,000                      0           *
Michael J. Bachich                                             100,000                400,000         1.94%
Adam Sherman(4)                                                 25,000                      0           *
PNC Brokerage Custodian for Stephen P. Herbert IRA(5)           25,000                197,384           *
Patricia A. Smith                                               25,000
Gerard W. Cooney                                                25,000
Lisa F. King                                                     1,000
Thomas D. & Valerie Stanton Smith                                5,000
James Alan French                                               12,500
Thomas McCarty (6)                                              17,500                      0           *
Patricia Jill Smith                                              1,500
Harmonic Research, Inc. (7)                                     18,400                125,400           *
                                                             ---------
Total                                                        1,218,400
                                                             =========

___________
*   Less than one percent (1%).
(1) Mr. Miller is the owner of I.W. Miller Group, Inc. which currently serves as our public relations firm.

(2) I.W. Miller Group, Inc. is our public relations firm.

(3) Mr. Walker's firm acts as an engineering consultant to USA.

(4) Mr. Sherman's firm acts as an engineering consultant to USA.

(5) Mr. Herbert is the President, Chief Operating Officer and a Director of USA.

(6) Mr. McCarty is a software and technology consultant to USA.

(7) Harmonic Research, Inc. performed investment banking services for USA through December 1999.

                         2000-B RESTRICTED COMMON STOCK

                                                                         Beneficial Ownership
Selling Shareholder                 Common Stock Offered Hereby             After Offering
-------------------                 ---------------------------           --------------------
                                                                           Number     Percent
                                                                           ------     -------
AHP Holdings, L.P.                            50,000
Robert A. Pett                               200,000                       300,000     1.45%
Robert G. Padrick                            100,000
George O'Connell                             100,000
John Bachich                                  50,000
Steve & Elizabeth Illes                      200,000                       575,000     2.79%
Michael Bachich                              200,000                       300,000     1.45%
Gregg J. Newhuis                             125,000                       275,000     1.34%
Peter J. McGuire                              50,000
Shugart Corporation                           25,000
I.W. Miller Group, Inc. (1)                   40,000                       158,750       *
Julie H. Herbert (2)                          10,000                       222,384     1.08%
                                           ---------
                                           1,150,000
                                           =========

(1)  I.W. Miller Group, Inc. is our public relations firm.

(2) Julie Herbert is the spouse of Stephen Herbert, the President of USA. The 10,000 shares included in this table were issued after June 30, 2000.

                     2000-B COMMON STOCK PURCHASE WARRANTS

                                                                       Beneficial Ownership
Selling Shareholder                 Common Stock Offered Hereby          After Offering
-------------------                 ---------------------------        --------------------
                                                                        Number     Percent
                                                                        ------     -------
AHP Holdings, L.P.                              50,000
Robert A. Pett                                 200,000                  300,000      1.45%
Robert G. Padrick                              100,000
George O'Connell                               100,000
John Bachich                                    50,000
Steve & Elizabeth Illes                        200,000                  575,000      2.79%
Michael Bachich                                200,000                  300,000      1.45%
Gregg J. Newhuis                               125,000                  275,000      1.34%
Peter J. McGuire                                50,000
Shugart Corporation                             25,000
I.W. Miller Group, Inc. (1)                     40,000                   158,750     *
Julie H. Herbert (2)                            10,000                   222,384    1.08%
                                             ---------
                                             1,150,000
                                             =========

(1)  I.W. Miller Group, Inc. is our public relations firm.

(2) Julie Herbert is the spouse of Stephen Herbert, the President of USA. The 10,000 shares included in this table were issued after June 30, 2000.

                             MARKET FOR COMMON STOCK

         The common stock and preferred stock are currently traded on the OTC Electronic Bulletin Board under the symbols USTT and USTTP, respectively.

         The high and low bid prices on the OTC Electronic Bulletin Board for the common stock were as follows:

Fiscal
------

1999                                              High            Low
----                                              ----            ---

First Quarter (through September 30, 1998)        $ 3.10          $1.20
Second Quarter (through December 31, 1998)        $ 1.70          $ .80
Third Quarter (through March 31, 1999)            $ 3.20          $1.10
Fourth Quarter (through June 30, 1999)            $ 4.75          $1.20

2000
----

First Quarter (through September 30, 1999)        $ 2.94          $1.63
Second Quarter (through December 31, 1999)        $ 6.56          $1.63
Third Quarter (through March 31, 2000)            $ 4.50          $2.19
Fourth Quarter (through June 30, 2000)            $ 3.38          $1.31


         Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

         At June 30, 2000, there are 984,767 shares of common stock issuable upon exercise of outstanding options, and 11,740 shares of common stock issuable upon exercise of outstanding purchase rights. Of the 984,767 options, 5,000 are exercisable at $.50 per share, 117,100 are exercisable at $1.50 per share, 656,167 are exercisable at $2.00 per share, 110,000 are exercisable at $2.50 per share, 81,500 are exercisable at $4.50 per share, and 15,000 are exercisable at $5.00 per share. In connection with the above options and outstanding purchase rights to acquire up to 996,507 shares of common stock, we have filed a registration statement under the Act and applicable state securities laws covering all of the common stock underlying the options. All of the aforesaid options have been issued by us to employees, Directors, officers and consultants.


         As of June 30, 2000, there were:

         o 67,300 shares of common stock issuable upon exercise of the 1995 warrants:
         o 86,800 shares of common stock issuable upon exercise of the 1996 warrants;
         o 4,000 shares of common stock issuable upon exercise of the 1996-B warrants;
         o 1,500 shares of common stock issuable upon exercise of the 1997 warrants;
         o 100,000 shares of common stock issuable upon the exercise of warrants issued to affiliates and/or consultants to GEMA in connection with the sale of convertible securities;
         o 4,000 shares of common stock issuable upon the exercise of the 1998-A warrants;
         o 5,000 shares of common stock issuable upon the exercise of the 1998-B warrants;

         o 14,000 shares of common stock issuable upon the exercise of the 1999-A warrants;
         o 125,400 shares of common stock issuable upon exercise of the warrants issued to consultants in connection with services rendered;
         o 3,307,250 shares of common stock issuable upon exercise of the 1999-B warrants; and
         o 1,629,200 shares of common stock issuable upon conversion of the senior notes;

         The common stock, if issued, will be freely tradeable under the Act.

         On June 30, 2000 there were 765 record holders of the common stock and 618 record holders of the preferred stock.

         The holders of the common stock are entitled to receive such dividends as the Board of Directors may declare out of funds legally available for payment of dividends. Through the date hereof, no cash dividends have been declared on our securities. No dividend may be paid on the common stock until all accumulated and unpaid dividends on the preferred stock have been paid. As of June 30, 2000, such accumulated unpaid dividends amount to $3,871,639 and an additional $424,833 of dividends accrued on August 1, 2000.

         As of June 30, 2000, there were 566,444 shares of common stock issuable upon conversion of the outstanding preferred stock and 387,164 shares issuable upon the conversion of cumulative preferred dividends, which when and if issued would be freely tradeable under the Act.

         During fiscal year 2000, certain holders of our preferred stock converted 74,133 shares into 74,133 shares of common stock. Certain of these shareholders also converted cumulative preferred dividends of $386,880 into 38,688 shares of common stock.

         Subsequent to June 30, 2000 and through October 17, 2000, certain holders of our preferred stock converted 4,000 shares into 4,000 shares of common stock. Certain of these shareholders also converted cumulative preferred dividends of $33,000 into 3,300 shares of common stock.

         From July 1, 2000 through October 27, 2000, certain holders of 1,178,350 of the Company's warrants exercised them at $1.00 per warrant, generating $1,177,350 in gross proceeds.

         During June 2000, we reduced the exercise price of certain warrants to $1.50 per share and in July 2000 further reduced the exercise price to $1.00 per share through September 30, 2000. During August 2000, the we authorized the Chief Executive Officer to extend such date for up to ninety additional days.

                            DESCRIPTION OF SECURITIES

General

         We are authorized to issue up to 62,000,000 shares of common stock, no par value, and 1,800,000 shares of undesignated preferred stock. As of the date hereof, 900,000 shares have been designated as series A convertible preferred stock, no par value, and 350,000 shares have been designated as series B equity participating preferred stock, no par value.

         As of June 30, 2000, there were 13,375,291 shares of common stock issued and outstanding and 566,444 shares of series A preferred stock issued and outstanding which are convertible into 566,444 shares of common stock. Through June 30, 2000, a total of 544,706 shares of preferred stock have been converted into 621,169 shares of common stock and $2,166,183 of accrued and unpaid dividends thereon have been converted into 246,695 shares of common stock.

         On June 7, 1999 we effectuated a 1-for-10 reverse stock split of all of our issued and outstanding common stock. Pursuant thereto, on the effective date of the reverse stock split:

         o each 10 shares of outstanding common stock were reduced to one share of common stock;
         o the number of shares of common stock into which each outstanding warrant, purchase right or option is exercisable was proportionately reduced on a 10-to-1 basis;
         o the exercise price of each outstanding warrant, purchase right, or option was proportionately increased on a 1-to-10 basis;
         o the number of shares of common stock into which each share of series A preferred stock is convertible was reduced from 10 shares to 1 share;
         o the conversion of the accrued and unpaid dividends on the series A preferred stock was increased from $1.00 to $10.00 per share of common stock; and
         o each share of series B preferred stock was converted into 4 shares of common stock.

         All of the share numbers, share prices, exercise prices, and all other similar items contained in this prospectus have been properly adjusted, on a retroactive basis, to reflect the foregoing.

         In June 2000, we received and accepted subscription agreements from five investors to purchase 2,200,000 shares of restricted common stock at $1.50 per share. During July 2000, the purchase price was reduced to $1.00 per share. Pursuant to the agreements, full payment for the shares was to be made on or before August 31, 2000. Through September 15, 2000, we had not received any payment for the shares, and on such date, we notified the investors that we had rescinded and canceled each of the subscription agreements effective immediately.

         In June 2000, we reduced the exercise price of all of the outstanding common stock purchase warrants (other than the 1999-A warrants) to $1.50 per share through July 31, 2000. In July 2000, we authorized the Chairman of USA to extend such date for up to sixty additional days or until September 30, 2000. In July 2000, the exercise price of all of the common stock purchase warrants (other than the 1999-A warrants) was reduced to $1.00 through September 30, 2000 and in August 2000, our Chairman was authorized to extend the date for up to ninety additional days.

         During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. As of October 26, 2000 we received cash proceeds of $625,000 on account of these subscriptions.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement. To date, Swartz has not purchased any of our common stock.


Consultant Warrants

         We entered into a consulting agreement with Harmonic Research, Inc. pursuant to which we issued to Harmonic fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Harmonic pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued to Harmonic pursuant to such exemption. Pursuant to the consulting agreement, we retained Harmonic as a consultant for a three month period ending December 1, 1999, and agreed to pay Harmonic a fee of $5,000 per month. During February 2000, Harmonic exercised warrants for 34,000 shares at $2.50 per share. In April, 2000, we permanently reduced the exercise price of the remaining warrants to $1.00 per share.

         We have at our expense registered for resale under the Act all of the common stock underlying the consultant warrants.

Management Options

         As of June 30, 2000, we had issued to our employees and consultants options to acquire up to:

         o    15,000 shares of common stock at $5.00 per share;
         o    81,500 shares of common stock at $4.50 per share;
         o    110,000 shares of common stock at $2.50 per share;
         o    656,167 shares of common stock at $2.00 per share;
         o    117,100 shares of common stock at $1.50 per share; and
         o    5,000 shares of common stock at $.50 per share.

         During October 2000, we issued to Mr. Jensen additional options to purchase 200,000 shares of common stock at $1.50 per share. See "Management--Executive Stock Options", and "Management - Director Compensation and Stock Options." We have also issued purchase rights to acquire up to 11,740 shares of common stock at $10.00 per share. In June 2000, the exercise price of the purchase rights was reduced to $1.50 through July 31, 2000 and in July 2000, we further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 authorized our Chairman to extend such date for ninety additional days. In connection with the management options, we have, at our cost and expense, filed a registration statement under the Act covering the resale of all the common stock underlying the options.

SWARTZ INVESTMENT AGREEMENT

         OVERVIEW. On September 15, 2000, we entered into an investment agreement with Swartz Private Equity, LLC. The investment agreement entitles us to issue and sell our common stock for up to an aggregate of $20 million from time to time during a three-year period following the effective date of this registration statement. This is also referred to as a put right. To date, Swartz has not purchased any of our common stock.

         PUT RIGHTS. In order to invoke a put right, we must have an effective registration statement on file with the SEC registering the resale of the common shares which may be issued as a consequence of the invocation of that put right. Additionally, we must give at least ten but not more than twenty business days advance notice to Swartz of the date on which we intend to exercise a particular put right and we must indicate the number of shares of common stock we intend to sell to Swartz. At our option, we may also designate a maximum dollar amount of common stock (not to exceed $2 million) which we will sell to Swartz during the put and/or a minimum purchase price per common share at which Swartz shall purchase shares during the put. The number of shares of common stock sold to Swartz in a put may not exceed the lesser of (i) 1,500,000 shares of our common stock, (ii) the maximum put amount set forth in our advance put notice, (iii) $2,000,000 worth of common stock, (iv) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days after the date of our put notice, excluding any trading days in which the common stock trades below a minimum price, if any, that we specify in our put notice; (v) 15% of the aggregate daily reported trading volume of our common shares, excluding block trades of 20,000 or more shares of our common stock, during the 20 business days before the put date, or (vi) a number of shares that, when added to the number of shares acquired by Swartz under the investment agreement during the 31 days preceding the put date, would not exceed 9.99% of our total number of shares of common stock outstanding (as calculated under Section 13(d) of the Securities Exchange Act of 1934).

         For each share of common stock, Swartz will pay us the lesser of the market price for each share, minus $0.075, or 91% of the market price for each share. However, Swartz may not pay us less than the designated minimum per share price, if any, that we indicate in our notice.

         Market price is defined as the lowest closing bid price for the common stock during the applicable pricing period which consists of twenty consecutive business days following the date notice of the put was provided to Swartz. However, the market price may not be less than the designated minimum per share price, if any, that we indicated in our notice.

         COMMITMENT WARRANTS. On August 29, 2000 we issued and delivered to Swartz a warrant to purchase 1,200,000 shares of common stock. The warrants are currently exercisable at $1.00 per share and have a term of ten years. The exercise price of the warrant is subject to semi-annual reset provisions.

         PURCHASE WARRANTS. Within five business days after the end of each pricing period, we are required to issue and deliver to Swartz a warrant to purchase a number of shares of common stock equal to 10% of the common shares issued to Swartz in the applicable put. Each warrant will initially be exercisable at the market price for the applicable put, and will have semi-annual reset provisions. Each warrant will be immediately exercisable and have a term beginning on the date of issuance and ending ten years thereafter.

         LIMITATIONS AND CONDITIONS PRECEDENT TO OUR PUT RIGHTS. Swartz is not required to acquire and pay for any common shares with respect to any particular put between the advance put notice date and the date the particular put closes for which:

         o we have announced or implemented a subdivision or combination, including a reverse split of our common stock;

         o we have paid a common stock dividend or made any other distribution of our common stock;

         o we have made a distribution of all or any portion of our assets or evidences of indebtedness to the holders of our common stock; or

         o we have consummated a major transaction. A major transaction includes:

              o   a change of control of USA;
              o a sale or transfer of $2 million or more of our assets outside of the ordinary course of business;
              o the purchase of $2 million or more of assets by us not in the ordinary course of business; or
              o a purchase, tender or exchange offer valued in excess of $5 million made to the holders of outstanding shares of common stock.

         SHORT SALES. Swartz and its affiliates are prohibited from engaging in short sales of our common stock unless they have received a put notice and the amount of shares involved in a short sale does not exceed the number of shares specified in the put notice.

         CANCELLATION OF PUTS. We must cancel a particular put between the date of the advance put notice and the last day of the pricing period if:

         o we discover an undisclosed material fact relevant to Swartz's investment decision;

         o the registration statement registering resales of the common stock becomes ineffective; or

         o    our common stock is delisted from the then primary exchange.

         However, we will be required to issue common shares equal to the lesser of:

         o    1,500,000 shares of common stock;

         o 15% of the daily reported trading volume of our common stock (excluding any block trades of 20,000 or more shares of common stock) during the pricing periods up to the applicable put cancellation date;

         o the number of shares of common stock put to Swartz which when multiplied by the applicable put share price equals the designated maximum dollar amount for the put; or

         o an amount of shares which, when added to the number of shares acquired by Swartz during the thirty-one days preceding the day we invoke the put right, would not exceed 9.9% of the total amount of our common stock outstanding.



         SHAREHOLDER APPROVAL. We may currently issue more than 20% of our outstanding shares. If we become listed on the NASDAQ Small Cap Market or NASDAQ National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently an over-the-counter bulletin board company, we do not need shareholder approval.

         TERMINATION OF INVESTMENT AGREEMENT. We may terminate our right to initiate further puts or terminate the investment agreement by providing Swartz with notice of such intention to terminate; however, any such termination will not affect any other rights or obligations we have concerning the investment agreement or any related agreement.

         RESTRICTIVE COVENANTS. During the term of the investment agreement and for a period of sixty days after the agreement is terminated, we are prohibited from engaging in certain transactions without first obtaining the approval of Swartz. These include:

         o the issuance of any debt or equity securities convertible into or which carry the right to receive additional shares of common stock, for cash in a private transaction;

         o entering into a private equity line agreement similar to the Investment Agreement; or

         o the issuance of equity securities at a price which is discounted 20% or more below market price.

         RIGHT OF FIRST REFUSAL. Swartz has a right of first refusal to purchase any equity securities offered by us in any private transaction which closes on or prior to sixty days after the termination of the investment agreement.

         SWARTZ'S RIGHT OF INDEMNIFICATION. We are obligated to indemnify Swartz (including their stockholders, officers, directors, employees, and direct or indirect investors and any of the foregoing person's agents) from all actions, liability and losses, including attorney's fees resulting from:

         o any material misrepresentations or breaches we made in connection with the investment agreement, our registration rights agreement, other related agreements, or the registration statement; or

         o any cause of action or claim by a stockholder of USA based on a breach or alleged breach by us or our officers or directors of our fiduciary duty to the stockholders.

Common Stock

         The holder of each share of common stock:

         o is entitled to one vote on all matters submitted to a vote of the shareholders of USA, including the election of directors. There is no cumulative voting for directors;
         o does not have any preemptive rights to subscribe for or purchase shares, obligations, warrants, or other securities of USA; and
         o is entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for payment of dividends.

         No dividend may be paid on the common stock until all accumulated and unpaid dividends on the series A preferred stock have been paid. Upon any liquidation, dissolution or winding up of USA, holders of shares of common stock are entitled to receive pro rata all of the assets of USA available for distribution, subject to the liquidation preference of the series A preferred stock of $10.00 per share and any unpaid and accumulated dividends on the series A preferred stock.

Series A Convertible Preferred Stock

         The holders of shares of series A preferred stock:

         o have the number of votes per share equal to the number of shares of common stock into which each such share is convertible (i.e., 1 share of series A preferred stock equals 1 vote);
         o are entitled to vote on all matters submitted to the vote of the shareholders of USA, including the election of directors; and
         o are entitled to an annual cumulative cash dividend of $1.50 per annum, payable when, as and if declared by the Board of Directors.

         The record dates for payment of dividends on the series A preferred stock are February 1 and August 1 of each year. Any and all accumulated and unpaid cash dividends on the series A preferred stock must be declared and paid prior to the declaration and payment of any dividends on the common stock. Any unpaid and accumulated dividends will not bear interest. As of June 30, 2000 the accumulated and unpaid dividends were $3,871,639.

         Each share of series A preferred stock is convertible at any time into 1 share of fully issued and non-assessable common stock. Accrued and unpaid dividends earned on shares of series A preferred stock being converted into common stock are also convertible into common stock at the rate $10.00 per share of common stock at the time of conversion and whether or not such dividends have then been declared by USA. As of June 30, 2000, a total of 544,706 shares of series A preferred stock have been converted into common stock and accrued and unpaid dividends thereon have been converted into 246,695 shares of common stock. The conversion rate of the series A preferred stock (and any accrued and unpaid dividends thereon) will be equitably adjusted for stock splits, stock combinations, recapitalizations, and in connection with certain other issuances of common stock by USA. Upon any liquidation, dissolution, or winding-up of USA, the holders of series A preferred stock are entitled to receive a distribution in preference to the common stock in the amount of $10.00 per share plus any accumulated and unpaid dividends.

         We have the right, at any time, to redeem all or any part of the issued and outstanding series A preferred stock for the sum of $11.00 per share plus any and all unpaid and accumulated dividends thereon. Upon notice by USA of such call, the holders of the series A preferred stock so called will have the opportunity to convert their shares and any unpaid and accumulated dividends thereon into shares of common stock. The $11.00 per share figure was the redemption price approved by the Directors and shareholders of USA at the time the series A preferred stock was created and first issued. We currently have no plans to redeem the preferred stock.

         We issued a special stock dividend consisting of one-third of a share of common stock for each share of series A preferred stock issued and outstanding on August 1, 1995. The stock dividend consisted of an aggregate of 190,860 shares of common stock.

12% Senior Notes

         The principal amount of each 12% senior note which is not voluntarily converted shall be payable on December 31, 2001, at which time any unpaid and accrued interest shall also become due. Interest shall accrue at the rate of 12% per annum from and after the date of issuance and shall be payable quarterly in arrears on December 31, March 31, June 30, and September 30 of each year until December 31, 2001. The senior notes are senior to all existing equity securities of USA, including the series A preferred stock.

         During October 1999, the Company's Board of Directors authorized voluntary conversion of all or any part of the 12% senior notes into shares of common stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. If all of the $4,618,000 principal amount of the notes are converted, the we would issue 1,847,200 shares of common stock. We have registered for resale under the Act the shares of common stock into which the senior notes are convertible. Through and during the year ended June 30, 2000, an aggregate principal amount of $545,000 of the senior notes have been converted into 218,000 shares of common stock.

         In September 2000, we granted to each holder of the senior notes the option to elect to extend the maturity date of the holder's senior note to December 31, 2002, and, if so elected, the conversion rate of the senior note would be reduced from $2.50 to $2.00 per share.

         The indebtedness evidenced in the senior note is subordinated to the prior payment when due of the principal of, premium, if any, and interest on all "Senior Indebtedness", as defined herein, of USA as follows: Upon any distribution of its assets in a liquidation or dissolution of USA, or in bankruptcy, reorganization, insolvency, receivership or similar proceedings relating to USA, the Lender shall not be entitled to receive payment until the holders of Senior Indebtedness are paid in full. Until a payment default occurs with respect to any Senior Indebtedness, all payments of principal and interest due to Lender under the senior note shall be made in accordance with this senior note. Upon the occurrence of any payment default with respect to any Senior Indebtedness then, upon written notice thereof to USA and Lender by any holder of such Senior Indebtedness or its representative, no payments of principal or interest on the senior note shall be made by USA until such payment default has been cured to the satisfaction of the holder of such Senior Indebtedness or waived by such holder, provided, however, that if during the 180 day period following such default, the holder of Senior Indebtedness has not accelerated its loan, commenced foreclosure proceedings or otherwise undertaken to act on such default, then USA shall be required to continue making payments under the senior note, including any which had not been paid during such 180 day period. In the event that any institutional lender to USA at any time so requires, the Lender shall execute, upon request of USA, any intercreditor or subordination agreement(s) with any such institutional lender on terms not materially more adverse to the Lender then the subordination terms contained in this senior note.

         The term "Senior Indebtedness" shall mean (a) all direct or indirect, contingent or certain indebtedness of any type, kind or nature (present or future) created, incurred or assumed by USA with respect to any future bank or other financial institutional indebtedness of USA or (b) any indebtedness created, incurred, or assumed, by USA secured by a lien on any of our assets.

         Notwithstanding anything herein to the contrary, Senior Indebtedness does not include:

         o unsecured accounts payable to trade creditors of USA incurred in the ordinary course of business;
         o any debt owed by USA to any officer, director or stockholder of USA;
         o any obligation of Borrower issued or contracted for as payment in consideration of the purchase by USA of the capital stock or substantially all of the assets of another person or in consideration for the merger or consolidation with respect to which USA was a party;
         o    any operating lease obligations of USA;
         o any other indebtedness which by its terms is subordinated to the senior note; or
         o any "other indebtedness" which is subordinated to all indebtedness to which the senior note is subordinated in substantially like terms as the senior note; which such "other indebtedness" shall be treated as equal with the indebtedness evidenced by the senior note.

Series B Equity Participating Preferred Stock

         Pursuant to the senior note private placement offering conducted by USA from September 1998 through June 1999, we issued 466,800 shares of series B preferred stock. The series B preferred stock was convertible into 4 shares of common stock in the event of a reverse stock split of the common stock. As a result of the 1-for-10 reverse stock split which became effective on June 7, 1999, all of the shares of series B preferred stock were exchanged for 1,867,200 shares of common stock, and as of the date hereof, there are no issued and outstanding shares of series B preferred stock. The 1,867,200 shares of common stock issued to the holders of the series B preferred stock are restricted securities as defined under Rule 144 promulgated under the Act, and can not be sold or transferred without registration under the Act or pursuant to an applicable exemption therefrom.

Convertible Securities and GEM Warrants

         During June 1997, we issued an aggregate of $500,000 of convertible securities pursuant to an agreement with Gem Advisors Inc. ("GEM") which provided GEM with the exclusive right to place the convertible securities with qualified purchasers. Through December 31, 1997, the holders of all $500,000 of convertible securities converted their securities into 191,574 shares of common stock at an average price of $2.60 per share. The convertible securities were issued by USA pursuant to Regulation S promulgated under the Act.

         Affiliates and/or consultants to GEM received non-redeemable warrants to purchase up to 200,000 shares of our common stock at a price of $2.00 per share at any time prior to June 23, 2002 ("GEM warrants"). These warrants have been issued by USA pursuant to Regulation S. Through June 30, 2000, 100,000 GEM warrants had been exercised, leaving a balance of 100,000 GEM warrants.

1999-A Common Stock Purchase Warrants

         Each 1999-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $1.00 per share, except that through January 31, 2000, the exercise price has been reduced to $.50 per share. The 1999-A warrants are exercisable at any time on or prior to December 31, 2001, or such later date as may be determined by USA. As of June 30, 2000, an aggregate of 14,000 1999-A warrants remain outstanding.

         We have, at our expense, registered for resale the common stock underlying the 1999-A warrants. We will also seek to have the resale of the common stock by non-affiliates of USA exempted from registration in applicable states.

         The 1999-A warrants have been issued pursuant to a warrant agreement by and between USA and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-A warrants and the number of shares of common stock issuable upon exercise of the 1999-A warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all of the assets of the USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1999-A warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1999-A warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-A warrants.


1999-B Common Stock Purchase Warrants

         Each 1999-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $2.00 per share. The 1999-B warrants are exercisable at any time on or prior to March 31, 2000, or such later date as may be determined by USA. As of June 30, 2000, 3,307,250 1999-B warrants remain outstanding. In January 2000, USA extended the expiration date of the 1999-B warrants until June 1, 2000; provided, however, that if a holder of the 1999-B warrants shall have exercised at least one-half of such holder's 1999-B warrants on or prior to June 1, 2000, the expiration date for such holder's remaining 1999-B warrants shall be November 1, 2000. In May 2000, the June 1, 2000 expiration date referred to above was extended until June 30, 2000. In June 2000, the exercise price of the 1999-B warrants was temporarily reduced to $1.50 and the expiration date of June 30, 2000 was extended to July 31, 2000. In July 2000, the expiration date of November 1, 2000 referred to above was extended until March 31, 2001. In July 2000, the exercise price was reduced to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days.

         USA has, at its expense, registered for resale the common stock underlying the 1999-B warrants. USA will also seek to have the resale of the common stock held by non-affiliates of USA exempted from registration in applicable states.

      The 1999-B warrants have been issued pursuant to a warrant agreement by and between USA and American Stock Transfer & Trust Company, the warrant agent, and will be evidenced by warrant certificates.

         The exercise price of the 1999-B warrants and the number of shares of common stock issuable upon exercise of the 1999-B warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all of the assets of the USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1999-B warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1999-B warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1999-B warrants.

1998-B Common Stock Purchase Warrants

         Each 1998-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. In January 2000, the exercise price was temporarily reduced to $2.00 through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1998-B warrants are exercisable at any time prior to August 17, 2003, or such later date as may be determined by USA.

         The 1998-B warrants have been issued pursuant to a warrant agreement dated July 1, 1998 by and between USA and American Stock Transfer & Trust Company, the transfer agent. As of June 30, 2000, 5,000 1998-B warrants remain outstanding.

         USA has at its expense, registered for resale the common stock underlying the 1998-B warrants under the Act, and exempted from registration such common stock for resale by non-affiliates of USA, in those states in which the holders of the 1998-B warrants are located.

         The exercise price of the 1998-B warrants and the number of shares of common stock issuable upon exercise of the 1998-B warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all of the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1998-B warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1998-B warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-B warrants.

1998-A Common Stock Purchase Warrants

         Each 1998-A warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. In January 2000, the exercise price was temporarily reduced to $2.00 through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1998-A warrants are exercisable at any time prior to March 5, 2003 or such later date as may be determined by USA.

         The 1998-A warrants have been issued pursuant to a warrant agreement dated as of January 28, 1998 by and between USA and American Stock Transfer & Trust Company, the warrant agent. As of June 30, 2000, 4,000 1998-A Warrants remain outstanding.

         We have, at our expense, registered for resale the common stock underlying the 1998-A warrants under the Act, and exempted from registration such common stock for resale by non-affiliates of USA in those states in which the holders of the 1998-A warrants are located.

         The exercise price of the 1998-A warrants and the number of shares of common stock issuable upon exercise of the 1998-A warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of, the common stock. Upon the merger, consolidation, sale of substantially all of the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1998-A warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1998-A warrant holders, we have the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1998-A warrants.

1997 Common Stock Purchase Warrants

         Each 1997 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $4.00 per share, subject to reduction at any time by USA. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1997 Warrants are exercisable at any time prior to July 3, 2002, or such later date as may be determined by USA.

         The 1997 warrants have been issued pursuant to a warrant agreement (the "1997 Warrant Agreement") dated as of April 8, 1997 by and between USA and American Stock Transfer & Trust Company, the warrant agent. As of June 30, 2000, 158,500 1997 warrants have been exercised and 1,500 remain outstanding.

         We have, at our expense, registered for resale the common stock underlying the 1997 warrants under the Act, and have exempted from registration such common stock for resale by non-affiliates of USA in those states in which the holders of the 1997 warrants are located.

         The exercise price of the 1997 warrants and the number of shares of common stock issuable upon exercise of the 1997 warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all of the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction. The 1997 warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1997 warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1997 warrants.

1996-B Common Stock Purchase Warrants

         Each 1996-B warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $3.00 per share, subject to reduction at any time by USA. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1996-B warrants are exercisable at any time prior to February 28, 2002 or such later date as may be determined by USA.

         The 1996-B warrants have been issued pursuant to a warrant agreement dated as of December 27, 1996 by and between USA and American Stock Transfer & Trust Company, the warrant agent. As of June 30, 2000, 33,400 1996-B warrants were exercised and 4,000 remain outstanding.

         We have, at our expense, registered for resale the common stock underlying the 1996-B warrants under the Act, and have exempted from registration such common stock for resale by non-affiliates of USA in those states in which the holders of the 1996-B warrants are located.

         The exercise price of the 1996-B warrants and the number of shares of common stock issuable upon exercise of the 1996-B warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all of the assets of USA, or other similar transaction, the warrant holders shall, at the option of USA, be required to exercise the warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1996-B warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1996-B warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the expiration date of the 1996-B warrants.

1996 Common Stock Purchase Warrants

         Each 1996 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $5.00, or such lower price as may be determined by USA from time to time. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1996 warrants are exercisable at any time through May 31, 2001, or such later date as may be determined by USA.

         The 1996 warrants have been issued pursuant to a 1996 warrant agreement dated as of May 1, 1996, by and between USA and American Stock Transfer & Trust Company, the warrant agent. As of June 30, 2000, 433,200 1996 warrants were exercised and 86,800 remain outstanding.

         We have, at our expense, registered for resale the common stock underlying the 1996 warrants under the Act, and have exempted from registration such common stock for resale by non-affiliates of USA in those states in which the holders of the 1996 warrants are located.

         The exercise price of the 1996 warrants and the number of shares of common stock issuable upon exercise of the 1996 warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the 1996 warrant holders shall, at the option of the USA, be required to exercise the 1996 warrants immediately prior to the closing of the transaction, or such 1996 warrants shall automatically expire. Upon such exercise, the 1996 warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1996 warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1996 warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the 1996 warrant termination date.

1995 Common Stock Purchase Warrants

         Each 1995 warrant entitles its holder to immediately purchase one share of common stock. The exercise price is $5.00, or such lower exercise price as may be determined by USA from time to time. In January 2000, the exercise price was temporarily reduced to $2.00 per share through June 1, 2000 and in May 2000 the expiration date was extended until June 30, 2000. In June 2000, the exercise price was reduced to $1.50 through July 31, 2000, and in July 2000, USA further reduced the exercise price to $1.00 through September 30, 2000, and in August 2000 we authorized our Chairman to extend such date for ninety additional days. The 1995 warrants are exercisable at any time through January 31, 2001, or such later date as may be determined by USA.

         The 1995 warrants have been issued pursuant to a 1995 warrant agreement dated as of June 21, 1995, by and between USA and American Stock Transfer & Trust Company, the warrant agent. As of June 30, 2000, 442,700 1995 Warrants were exercised and 67,300 remain outstanding.

         We have registered for resale the common stock underlying the 1995 warrants under the Act, and have registered or exempted from registration such common stock for resale by non-affiliates of USA in those states in which the holders of the 1995 warrants are located.

         The exercise price of the 1995 warrants and the number of shares of common stock issuable upon exercise of the 1995 warrants are subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock. Upon the merger, consolidation, sale of substantially all the assets of USA, or other similar transaction, the 1995 warrant holders shall, at the option of USA, be required to exercise the 1995 warrants immediately prior to the closing of the transaction, or such warrants shall automatically expire. Upon such exercise, the 1995 warrant holders shall participate on the same basis as the holders of common stock in connection with the transaction.

         The 1995 warrants do not confer upon the holder any voting or any other rights of a shareholder of USA. Upon notice to the 1995 warrant holders, USA has the right, at any time and from time to time, to reduce the exercise price or to extend the 1995 warrant termination date.

Shares Eligible for Future Sale

         Of the 13,375,291 shares of common stock issued and outstanding on June 30, 2000, 11,912,117 are freely transferable without registration under the Act (other than shares held by "affiliates" of USA), and the remaining 1,463,174 are "restricted securities". As of June 30, 2000, there were 566,444 shares of preferred stock issued and outstanding, all of which are freely transferable without further registration under the Act (other than shares held by "affiliates" of USA). The 566,444 shares of preferred stock issued and outstanding as of June 30, 2000 are convertible into 566,444 shares of common stock all of which would be fully transferrable without further registration under the Act (other than shares held by "affiliates" of USA).

         As set forth in the prior paragraph, there were 1,463,174 shares of common stock which are "restricted securities" and cannot be resold without registration. All of such shares would become eligible for sale during calendar year 2000 without further registration under the Act pursuant to Rule 144 promulgated thereunder.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including any affiliate of USA, who beneficially owns "restricted securities" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of (i) 1% of the then outstanding shares of the same class of shares, or
(ii) the average weekly trading volume of the same class of shares during the four calendar weeks preceding the filing of the required notice of sale with the SEC. The seller must also comply with the notice and manner of sale requirements of Rule 144, and there must be current public information available about USA. In addition, any person (or persons whose shares must be aggregated) who is not, at the time of sale, nor during the preceding three months, an affiliate of the USA, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or the volume limitations described above.

Limitation of Liability; Indemnification

         As permitted by the Pennsylvania Business Corporation Law of 1988 ("BCL"), our By-laws provide that Directors will not be personally liable, as such, for monetary damages for any action taken unless the Director has breached or failed to perform the duties of a Director under the BCL and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This limitation of personal liability does not apply to any responsibility or liability pursuant to any criminal statute, or any liability for the payment of taxes pursuant to Federal, State or local law. The By-laws also include provisions for indemnification of our Directors and officers to the fullest extent permitted by the BCL. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of USA pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for our stock and warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

         The selling shareholders are free to offer and sell the common shares at such times, in such manner and at such prices as the selling shareholders may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

         The selling shareholders may effect such transactions by selling common stock directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         The selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities and Exchange Act, provided they meet the criteria and conform to the requirements of such Rule. We have agreed to bear all the expenses (other than selling commissions) in connection with the registration and sale of the common stock covered by this prospectus.

                                  LEGAL MATTERS

         The validity of the common stock has been passed upon for us by Lurio & Associates, P.C., Philadelphia, Pennsylvania 19103.

                                     EXPERTS

         The consolidated financial statements of USA Technologies, Inc. at June 30, 2000 and 1999, and for each of the two years in the period ended June 30, 2000 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                             USA TECHNOLOGIES, INC.


Report of Independent Auditors                               F-1

Consolidated Balance Sheets                                  F-2

Consolidated Statements of Operations                        F-3

Consolidated Statements of Shareholders' Deficit             F-4

Consolidated Statements of Cash Flows                        F-6

Notes to Consolidated Financial Statements                   F-7

                         Report of Independent Auditors


To the Board of Directors and Shareholders
USA Technologies, Inc.

We have audited the accompanying consolidated balance sheets of USA Technologies, Inc. as of June 30, 2000 and 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the two years in the period ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Technologies, Inc. at June 30, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the two years in the period ended June 30, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming USA Technologies, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations from its inception and its accumulated deficit through June 30, 2000, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.



Philadelphia, Pennsylvania
September 20, 2000

                             USA Technologies, Inc.

                           Consolidated Balance Sheets

                                                                                    June 30
                                                                              2000               1999
                                                                     ---------------------------------------
Assets
Current assets:
    Cash and cash equivalents                                          $     1,859,360    $     1,665,016
    Accounts receivable, less allowance for uncollectible
       accounts of $50,000 and $69,555 in 2000 and 1999,
       respectively
                                                                               603,171            361,463
    Inventory                                                                  992,980          1,255,836
    Prepaid expenses and other current assets                                  300,607             42,746
    Deposits                                                                   192,000                  -
    Subscriptions receivable                                                    12,199            178,873
                                                                     ---------------------------------------
Total current assets                                                         3,960,317          3,503,934

Property and equipment, at cost, net                                           384,847            143,670
Software development costs, at cost                                            149,304                  -
Other assets                                                                    14,740             10,250
                                                                     ---------------------------------------
Total assets                                                           $     4,509,208    $     3,657,854
                                                                     =======================================

Liabilities and shareholders' deficit
Current liabilities:
    Accounts payable                                                   $     1,194,391    $       963,488
    Accrued expenses                                                           554,243            452,201
    Equipment line of credit                                                   183,196            804,485
    Current obligations under capital leases                                     9,493              4,393
                                                                     ---------------------------------------
Total current liabilities                                                    1,941,323          2,224,567

Senior Note, net of unamortized discount                                     2,688,402          2,054,232
Obligations under capital leases, less current portion                          34,965             22,584
                                                                     ---------------------------------------
Total liabilities                                                            4,664,690          4,301,383

Shareholders' deficit:
   Preferred Stock, no par value:
     Authorized shares - 1,800,000
       Series A Convertible Preferred - Authorized shares -
       900,000
     Issued and outstanding shares - 566,444 and 640,577 at
       June 30, 2000 and 1999, respectively (liquidation
       preference of $ 9,536,079 at June 30, 2000)                           4,012,266          4,537,128
   Common Stock, no par value:
     Authorized shares - 62,000,000
     Issued and outstanding shares - 13,375,291 and 6,191,097 at
       June 30, 2000 and 1999, respectively                                 24,204,050         14,277,763
   Deferred compensation                                                      (206,000)                 -
   Subscriptions receivable                                                          -            (83,983)
   Accumulated deficit                                                     (28,165,798)       (19,374,437)
                                                                     ---------------------------------------
Total shareholders' deficit                                                   (155,482)          (643,529)
                                                                     ---------------------------------------
Total liabilities and shareholders' deficit                            $     4,509,208    $     3,657,854
                                                                     =======================================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Operations

                                                                               Year ended June 30
                                                                            2000               1999
                                                                     ---------------------------------------
Revenues:
    Equipment sales                                                    $     1,414,000    $     3,442,197
    License and transaction fees                                               640,341            448,319
                                                                     ---------------------------------------
Total revenues                                                               2,054,341          3,890,516

Operating expenses:
    Cost of equipment sales                                                  1,258,794          2,962,922
    General and administrative                                               5,001,832          2,687,744
    Compensation                                                             2,503,165          1,553,189
    Depreciation                                                               110,551             91,773
                                                                     ---------------------------------------
Total operating expenses                                                     8,874,342          7,295,628
                                                                     ---------------------------------------
                                                                            (6,820,001)        (3,405,112)
Other income (expense):
    Interest income                                                             91,054              8,347
    Interest expense                                                        (1,610,113)          (135,505)
    Other                                                                      (65,421)          (119,354)
                                                                     ---------------------------------------
Total other income (expense)                                                (1,584,480)          (246,512)
                                                                     ---------------------------------------
Net loss                                                                    (8,404,481)        (3,651,624)

Cumulative preferred dividends                                                (930,078)        (1,002,453)
                                                                     ---------------------------------------
Loss applicable to common shares                                       $    (9,334,559)   $    (4,654,077)
                                                                     =======================================

Loss per common share (basic and diluted)                              $         (0.92)   $         (1.07)
                                                                     =======================================

Weighted average number of common shares
    outstanding (basic and diluted)                                         10,135,905          4,348,866
                                                                     =======================================


See accompanying notes.

                             USA Technologies, Inc.

                Consolidated Statements of Shareholders' Deficit

                                               Series A
                                             Convertible
                                              Preferred                     Subscriptions     Accumulated
                                                Stock       Common Stock      Receivable        Deficit           Total
                                            ---------------------------------------------------------------------------------
Balance, June 30, 1998                       $   4,538,114  $  11,223,213   $           -    $  (15,606,152)  $    155,175
Issuance of 55,600 shares (27.8 units) of
    Convertible Preferred Stock at $5.00
    per share, in connection with 1998B
    Private Placement, net of offering
    costs                                          234,485              -               -                 -        234,485
Issuance of 9,200 warrants of Common Stock
    in exchange for services                             -         18,400               -                 -         18,400
Issuance of 80,400 shares of Common Stock
    in exchange for services                             -        150,820               -                 -        150,820
Issuance of 50 shares of Common Stock to
    an employee as compensation                          -            100               -                 -            100
Conversion of 3,326 shares of Preferred
    Stock to 3,326 shares of Common Stock         (235,471)       235,471               -                 -              -
Conversion of $116,661 of cumulative
    preferred dividends into 11,666 shares of
    Common Stock at $10.00 per share                     -        116,661               -          (116,661)             -
Exercise of 134,000 Common Stock warrants
    - at $1.00 per share                                 -        134,000               -                 -        134,000
Exercise of 45,000 Common Stock options -
    at $1.00 per share                                   -         45,000               -                 -         45,000
Exercise of 3,540 Common Stock purchase
    rights - at $1.00 per share                          -          3,540               -                 -          3,540
Issuance of 1,867,200 shares of
    Common Stock from the conversion
    of 466,800 shares of Series B Equity
    Participating Preferred Stock, in
    connection with the 1999 Senior Note
    Offering (Note 9)                                    -        524,485               -                 -        524,485
Issuance of 933,600 warrants in connection
    with the 1999 Senior Note Offering                   -      1,826,073               -                 -      1,826,073
Subscriptions receivable relating to the
    1999 Senior Note Offering                            -              -         (83,983)                -        (83,983)
Net loss                                                 -              -               -        (3,651,624)    (3,651,624)
                                            ---------------------------------------------------------------------------------
Balance, June 30, 1999                       $   4,537,128  $  14,277,763   $     (83,983)   $  (19,374,437)  $   (643,529)


                             USA Technologies, Inc.


                                                Series A
                                               Convertible
                                                Preferred         Common      Deferred    Subscriptions    Accumulated
                                                  Stock            Stock    Compensation    Receivable       Deficit      Total
                                             --------------------------------------------------------------------------------------
Issuance of 210,523 shares of Common Stock
   to employees as compensation               $        -     $    505,746                $         -    $          -    $   505,746
Issuance of 578,000 shares of Common Stock
   in exchange for consulting services                 -        1,156,000                          -               -      1,156,000
Conversion of 74,133 shares of Preferred
   Stock to 74,133 shares of Common Stock       (524,862)         524,862                          -               -              -
Conversion of $386,880 of cumulative
   preferred dividends into 38,688 shares
   of Common Stock at $10.00 per share                 -          386,880                          -        (386,880)             -
Deferred compensation - employee stock
   awards - 120,000 shares at $2.00 per share          -          240,000     $(240,000)           -               -              -
Compensation expense related to deferred
   stock awards                                        -                -        34,000            -               -         34,000
Exercise of 911,600 Common Stock warrants
   - at $.50 per share                                 -          455,800                          -               -        455,800
Exercise of 252,750 Common Stock warrants
   - at $1.00 per share                                -          252,750                          -               -        252,750
Exercise of 110,000 Common Stock
   Consultant warrants - at $2.00 per share            -          220,000                          -               -        220,000
Exercise of 34,000 Common Stock warrants -
   at $2.50 per share                                  -           85,000                          -               -         85,000
Exercise of 10,000 Common Stock options -
   at $1.50 per share                                  -           15,000                          -               -         15,000
Exercise of 6,500 Common Stock options -
   at $2.50 per share                                  -           16,250                          -               -         16,250
Issuance of 250,000 Common Stock warrants
   in exchange for professional services               -           99,000                          -               -         99,000
Issuance of 218,000 shares of Common Stock
   from the conversion of $545,000 of the
   12% Senior Notes                                    -          352,881                          -               -        352,881
Issuance of 1,200,000 shares of Common Stock
   at $2.00 per share in connection
   with the 2000-A Private Placement, net
   of offering costs of $222,647                       -        2,177,353                          -               -      2,177,353
Issuance of 3,560,000 shares of Common Stock
   at $1.00 per share in connection
   with the 1999-B Private Placement, net
   of offering costs of $96,058                        -        3,463,942                          -               -      3,463,942
Reduction of 20,000 shares of Common Stock
   and 10,000 warrants issued in
   connection with the cancellation of
   $50,000 Senior Notes issued in 1999                 -          (25,177)                         -               -        (25,177)
Subscriptions receivable collected                     -                -                     83,983               -         83,983
Net loss                                               -                -                          -      (8,404,481)    (8,404,481)
                                            ---------------------------------------------------------------------------------------
Balance, June 30, 2000                        $4,012,266     $ 24,204,050   $(206,000)   $         -    $(28,165,798)   $  (155,482)
                                            =======================================================================================

See accompanying notes.

                             USA Technologies, Inc.

                      Consolidated Statements of Cash Flows

                                                                                Year ended June 30
                                                                             2000               1999
                                                                     ---------------------------------------
Operating activities
Net loss                                                               $    (8,404,481)   $    (3,651,624)
Adjustments to reconcile net loss to net cash used in
    operating activities:
       Compensation charges incurred in connection with stock
          awards and the issuance of Common Stock and Common Stock
          Purchase Warrants                                                  1,696,846            169,320
       Depreciation                                                            110,551             91,773
       Interest amortization relating to Senior Note Offering                1,011,874             35,494
       Provision for (recovery from) allowance for
          uncollectible accounts                                               (19,555)            45,791
       Changes in operating assets and liabilities:
          Accounts receivable                                                 (222,153)          (184,511)
          Inventory                                                            131,642           (832,685)
          Prepaid expenses, deposits, and other assets                        (376,451)           (22,231)
          Accounts payable                                                     230,903            386,701
          Accrued expenses                                                     102,042             21,558
                                                                     ---------------------------------------
Net cash used in operating activities                                       (5,738,782)        (3,940,414)

Investing activities
Purchase of property and equipment                                            (173,532)           (40,141)
Increase in software development costs                                        (149,304)
                                                                     ---------------------------------------
Net cash used in investing activities                                         (322,836)           (40,141)

Financing activities
Net proceeds from issuance of Common Stock and
    exercise of Common Stock Purchase Warrants and Options                   6,686,095            182,540
Net (repayment of) proceeds from equipment line of
    credit agreement                                                          (621,289)           804,485
Receipt of subscriptions receivable                                            200,657                  -
Repayment of principal on capital lease obligations                             (9,501)           (27,078)
Net proceeds from issuance of Senior Notes                                           -          4,106,440
Net proceeds from issuance of Convertible Preferred Stock                            -            254,360
                                                                     ---------------------------------------
Net cash provided by financing activities                                    6,255,962          5,320,747
                                                                     ---------------------------------------

Net increase in cash and cash equivalents                                      194,344          1,340,192
Cash and cash equivalents at beginning of year                               1,665,016            324,824
                                                                     ---------------------------------------
Cash and cash equivalents at end of year                               $     1,859,360    $     1,665,016
                                                                     =======================================

Supplemental disclosures of cash flow information:
Conversion of Convertible Preferred Stock to
    Common Stock                                                       $       524,862    $       235,471
                                                                     =======================================
Conversion of Cumulative Preferred Dividends to
    Common Stock                                                       $       386,880    $       116,661
                                                                     =======================================
Prepaid stock expenses through issuance of Common Stock                $        77,900    $             -
                                                                     =======================================
Subscriptions receivable                                               $             -    $       262,856
                                                                     =======================================
Conversion of Senior Notes to Common Stock                             $       352,881    $             -
                                                                     =======================================
Cancellation of Senior Notes                                           $        50,000    $             -
                                                                     =======================================
Cash paid during the year for interest                                 $       593,472    $        95,089
                                                                     =======================================
Transfer of inventory to property and equipment                        $       131,214    $        13,820
                                                                     =======================================
Capital lease obligations incurred                                     $        26,982    $        29,576
                                                                     =======================================
Property and equipment acquired with the issuance of
    Common Stock                                                       $        20,000    $             -
                                                                     =======================================


See accompanying notes.

                             USA Technologies, Inc.

                   Notes to Consolidated Financial Statements

                                  June 30, 2000

1. Business

USA Technologies, Inc., a Pennsylvania corporation (the "Company"), was incorporated on January 16, 1992. The Company is a provider and licensor of unattended, credit card activated control systems for the copying, debit card and personal computer industries. The Company's customers are principally located in the United States and are comprised of hotels, retail locations, university libraries, and public libraries. The Company generates its revenues from the direct sale of its control systems and configured business equipment utilizing its control systems, from retaining a percentage of the gross licensing fees generated by the control systems, and from a monthly administrative service fee. The Company offers the Business Express(R) and Business Express(R) Limited Service (LSS) principally to the hospitality industry. The Business Express(R) and Business Express(R) Limited Service (LSS) combines the Company's business applications for computers, copiers and facsimile machines into a business center unit.

2. Accounting Policies

Basis of Financial Statement Presentation

The consolidated financial statements of the Company have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred losses of $8.4 million and $3.7 million during each of the fiscal years ending June 30, 2000 and 1999, respectively, and cumulative losses from its inception through June 30, 2000 amounting to $25 million. Losses have continued through September 2000. Further, the Company has a stockholders' deficit of $155,000 at June 30, 2000. The Company's ability to meet its future obligations is dependent upon the success of its products in the marketplace and its ability to raise capital until the Company's products can generate sufficient operating revenues. These factors raise doubt about the Company's ability to continue as a going concern. Management believes that actions presently anticipated to occur will allow for the Company to continue as a going concern. Such actions include the generation of revenues from operations, additional private placement offerings, the exercise of Common Stock purchase warrants and options, and continued efforts to reduce costs.

Reclassification

Certain amounts from the prior year financial statements have been reclassified to conform with the current year presentation.

                             USA Technologies, Inc.

2. Accounting Policies (continued)

Consolidation

The consolidated financial statements include the accounts of the Joint Venture (Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation for the years ended June 30, 2000 and 1999.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents represent all highly liquid investments with original maturities of three months or less. Cash equivalents are comprised of a money market fund and certificates of deposit.

Inventory

Inventory is stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment consists of control systems, which generate monthly transaction fees from usage and are depreciated using the straight-line method generally over three years, computer equipment and software, which are depreciated using the straight-line method over three years, leasehold improvements, which are depreciated using the straight-line method over the term of the lease, and furniture and vehicles, which are depreciated using the straight-line method over seven and five years, respectively, for financial statement purposes and accelerated methods for income tax reporting purposes.

                             USA Technologies, Inc.

2. Accounting Practices (continued)

Revenue Recognition

Revenue from the sale of equipment is recognized upon installation and customer acceptance of the related equipment. License and transaction fee revenue is recognized upon the usage of the Company's credit card activated control systems.

Software Development Costs

The Company capitalizes software development costs after technological feasibility of the software is established and through the product's availability for general release to the Company's customers. All costs incurred in the research and development of new software and costs incurred prior to the establishment of technological feasibility are expensed as incurred. Such research and development costs expensed amounted to approximately $554,000 and $198,000 for the years ended June 30, 2000 and 1999, respectively. These costs are included in general and administrative and compensation in the accompanying financial statements. During the year ended June 30, 2000, $149,304 of costs incurred after technological feasibility had been reached were capitalized as software development costs in connection with the Company's development of the e-Port, a new terminal that would offer capability for public access electronic commerce and advertising using the Internet. Amortization of such costs will commence when the software becomes available for general release and licensing to the Company's customers, which is anticipated for fiscal year 2001.

Income Taxes

The Company provides for income taxes using the asset and liability approach whereby deferred tax assets and liabilities are recorded based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Such differences result from differences in the timing of recognition by the Company of certain expenses, and the periods of amortization and depreciation of certain assets.

Accounting for Stock Options

Financial Accounting Standards Board Statement ("SFAS") No. 123, Accounting for Stock-Based Compensation, provides companies with a choice to follow the provisions of SFAS 123 in determination of stock-based compensation expense or to continue with the provisions of Accounting Principles Board Opinion No. 25 ("APB 25"). The Company has elected to follow the provisions of APB 25. Under APB 25, if the exercise price of the Company's stock options equals or exceeds the market price of the underlying Common Stock on the date of grant, no compensation expense is recognized. The effect of applying SFAS 123 to the Company's stock-based awards results in net loss and net loss per common share that are disclosed on a pro forma basis in Note 12.

                             USA Technologies, Inc.

Loss Per Common Share

Basic earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding for the period. Diluted earnings per share is calculated by dividing net income (loss) by the weighted average common shares outstanding of the period plus the dilutive effect of equity instruments. No exercise of stock options, purchase rights, stock purchase warrants, or the conversion of preferred stock and cumulative preferred dividends was assumed during fiscal 2000 or 1999 because the assumed exercise of these securities would be antidilutive.

Impact of Recent Accounting Pronouncements

The Financial Accounting Standards Board recently issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet at fair value. Under SFAS No. 133, accounting for changes in fair value of a derivative depends on its intended use and designation. SFAS 133 is effective for fiscal years beginning after June 15, 2000. As the Company does not plan to enter into any derivative arrangements, this standard is not expected to have any impact on the financial position or results of operations of the Company.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, other current assets, accounts payable and accrued expenses reported in the consolidated balance sheets equal or approximate fair value due to their short maturities. The fair value of the Company's Senior Notes approximates book value as such notes are at market rates currently available to the Company.

3. Joint Venture

During September 1997, the Company entered into a five-year Joint Venture Agreement with Mail Boxes Etc. ("MBE") to operate under the name "MBE Express Joint Venture" (hereinafter referred to as "Joint Venture") and exclusively sell and market the Company's Business Express(R) product under the name MBE Business Express(TM). Gross profits earned by the Joint Venture from sales on a National Account level and sales referred to the Joint Venture by MBE franchisees are split equally by the partners. Any sales generated by either of the partners responsible for obligating the customer for the

                             USA Technologies, Inc.

3. Joint Venture (continued)

sale would receive 75% of the gross profit and the other partner would receive 25% of the gross profit. All revenues and expenses of the Joint Venture are shared equally by the partners. The Company has managed the operations of the Joint Venture and handled all of its administrative matters. The Joint Venture Agreement also specifies that it may be terminated at any time by either partner if the other partner has breached any material term or condition of the agreement; provided that the terminating partner has allowed the other partner at least a sixty-day period to cure any alleged breach.

During 1998, the Joint Venture entered into an agreement with a hospitality corporation ("Corporation") that represented various hotel chains. The agreement provided for the Corporation to purchase a minimum of 100 MBE Business Express(TM) units for installation. During the years ended June 30, 2000 and 1999, 2 and 98, respectively, of the installations were completed. Revenues generated in connection with this agreement represented 2% and 49%, respectively, of the fiscal year 2000 and 1999 consolidated revenues.

During September 1998, MBE commenced a legal action against the Company in the Superior Court of the State of California, (subsequently removed to the United States District Court for the southern District of California), alleging that 195 terminals purchased by MBE were defective and a refund of $141,260 plus lost profits (claimed to be several hundred thousand dollars) were sought by MBE. MBE further claimed that it was not obligated to purchase 600 additional terminals ordered in April 1998. The Company filed a counterclaim against MBE which claimed numerous areas where MBE breached the Joint Venture Agreement, breached its fiduciary responsibility, and trade libel. The counterclaim seeks recovery from MBE of monetary damages caused by MBE's actions, including lost profits, consequential damages and/or incidental damages and punitive damages for a total amount in excess of $10 million. On May 14, 1999, the Company notified MBE that the Company was terminating the Joint Venture Agreement, citing the numerous breaches of the Joint Venture Agreement. Discovery is to be completed by March 20, 2001 and a jury trial is scheduled to commence on June 18, 2001. The Company believes the claims made by MBE are without merit and it will prevail in this matter. Accordingly, there has been no provision recorded in the consolidated financial statements.

At June 30, 2000 and 1999, the Joint Venture recorded accounts payable to MBE of approximately $128,000 and $64,000, respectively, which principally represents amounts payable for inventory and other expenditures paid by MBE on behalf of the Joint Venture.

                             USA Technologies, Inc.

4. Property and Equipment

Property and equipment consist of the following:

                                                          June 30
                                                   2000             1999
                                             ---------------------------------

Control systems                                $    535,505    $    410,983
Furniture and equipment                             170,398         105,286
Computer software                                    47,762              -
Leasehold improvements                               86,628              -
Vehicles                                             10,258          10,258
                                             ---------------------------------
                                                    850,551         526,527
Less accumulated depreciation                       465,704         382,857
                                             ---------------------------------
                                               $    384,847    $    143,670
                                             =================================

Depreciation expense was approximately $111,000 and $92,000 for the years ended June 30, 2000 and 1999, respectively.

5. Accrued Expenses

Accrued expenses consist of the following:

                                                                June 30
                                                          2000          1999
                                                     --------------------------

Accrued professional fees                            $   186,808    $  101,000
Accrued software license and support costs               159,268        60,312
Accrued compensation and related sales commissions        91,592        88,135
Accrued product warranty costs                            56,684       117,300
Accrued other                                             55,150        64,484
Advanced customer billings                                 4,741        20,970
                                                     --------------------------
                                                     $   554,243    $  452,201
                                                     ==========================

6. Related Party Transactions

At June 30, 2000 and 1999, approximately $19,000 and $22,000, respectively, of the Company's accounts payable were due to a Board member for legal services performed. During the years ended June 30, 2000 and 1999, the Company incurred approximately $193,000 and $170,000, respectively, for these services.

                             USA Technologies, Inc.

7. Commitments

o During May 1999, the Company entered into an agreement with IBM whereby IBM agreed to be the executional partner for certain aspects of the Company's business, including project management services, asset procurement, configuration and testing of equipment, site preparation, installation, maintenance services, and asset management. The agreement expands an original agreement entered into with the Joint Venture and provides for an increase from 1,000 to 5,000 locations and expanded the array of USA products which are eligible for IBM installation. At June 30, 2000, $398,353 of accounts receivable from IBM is outstanding in connection with this arrangement. Such amount is included in accounts receivable in the accompanying balance sheet at June 30, 2000. In connection with this agreement, the Company has also entered into an inventory financing arrangement with IBM Credit Corporation whereby IBM Credit Corporation granted the Company an equipment line of credit of up to $1.5 million. The outstanding balance is secured by the underlying inventory. Interest accrues on the outstanding balance at 10% per annum, subject to adjustment if the outstanding balance is outstanding greater than 180 days. The weighted average interest rate for fiscal year 2000 was 10.64%. At June 30, 2000 and 1999, respectively, $183,196 and
   $804,485 was outstanding under this agreement.

o In connection with an employment agreement, expiring June 30, 2002, the Company's Chief Executive Officer has been granted in the event of a "USA Transaction," as defined, which among other events includes a change in control of the Company, irrevocable and fully vested rights equal to that number of shares of Common Stock that when issued to him equals eight percent of all the then issued and outstanding shares of the Company's Common Stock. The Chief Executive Officer is not required to pay any consideration for such shares. The stock rights have no expiration and are not affected by the Chief Executive Officer's termination of employment.

o The Company conducts its operations from various facilities under operating leases. Rent expense under such arrangements was approximately $140,000 and $83,000 during the years ended June 30, 2000 and 1999, respectively. During the year ended

                             USA Technologies, Inc.

o  7. Commitments (continued)


     June 30, 2000, the Company entered into agreements to lease $26,982 of equipment that was accounted for as capital leases. This computer equipment is included in equipment in the accompanying consolidated financial statements. Lease amortization of $8,097 and $25,076 is included in depreciation expense for the years ended June 30, 2000 and 1999, respectively.

     Future minimum lease payments subsequent to June 30, 2000 under capital and noncancelable operating leases are as follows:

                                                                     Capital          Operating
                                                                      Leases           Leases
                                                                 -----------------------------------
     2001                                                          $     16,417     $    138,000
     2002                                                                16,417          135,000
     2003                                                                16,417          132,000
     2004                                                                11,689          126,000
     2005, thereafter                                                         -          126,000
                                                                 -----------------------------------
     Total minimum lease payments                                        60,940     $    657,000
                                                                                  ==================
     Less amount representing interest                                   16,482
                                                                 -----------------
     Present value of net minimum lease payments                         44,458
     Less current obligation under capital leases                         9,493
                                                                 -----------------
     Obligation under capital leases, less current portion         $     34,965
                                                                 =================

8. Income Taxes

At June 30, 2000 and 1999, the Company had Federal net operating loss carryforwards of approximately $23,481,000 and $15,115,000, respectively, to offset future taxable income expiring through 2019. At June 30, 2000 and 1999, the Company recorded a deferred tax asset of $9,373,700 and $6,013,100, respectively, which were reduced by a valuation allowance of the same amount as the realization of these deferred tax assets are not certain.

The timing and extent in which the Company can utilize future tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding changes in ownership of corporations.

                             USA Technologies, Inc.

The deferred tax assets arose primarily from the use of different accounting methods for financial statement and income tax reporting purposes as follows:

                                                                               June 30
                                                                       2000               1999
                                                                --------------------------------------
Deferred tax asset:
   Net operating loss carryforwards                              $     8,895,000    $     5,530,000
   Compensation expense on stock option re-pricing                       170,500            207,000
   Deferred research and development costs                               216,400            143,000
   Other temporary differences                                            91,800            133,100
                                                                --------------------------------------
                                                                       9,373,700          6,013,100
Valuation allowance                                                   (9,373,700)        (6,013,100)
                                                                --------------------------------------
Deferred tax asset, net                                          $             -    $             -
                                                                ======================================

9. Senior Note Offering

During September 1998, the Company's Board of Directors authorized a $2,000,000 private placement offering (the "Senior Note Offering") of 200 units at a unit price of $10,000. Each unit consisted of a 12% Senior Note in the principal amount of $10,000, 1,500 1999-A Common Stock Purchase Warrants (subsequently increased to 2,000 Warrants) and 1,000 shares of Series B Equity Participating Preferred Stock (Series B). The Board of Directors also authorized the creation of 200,000 shares of the Series B. During fiscal year 1999, the Company's Board of Directors authorized several increases to the allowable size of the Senior Note Offering resulting in a total authorization of 500 units, $5,000,000 in gross proceeds, 1,000,000 1999-A Common Stock Purchase Warrants and 500,000 shares of Series B Equity Participating Preferred Stock. Each share of the Series B was automatically convertible into 4 shares of Restricted Common Stock at the time of a "USA Transaction," as defined in the Offering agreement. During January 1999, the Company's Board of Directors authorized the expanding of the rights of the

                             USA Technologies, Inc.

9. Senior Note Offering (continued)

Series B holders providing for each share of Series B to convert into 4 shares of Restricted Common Stock in the event of a reverse stock split. Each 1999-A Common Stock purchase warrant entitled the holder to purchase one share of Common Stock for $1.00 at any time through December 31, 2001. During January 1999 and January 2000, respectively, the Board of Directors authorized the reduction of the exercise price of the 1999-A Common Stock purchase warrants to $.50 through December 31, 1999 and January 31, 2000, respectively. During the year ended June 30, 2000, 911,600 1999-A Common Stock purchase warrants were exercised generating gross proceeds of $455,800.

During January 1999, the Chief Executive Officer purchased ten units of the Senior Note Offering for $100,000. The Board of Directors also approved the Chief Executive Officer's commitment to purchase an additional ten units for $100,000 which will be funded by his foregoing salary from April 1, 1999 through June 30, 2000. At June 30, 2000 and 1999, $12,199 and $84,296 of this amount is included in subscriptions receivable. The $12,199 was re-paid to the Company subsequent to year-end and, accordingly, is reflected as a current asset at June 30, 2000.

The Senior Note Offering closed on June 23, 1999, generating net proceeds of $4,106,440 through the sale of 466.8 units, the issuance of 933,600 1999-A Common Stock purchase warrants and the issuance of 466,800 shares of Series B. In connection with the reverse stock split approved by the Company's shareholders at the Annual Meeting on May 27, 1999 (Note 11), the 466,800 shares of Series B converted into 1,867,200 shares of restricted Common Stock effective June 7, 1999. The estimated fair value of the debt issue costs consisting of the 1999-A Common Stock purchase warrants and the Restricted Common Stock issued in connection with this Offering in the amount of $2,350,558 have been allocated to paid-in capital. The resulting debt discount is being amortized over the term of the Senior Notes. Accumulated debt discount amortization at June 30, 2000 and 1999 was $1,047,368 and $35,494, respectively.

During October 1999, the Company's Board of Directors authorized the voluntary conversion of all or any part of the 12% Senior Notes into shares of restricted Common Stock at the rate of $2.50 per share, at any time until the maturity date of December 31, 2001. During fiscal year 2000, $545,000 of the Senior Notes were converted into 218,000 shares of Common Stock (Note 14). Additionally, five units of the Senior Notes were cancelled at $50,000, resulting in the reduction of the previously issued 10,000 1999-A Warrants and 20,000 shares of Common Stock.

                             USA Technologies, Inc.

10. Series A Preferred Stock

The Preferred Stock authorized may be issued from time to time in one or more series, each series with such rights, preferences or restrictions as determined by the Board of Directors. Each share of Series A Preferred Stock shall have the right to one vote and is convertible at any time into one share of Common Stock. Each share of Common Stock entitles the holder to one voting right. Series A Preferred Stock provides for an annual cumulative dividend of $1.50 per share payable to the shareholders of record in equal parts on February 1 and August 1 of each year. Cumulative unpaid dividends at June 30, 2000 and 1999 amounted to $3,871,639 and $3,328,442, respectively. Cumulative unpaid dividends are convertible into common shares at $10.00 per common share at the option of the shareholder. During the years ended June 30, 2000 and 1999, certain holders of the Preferred Stock converted 74,133 and 3,326 shares, respectively, into 74,133 and 3,326 shares of Common Stock, respectively. Certain of these shareholders also converted cumulative preferred dividends of $368,880 and $116,661, respectively, into 38,688 and 11,666 shares of Common Stock during the years ended June 30, 2000 and 1999, respectively. The Series A Preferred Stock may be called for redemption at the option of the Board of Directors at any time on and after January 1, 1998 for a price of $11.00 per share plus payment of all accrued and unpaid dividends. No such redemption has occurred as of June 30, 2000. In the event of any liquidation, the holders of shares of Series A Preferred Stock issued shall be entitled to receive $10.00 for each outstanding share plus all cumulative unpaid dividends. If funds are insufficient for this distribution, the assets available will be distributed ratably among the preferred shareholders.

11. Common Stock Transactions

During June 2000, the Company's Board of Directors authorized a $2,200,000 private placement offering to accredited investors to sell 2,200,000 shares of restricted Common Stock at $1.50 per share (subsequently reduced to $1.00 per share in July 2000). The subscription agreements required the investors to remit payment for their shares to the Company by August 30, 2000. Through September 15, 2000, the Company did not receive any such payments and as a result, the Company formally notified the investors that it rescinded and cancelled the subscription agreements. Such cancellation has been retroactively reflected in the accompanying financial statements as of June 30, 2000.

During February 2000, the Company's Board of Directors awarded 120,000 shares of the Company's Common Stock, at $2.00 per share, to certain executive officers. Pursuant to their employment agreements, these officers will be issued the Common Stock if employed by the Company on June 30, 2002. During fiscal year 2000, the Company recorded deferred compensation of $240,000 in connection with these awards. Compensation expense of $34,000 has been recorded to reflect the amortization of the shares earned through June 30, 2000.

                             USA Technologies, Inc.

11. Common Stock (continued)

During January 2000, the Company's Board of Directors authorized a $2,000,000 private placement offering of 1,000,000 shares of restricted Common Stock at $2.00 per share to accredited investors (the "2000-A" offering). This offering was later amended to 1,300,000 shares. During fiscal year 2000, 1,200,000 shares were sold, generating net proceeds to the Company of $2,177,353 ($2,400,000 less offering costs of $222,647).

During October 1999, the Company's Board of Directors authorized a private placement offering (the "1999-B" offering) to accredited investors of 150 units (later increased to 356 units by the Board of Directors) at a unit price of $10,000. Each unit of the $3,560,000 Offering consists of 10,000 shares of restricted Common Stock at $1.00 per share, and 10,000 1999-B Common Stock purchase warrants. During fiscal year 2000 all 356 units were sold, resulting in net proceeds of $3,463,942 ($3,560,000 less offering costs of $96,058) to the Company. Each 1999-B Common Stock purchase warrant entitled the holder to purchase one share of restricted Common Stock for $2.00 at any time through March 31, 2000. The 1999-B Common Stock purchase warrants were modified several times between January 2000 and August 2000 reducing their exercise price to $1.00 per share and extending the expiration date of the warrants to December 31, 2000. Additionally, those 1999-B Common Stock purchase warrant holders who exercised their purchase warrants on or before December 31, 2000 were granted a further extension of the warrants' expiration date to March 31, 2001. As a result of these reductions in the exercise price, the Company's Board of Directors authorized the refunding of the $1 reduction per warrant to those investors who exercised their warrants prior to the exercise price reduction. During fiscal year 2000, 252,750 shares of Common Stock were issued upon the exercise of the 1999-B Common Stock purchase warrants resulting in net proceeds, after refunds, of $252,750. At June 30, 2000, 3,307,250 1999-B Common Stock purchase warrants are outstanding.

During July 1999, the Board of Directors granted fully vested warrants to purchase 250,000 shares of the Company's Common Stock to two consultants. These warrants were issued in exchange in exchange for financial and public relations consulting services and resulted in consulting expense of $99,000. The warrants are exercisable for two years from date of issuance. Of the total, 50,000 warrants are exercisable at $2.00 per share, 50,000 at $3.00 per share and 150,000 at $2.50 per share. On October 21, 1999, the exercise price of the 50,000 warrants exercisable at $3.00 per share was reduced to $2.00 through January 31, 2000. On April 14, 2000, the exercise price of the warrants exercisable at $2.50 per share was reduced to $1.00 per share. During fiscal year 2000, the Company issued 34,000 shares of Common Stock upon the exercise of these warrants at $2.50 per share and 100,000 shares of Common Stock upon the exercise of these warrants at $2.00 per share, resulting in gross proceeds of $285,000.

On May 27, 1999 the Company's shareholders approved a Plan of Recapitalization and amendment to the Company's Articles of Incorporation to effect a 1-for-10 reverse split of Common Stock. The reverse stock split became effective on June 7, 1999.

                             USA Technologies, Inc.

In connection with a July 1998 private placement offering, the Company issued 139,000 1998-B Common Stock purchase warrants at an exercise price of $1.50 through January 1, 1999 and $4.00 per warrant thereafter. During January 1999, the Company's Board of Directors reduced the exercise price of the 1998-B warrants to $1.00 per warrant through March 31, 1999. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1998-B Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1998-B Common Stock purchase warrants to $1.50 through July 31, 2000. During fiscal year 1999, 134,000 warrants were exercised generating gross proceeds of $134,000. At June 30, 2000, 5,000 1998-B Common Stock purchase warrants are outstanding.

In connection with a January 1998 private placement offering, the Company issued 375,000 1998-A Common Stock purchase warrants at an exercise price of $1.50 through June 30, 1998 and $4.00 thereafter through March 5, 2003. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1998-A Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1998-A Common Stock purchase warrants to $1.50 through July 31, 2000. During fiscal year 1998, 371,000 1998-A Common Stock purchase warrants were exercised at $1.50 per warrant generating gross proceeds of $556,500. At June 30, 2000, 4,000 1998-A Common Stock purchase warrants are outstanding.

In connection with a June 1997 a private placement offering of Convertible Debentures, certain affiliates of the placement agent were issued non-detachable Common Stock purchase warrants, exercisable immediately, to purchase up to 200,000 shares of the Company's Common Stock at $2.00 per warrant at any time through June 22, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of these Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of these Common Stock purchase warrants to $1.50 through July 31, 2000. During the years ended June 30, 2000 and 1999, respectively, 10,000 and 90,000 of these warrants were exercised generating gross proceeds aggregating $200,000. At June 30, 2000, 100,000 of these purchase warrants are outstanding.

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

In connection with a March 1997 private placement offering, the Company issued 160,000 1997 Common Stock purchase warrants at an exercise price of $2.00 per warrant through October 31, 1997 and $4.00 per warrant thereafter through February 28, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1997 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1997 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 158,500 warrants were exercised at $2.00 per warrant generating gross proceeds of $317,000. At June 30, 2000, 1,500 of the 1997 Common Stock purchase warrants are outstanding.

In connection with a November 1996 private placement offering, the Company issued 37,400 1996-B Common Stock purchase warrants at an exercise price of $2.00 per share through October 31, 1997 and $3.00 per warrant thereafter through February 28, 2002. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1996-B Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1996-B Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 33,400 warrants were exercised at $2.00 per warrant generating gross proceeds of $66,800. At June 30, 2000, 4,000 of the 1996-B Common Stock purchase warrants are outstanding.

In connection with a 1996 private placement offering, the Company issued 520,000 1996 Common Stock purchase warrants at an exercise price of $4.00 through December 31, 1996 and $5.00 per warrant thereafter through May 31, 2001. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1996 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1996 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30, 2000, 433,200 warrants were exercised generating gross proceeds of $922,900. At June 30, 2000, 86,800 1996 Common Stock purchase warrants are outstanding.

In connection with a 1995 private placement offering, the Company issued 141,400 1995 Common Stock purchase warrants at an exercise price of $2.50 through October 1997 and $5.00 per warrant thereafter through January 31, 2001. During fiscal year 2000, the Company's Board of Directors authorized the reduction in the exercise price of the 1995 Common Stock purchase warrants to $2.00 through June 30, 2000. During June 2000, the Company's Board of Directors further reduced the exercise price of the 1995 Common Stock purchase warrants to $1.50 through July 31, 2000. Through June 30,

                             USA Technologies, Inc.

11. Common Stock Transactions (continued)

2000, warrants were exercised at $2.50 per warrant generating gross proceeds of $185,250. At June 30, 2000, 67,300 1995 Common Stock purchase warrants are outstanding.

At June 30, 2000 and 1999, the Company had outstanding 11,740 Common Stock purchase rights. These Common Stock purchase rights, issued in 1993, allow the holder to purchase shares of the Company's Common Stock at $10.00 per share and are exercisable through June 30, 2000. During fiscal year 1999, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share from January 21, 1999 through March 31, 1999 and, accordingly, 3,540 purchase rights were exercised generating gross proceeds of $3,540. During July and August 2000, the Company's Board of Directors authorized a reduction in the exercise price from $10.00 per share to $1.00 per share through December 31, 2000.

As of June 30, 2000, the Company reserved 7,294,565 shares of its Common Stock for future exercises of Common Stock options, Common Stock purchase warrants and the conversions of its Preferred Stock, Cumulative Preferred Stock dividends and the Senior Notes.

12. Stock Options

The Company's Board of Directors has granted options to employees and consultants to purchase shares of Common Stock at or above fair market value. All options granted have 5-year terms and vest and become fully exercisable on the schedule established by the contract which granted the option.

                             USA Technologies, Inc.

12. Stock Options (continued)

The following table summarizes all stock option activity:

                                                  Common
                                               Shares Under      Exercise
                                                  Options          Price
                                                  Granted        Per Share
                                         -------------------------------------

Balance at June 30, 1998                          420,100       $  .50-$5.00
Granted                                           542,000       $       2.00
Exercised                                         (45,000)      $       1.00
                                         -------------------------------------
Balance at June 30, 1999                          917,100       $  .50-$5.00
Granted                                           120,000       $       2.00
Canceled or expired                               (35,833)      $ 1.50-$4.50
Exercised                                         (16,500)      $ 1.50-$2.50
                                         -------------------------------------
Balance at June 30, 2000                          984,767       $  .50-$5.00
                                         =====================================

The price range of the outstanding and exercisable common stock options at June 30, 2000 is as follows:

                                           Weighted
                                           Average                                                     Weighted
     Option                                Remaining            Weighted                                Average
    Exercise              Options        Contract Life          Exercise                  Options      Exercise
     Prices             Outstanding          (Yrs.)               Price                 Exercisable      Price
----------------------------------------------------------------------------------------------------------------
   $   0.50                   5,000           1.00          $       0.50                     5,000      $   0.50
   $   1.50                 117,100            .98          $       1.50                   117,100      $   1.50
   $   2.00                 656,167           4.01          $       2.00                   566,169      $   2.00
   $   2.50                 110,000            .73          $       2.50                   110,000      $   2.50
   $   4.50                  81,500           1.54          $       4.50                    81,500      $   4.50
   $   5.00                  15,000           1.53          $       5.00                    15,000      $   5.00
                    -----------------                   -----------------------    -----------------
                            984,767                         $    0.50-$5.00                894,769
                    =================                   =======================    =================


                             USA Technologies, Inc.

12. Stock Options (continued)

Pro forma information regarding net loss and net loss per common share determined as if the Company is accounting for stock options granted under the fair value method of SFAS 123 is as follows:

                                                           June 30
                                                    2000              1999
                                                ------------------------------
Net loss applicable to common shares
    as reported under APB 25:                   $(9,334,559)    $ (4,654,077)
Stock option expense per SFAS 123                  (329,062)        (620,236)
                                                ------------------------------
Pro forma net loss                              $(9,663,621)    $ (5,274,313)
                                                ==============================

Loss per common share as reported               $      (.92)    $      (1.07)
Pro forma net loss per common share             $      (.95)    $      (1.21)

The fair value for the Company's stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for fiscal years 2000 and 1999; risk-free interest rate of 6.0%; an expected life of 2 years; no expected cash dividend payments on common stock and volatility factors of the expected market price of the Company's common stock, based on historical volatility of 1.332 and 1.364, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. As noted above, the Company's stock options are vested over an extended period. In addition, option models require the input of highly subjective assumptions including future stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimates, in management's opinion, the Black-Scholes model does not necessarily provide a reliable measure of the fair value of the Company's stock options. The Company's pro forma information reflects the impact of the reduction in price of certain stock options.

13. Retirement Plan

During September 1998, the Company adopted a Savings and Retirement Plan (the
Plan) which allows employees who have attained the age of 21 and have completed one year of service to make voluntary contributions up to a maximum of 15% of their annual compensation, as defined in the Plan. The Plan does not provide for any matching contribution by the Company, however, the Board of Directors may authorize, at its sole

                             USA Technologies, Inc.

13. Retirement Plan (continued)

discretion, Company contributions to the Plan. During fiscal years 2000 and 1999, there were no contributions made to the Plan by the Company. At the beginning of fiscal year 2001, the Company amended the Plan to include a Company matching contribution for up to 10% of an employee's compensation.

14. Subsequent Events

During July and August 2000, the Company's Board of Directors reduced the exercise price of the 1995, 1996, 1996-B, 1997, 1998A and 1998B Common Stock purchase warrants and the Common Stock purchase rights to $1.00 through December 31, 2000. As a result, certain holders of 717,350 Common Stock purchase warrants exercised warrants generating gross proceeds of $717,350.

During August 2000, the Company's Board of Directors authorized a $1,150,000 private placement of up to 1,150,000 shares of restricted Common Stock at $1.00 per share to a limited number of accredited investors. For each share purchased, the Company will issue a Common Stock purchase warrant to purchase one share of restricted Common Stock at $1.00 until January 31, 2001. As of September 15, 2000, the Company received signed subscription agreements in the amount of $1,150,000.

During September 2000, the Board of Directors ratified and approved an Investment Agreement with an investment company for an equity line of up to $20 million over a period not to exceed 3 years. Investments are determined monthly based on the current market prices of the Company's Common Stock in accordance with the terms of the Agreement. The purchase price per share for the investment company would equal 91% of the market price of the Common Stock at the time of purchase; additional warrants can be granted up to 10% of the number of shares actually purchased; the investment company will receive 1,200,000 Commitment Warrants at an initial exercise price of $1.00, adjusted to lower market pricing if applicable; and additions to these Commitment Warrants will be granted, if required, to keep the investment company's ownership percent equal to 5% (decreasing over time) of the outstanding Common Stock of the Company on a fully diluted basis.

During September 2000, the Company's Board of Directors granted each holder of the Senior Notes the option to elect to extend the maturity date of the holder's Senior Note to December 31, 2002 from December 31, 2001. Upon such election, the conversion rate for the holder's Senior Note will be reduced from $2.50 per share to $2.00 per share through the note's maturity.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Officers and Directors.

         Section 1746 of the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), authorizes a Pennsylvania corporation to indemnify its officers, directors, employees and agents under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their holding or having held such positions with the corporation and to purchase and maintain insurance of such indemnification. Our By-laws substantively provide that we will indemnify our officers, directors, employees and agents to the fullest extent provided by Section 1746 of the BCL.

         Section 1713 of the BCL permits a Pennsylvania corporation, by so providing in its By-laws, to eliminate the personal liability of a director for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office and the breach or failure constitutes self-dealing, willful misconduct or recklessness. In addition, no such limitation of liability is available with respect to the responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to Federal, state or local law. Our By-laws eliminate the personal liability of the directors to the fullest extent permitted by Section 1713 of the BCL.

Item 25. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock, other than underwriting discounts and commissions.

Securities and Exchange Commission - Registration Fee .          $   877.64
Printing and Engraving Expenses . . . . . . . . . . . .          $ 4,122.36
Accounting Fees and Expenses. . . . . . . . . . . . . .          $17,500.00
Legal Fees and Expenses . . . . . . . . . . . . . . . .          $17,500.00
                                                                 ----------

        Total . . . . . . . . . . . . . . . . . . . . .          $40,000.00
                                                                 ==========

Item 26. Recent Sales of Unregistered Securities.

         During the three years immediately preceding the date of the filing of this registration statement, the following securities were issued by USA without registration under the Securities Act of 1933, as amended ("Act"):

I.      Private Placements.

         During July and August 1998, we sold 27.8 units at $10,000. Each unit consisted of 2,000 shares of preferred stock and 5,000 1998-B common stock purchase warrants. An aggregate of 55,600 shares of preferred stock and 139,000 1998-B common stock purchase warrants were sold to 20 accredited investors. The offering was sold only to accredited investors, involved no general solicitation or advertising, and was therefor exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         From September 1998 through June 23, 1999, we sold 461.8 units at $10,000 each, for an aggregate of $4,618,000. Each unit consisted of a $10,000 principal amount 12% senior note, 2,000 1999-A common stock purchase warrants, and 1,000 shares of series B equity participating preferred stock. The offering was sold to 222 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         In June 1999, pursuant to the terms of the series B preferred stock, each share of series B preferred stock was exchanged for 4 shares of common stock, or an aggregate of 1,867,200 shares of common stock. Such exchange was exempt from registration under the Act pursuant to Section 3(a)(9) of the Act. The 1,867,200 shares of common stock are restricted securities as defined under Rule 144 promulgated under the Act.

         In June 1999, we issued 43,400 shares of common stock to Harmonic Research, Inc., a broker-dealer, as part of its compensation in connection with its assisting us to raise monies in a private placement offering. We also issued to Harmonic Research, Inc. 9,400 1999-A common stock purchase warrants. The shares and warrants are restricted securities as such term is defined in Rule 144 promulgated under the Act and were issued pursuant to Section 4(2) thereof.

         In June 1999, we issued to Robert Flaherty 4,000 shares of common stock in connection with public relations services rendered to us. Such shares were exempt from registration under Section 4(2) promulgated under the Act.

         In June 1999, we issued 10,000 shares of common stock to Rick Joshi in consideration of consulting services performed on behalf of USA. The shares were esxempt from registration pursuant to Section 4(2) promulgated under the Act.

         In July 1999, we issued to I. W. Miller Group, Inc. fully vested warrants to acquire up to 100,000 shares, 50,000 of which are exercisable at $2.00 per share and 50,000 of which are exercisable at $3.00 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued to Miller pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In July 1999, we issued to Harmonic Research, Inc. fully vested warrants to acquire up to 150,000 shares of common stock at $2.50 per share. The warrants are exercisable at any time for two years following issuance. The warrants were issued pursuant to Rule 506 under the Act, and the shares of common stock underlying the warrants will be issued pursuant to such exemption.

         In August 1999, we issued 3,000 shares of common stock to Robert Flaherty in consideration of public relations services performed on behalf of USA. The shares were exempt from registration under Rule 701 promulgated under the Act.

         During October, November and December, 1999, we sold 356 units at $10,000 each, for an aggregate of $3,560,000. Each unit consisted of 10,000 shares of common stock and 10,000 1999-B common stock purchase warrants. The offering was sold to 196 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During February, March and April 2000, we sold an aggregate of 1,200,000 shares of common stock at $2.00 per share for a total of $2,400,000. The offering was sold to 22 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act.

         During September 2000 we received signed subscription agreements for the sale of 11.5 units at $100,000 each, for an aggregate of $1,150,000. Each unit consisted of 100,000 shares of common stock and 100,000 common stock purchase warrants. The offering was sold to 12 accredited investors, and did not involve any general advertising or solicitation, and was therefore exempt from registration under Rule 506 of Regulation D promulgated under the Act. As of October 26, 2000, we have received $625,000 in cash proceeds on account of the subscription agreements.

         On September 15, 2000, we signed an Investment Agreement with Swartz Private Equity, LLC, a private equity fund, pursuant to which Swartz agreed to purchase up to $20,000,000 of common stock. The purchases would be made at our option over a three year period in amounts and at prices based upon market conditions. The purchase by Swartz is subject to an effective registration statement.


II. Stock Options

         In December 1997, we issued to Joseph Donahue options to purchase up to 5,000 shares of common stock at $4.50 per share.

         In December 1997, we issued Phillip A. Harvey options to purchase up to 5,000 shares of common stock at $4.50 per share.

         In April 1998, we issued to Stephen Herbert options to purchase up to 5,000 shares of common stock at $4.50 per share.

         In April 1998, we issued to Haven Brock Kolls options to purchase up to 5,000 shares of common stock at $4.50 per share.

         In April 1998, we issued to Leland P. Maxwell options to purchase up to 5,000 shares of common stock at $4.50 per share.

         In June 1999, we issued options to purchase an aggregate of 470,000 shares of common stock at $2.00 per share to our executive officers, as follows:
George R. Jensen, Jr. - 180,000 options; Stephen P. Herbert - 110,000 options; Haven Brock Kolls - 100,000 options; Leland Maxwell - 40,000 options; Michael Lawlor - 20,000 options; and Joseph Donahue - 20,000 options.

         In June and July 1999, we issued options to purchase an aggregate of 70,000 shares of common stock at $2.00 per share to our outside directors, as follows; Steven Katz - 10,000 options; Edwin R. Boynton - 10,000 options; Peter Kapourelos - 10,000 options; William Sellers - 10,000 options; Henry Smith - 10,000 options; William Van Alen, Jr. - 10,000 options; and Douglas M. Lurio - 10,000 options.

         In June 1999, we issued options to purchase an aggregate of 12,000 shares of common stock at $2.00 per share to six employees as follows: Margaret Broadwell - 5,000 options; Cecil Ledesma - 2,000 options; Amy Thigpen - 2,000 options; Vivian Stroud - 1,000 options; Jim Tierney - 1,000 options; and Dave DeMedio - 1,000 options.

         In August 1999, we issued to Michael Lawlor options to purchase an aggregate of 20,000 shares of common stock at $2.00 per share.

         In November 1999, we issued fully vested options to purchase an aggregate of 90,000 shares of common stock to our executive officers as follows:
Stephen P. Herbert - 45,000 options; Haven Brock Kolls - 30,000 options; and Leland Maxwell - 15,000 options. Each option is exercisable at $2.00 per share.

         In September 2000, we issued to Swartz Private Equity, LLC, a warrant to purchase up to 1,200,000 shares at a purchase price of $1.00 per share. The number of shares subject to the option and the exercise price are subject to adjustment.

         In October 2000, we issued to George R. Jensen, Jr., options to purchase up to 200,000 shares of our common stock at $1.50 per share.

         The issuance of all of the foregoing options was made in reliance upon the exemption provided by Section 4(2) of the Act as all of the options were issued to officers, directors, employees or consultants of USA, each of such issuances were separate transactions not part of any plan, and none of the issuances involved any general solicitation or advertising.

III.     Common Stock-For Cash.

         In December 1999, warrants to purchase 100,000 shares of common stock at $2.00 per share were exercised by the holder thereof.

         In February 2000, warrants to purchase 34,000 shares of common stock at $2.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 10,000 shares of common stock at $1.50 per share were exercised by the holder thereof.

         In February 2000, options to purchase 6,500 shares of common stock at $2.50 per share were exercised by the holders thereof.

         All of the foregoing issuances were made in reliance upon the exemption provided by Section 4(2) of the Act as all of the issuances were to existing securityholders of USA, the securities issued contained restrictive legends, and the issuance did not involve any general solicitation or advertising.

Item 27. Exhibits.

            Exhibit
            Number                           Description
            -------------------------------------------------------
            3.1 Articles of Incorporation of USA filed on January 16, 1992 (Incorporated by reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.1 First Amendment to Articles of Incorporation of USA filed on July 17, 1992 (Incorporated by reference to Exhibit
                       3.1.1 to Form SB-2 Registration Statement No. 33-70992).

            3.1.2 Second Amendment to Articles of Incorporation of USA filed on July 27, 1992 (Incorporated by reference to Exhibit 3.1.2 to Form SB-2 Registration Statement No. 33-70992).

            3.1.3 Third Amendment to Articles of Incorporation of USA filed on October 5, 1992 (Incorporated by reference to Exhibit
                       3.1.3 to Form SB-2 Registration Statement No. 33-70992).

            3.1.4 Fourth Amendment to Articles of Incorporation of USA filed on October 18, 1993 (Incorporated by reference to Exhibit 3.1.4 to Form SB-2 Registration Statement No. 33-70992).

            3.1.5 Fifth Amendment to Articles of Incorporation of USA filed on June 7, 1995(Incorporated by Reference to Exhibit 3.1 to Form SB-2 Registration Statement No. 33-98808).

            3.1.6 Sixth Amendment to Articles of Incorporation of USA filed on May 1, 1996 (Incorporated by Reference to Exhibit
                       3.1.6 to Form SB-2 Registration Statement No. 333-09465).

            3.1.7 Seventh Amendment to Articles of Incorporation of USA filed on March 24, 1997 (Incorporated by reference to Exhibit 3.1.7 to Form SB-2 Registration Statement No. 333-30853).

            3.1.8 Eighth Amendment to Articles of Incorporation of USA filed on July 5, 1998 (Incorporated by reference to Exhibit 3.1.8 to Form 10-KSB for the fiscal year ended June 30, 1998).

            3.1.9 Ninth Amendment to Articles of Incorporation of USA filed on October 1, 1998 (Incorporated by reference to Exhibit
                       3.1.9 to Form SB-2 Registration Statement No. 333-81591).

            3.1.10 Tenth Amendment to Articles of Incorporation of USA filed on April 12, 1999 (Incorporated by reference to Exhibit
                       3.1.10 to Form SB-2 Registration Statement No.
                       333-81591).

            3.1.11 Eleventh Amendment to Articles of Incorporation of USA filed on June 7, 1999 (Incorporated by reference to Exhibit 3.1.11 to Form SB-2 Registration Statement No. 333-81591).

            3.2 By-Laws of USA (Incorporated by reference to Exhibit 3.2 to Form SB-2 Registration Statement No. 33-70992).

            4.1 Warrant Agreement dated as of June 21, 1995 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.1 to Form SB-2 Registration Statement N. 33-98808, filed October 31,
                       1995).

            4.2        Form of Warrant Certificate (Incorporated by reference to
                       Exhibit 4.2 to Form SB-2 Registration Statement, No. 33-98808, filed October 31, 1995).

            4.3 1996 Warrant Agreement dated as of May 1, 1996 between USA and American Stock Transfer and Trust Company (Incorporated by reference to Exhibit 4.3 to Form SB-2 Registration Statement No. 333-09465).

            4.4 Form of 1996 Warrant Certificate (Incorporated by reference to Exhibit 4.4 to Form SB-2 Registration Statement No. 333-09465).

            4.5        Form of 1997 Warrant (Incorporated by reference to
                       Exhibit 4.1 to Form SB-2 Registration Statement No. 333-38593, filed February 4, 1998).

            4.6        Form of 12% Senior Note (Incorporated by reference to
                       Exhibit 4.6 to Form SB-2 Registration Statement No. 333-81591).

            4.7        Warrant Certificate of I. W. Miller Group, Inc.
                       (Incorporated by reference to Exhibit 4.7 to Form SB-2 Registration Statement No. 84513).

            4.8        Warrant Certificate of Harmonic Research, Inc.
                       (Incorporated by reference to Exhibit 4.8 to Form SB-2 Registration Statement No. 333-84513).

          **5.1        Opinion of Lurio & Associates, P.C.

           10.1 Employment and Non-Competition Agreement between USA and Adele Hepburn dated as of January 1, 1993 (Incorporated by reference to Exhibit 10.7 to Form SB-2 Registration Statement No. 33-70992).

           10.2 Adele Hepburn Common Stock Options dated as of July 1, 1993 (Incorporated by reference to Exhibit 10.12 to Form SB-2 Registration Statement No. 33-70992).

           10.3 Certificate of Appointment of American Stock Transfer & Trust Company as Transfer Agent and Registrar dated October 8, 1993 (Incorporated by reference to Exhibit
                       10.23 to Form SB-2 Registration Statement No. 33-70992).

            10.4       Employment and Non-Competition Agreement between USA and
                       H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.32 to Form SB-2 Registration Statement No. 33-70992).

            10.4.1 First Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.13.1 to Form SB-2 Registration Statement No. 333-09465).

            10.4.2 Third Amendment to Employment and Non-Competition Agreement between USA and H. Brock Kolls dated February 22, 2000 (Incorporated by reference to Exhibit 10.3 to Form S-8 Registration Statement No. 333-341006).

            10.5 H. Brock Kolls Common Stock Options dated as of May 1, 1994 (Incorporated by reference to Exhibit 10.42 to Form SB-2 Registration Statement No. 33-70992).

            10.5.1 H. Brock Kolls Common Stock Options dated as of March 20, 1996 (Incorporated by reference to Exhibit 10.19 to Form SB-2 Registration Statement No. 33-70992)

            10.6 Barry Slawter Common Stock Options dated as of August 25, 1994 (Incorporated by reference to Exhibit 10.43 to Form SB-2 Registration Statement No. 33-70992).

            10.7 Employment and Non-Competition Agreement between USA and Michael Lawlor dated June 7, 1996 (Incorporated by reference to Exhibit 10.28 to Form SB-2 Registration Statement No. 333-09465).

            10.7.1 First Amendment to Employment and Non-Competition Agreement between USA and Michael Lawlor dated February 22, 2000 (Incorporated by reference to Exhibit 10.5 to Form S-8 Registration Statement No. 333-34106).

            10.8 Michael Lawlor Common Stock Option Certificate dated as of June 7, 1996 (Incorporated by reference to Exhibit
                       10.29 to Form SB-2 Registration Statement No.333-09465).

            10.9 Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated April 4, 1996 (Incorporated by reference to Exhibit 10.30 to Form SB-2 Registration Statement No. 333-09465).

            10.9.1 First Amendment to Employment and Non-Competition Agreement between USA and Stephen P. Herbert dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.2 to Form S-8 Registration Statement No. 333-34106).

            10.10 Stephen P. Herbert Common Stock Option Certificate dated April 4, 1996 (Incorporated by reference to Exhibit 10.31 to Form SB-2 Registration Statement No. 333-09465).

            10.11 RAM Group Common Stock Option Certificate dated as of August 22, 1996 (Incorporated by reference to Exhibit
                       10.34 to Form SB-2 Registration No. 33-98808).

            10.12 RAM Group Common Stock Option Certificate dated as of November 1, 1996 (Incorporated by reference to Exhibit
                       10.35 to Form SB-2 Registration No. 33-98808).

            10.13 Joseph Donahue Common Stock Option Certificate dated as of September 2, 1996 (Incorporated by reference to Exhibit 10.37 to Form SB-2 Registration No. 33-98808).

            10.14 Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 24, 1997 (Incorporated by reference to Exhibit 10.39 to Form SB-2 Registration No. 33-98808)

            10.14.1 Second Amendment to Employment and Non-Competition Agreement between USA and Leland P. Maxwell dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.4 to Form S-8 Registration Statement No. 333-34106)

            10.15 Leland P. Maxwell Common Stock Option Certificate dated February 24, 1997 (Incorporated by reference to Exhibit
                       10.40 to Form SB-2 Registration No. 33-98808).

            10.16 Letter between USA and GEM Advisers, Inc. signed May 15, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on May 22, 1997).


            10.17 H. Brock Kolls Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.43 to Form SB-2 Registration Statement 333-30853).

            10.18 Stephen Herbert Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.44 to Form SB-2 Registration Statement No. 333-30853).

            10.19 Michael Feeney Common Stock Option Certificate dated as of June 9, 1997 (Incorporated by reference to Exhibit
                       10.46 to Form SB-2 Registration Statement No. 333-30853).

            10.20 Joint Venture Agreement dated September 24, 1997 between USA and Mail Boxes Etc. (Incorporated by reference to
                       Exhibit 10.47 to Form 10-KSB filed on September 26,
                       1997).

            10.21 Employment and Non-competition Agreement between USA and George R. Jensen, Jr. dated November 20, 1997 (Incorporated by reference to Exhibit 10.1 to Form 8-K filed on November 26, 1997).

            10.21.1 First Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr., dated as of June 17, 1999.

            10.21.2 Second Amendment to Employment and Non-Competition Agreement between USA and George R. Jensen, Jr. dated February 22, 2000 (Incorporated by reference to Exhibit
                       10.1 to Form S-8 Registration Statement No. 333-34106).

            10.22 Agreement between USA and Promus Hotels, Inc. dated May 8, 1997 (incorporated by reference to Exhibit 10.49 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.23 Agreement between USA and Choice Hotels International, Inc. dated April 24, 1997 (Incorporated by reference to
                       Exhibit 10.50 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.24 Agreement between USA and PNC Merchant Services dated July 18, 1997 (Incorporated by reference to Exhibit 10.51 to Form SB-2 Registration Statement No. 333-38593, filed on February 4, 1998).

            10.25 Separation Agreement between USA and Keith L. Sterling dated April 8, 1998 (Incorporated by reference to Exhibit to Exhibit 10.1 to Form 10-QSB filed May 12, 1998).

            10.26 Phillip A. Harvey Common Stock Option Certificate dated as of April 22, 1999 (Incorporated by reference to Exhibit 10.35 to Form SB-2 Registration Statement No. 333-81591).

            10.27 Consulting Agreement between Ronald Trahan and USA dated November 16, 1998 (incorporated by Reference to Exhibit 28 to Registration Statement No. 333-67503 on Form S-8 filed on November 18, 1998).

            10.28 Consulting Agreement between Mason Sexton and USA dated March 10, 1999 (incorporated by reference to Exhibit 28 to Registration Statement No. 333-74807 on Form S-8 filed on March 22, 1999).

            10.29      Financial Public Relations Agreement between USA and I.
                       W. Miller Group, Inc. dated August 1, 1999 (Incorporated by reference to Exhibit 10.38 to Form SB-2 Registration Statement No. 333-84513).

            10.30 Consulting Agreement between Harmonic Research, Inc. and USA dated August 3, 1999 (Incorporated by reference to
                       Exhibit 10.39 to Form SB-2 Registration Statement No. 333-84513).

            10.31 Investment Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.1 to Form 8-K dated September 21,
                       2000).

            10.32 Commitment Warrant issued to Swartz Private Equity LLC dated August 23, 2000 (incorporated by reference to Exhibit 10.2 to Form 8-K dated September 21, 2000).

            10.33 Warrant Anti-Dilution Agreement between USA and Swartz Private Equity, LLC dated September 15, 2000 (incorporated by reference to Exhibit 10.3 to Form 8-K dated September 21, 2000).

            10.34 Registration Rights Agreement between USA and Swartz Private Equity dated September 15, 2000 (incorporated by reference to Exhibit 10.4 to Form 8-K dated September 21,
                       2000).

            10.35 Agreement for Wholesale Financing and Addendum for Scheduled Payment Plan with IBM Credit Corporation dated May 6, 1999 (incorporated by reference to Exhibit 10.40 to Form 10-KSB for the fiscal year ended June 30, 1999).

          **23.1       Consent of Ernst & Young LLP.

          **24.1       Power of Attorney
--------------------------------------------------------------------------------
     ** -- Filed herewith.



Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on October 30, 2000.


                                    USA TECHNOLOGIES, INC.


                                By: /s/ George R. Jensen, Jr.
                                    ------------------------------------
                                    George R. Jensen, Jr.,
                                    Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Jensen, Jr. and Leland P. Maxwell, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been duly signed below by the following persons in the capacities and dates indicated.

     Signatures                          Title                Date
     ----------                          -----                ----


/s/ George R. Jensen, Jr.        Chairman of the Board,       October 30, 2000
----------------------------        and Chief Executive
George R. Jensen, Jr.               Officer (Principal
                                    and Chief Executive
                                    Officer) Director

/s/ Leland P. Maxwell            Vice President, Chief        October 30, 2000
----------------------------        Financial Officer
Leland P. Maxwell                   Treasurer (Principal
                                    Accounting Officer)

/s/ Stephen P. Herbert           President, Chief             October 30, 2000
----------------------------        Operating Officer,
Stephen P. Herbert                  Director


/s/ William W. Sellers           Director                     October 30, 2000
---------------------------
William W. Sellers


                                 Director                     October __, 2000
----------------------------
Henry B. duPont Smith


/s/ William L. Van Alen, Jr.     Director                     October 30, 2000
----------------------------
William L. Van Alen, Jr.

                                 Director                     October ___, 2000
----------------------------
Steven Katz

/s/ Douglas M. Lurio             Director                     October 30, 2000
----------------------------
Douglas M. Lurio

                                 Director                     October ___, 2000
----------------------------
Edwin R. Boynton

                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------


   5.1            Opinion of Lurio & Associates


  23.1            Consent of Independent Auditors


  24.1            Power of Attorney (appears as part of signature page)


----------------